UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 Proxy Statement and

Notice of Annual General Meeting

Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held MAY 20, 2020

To the Shareholders of Alkermes plc:

The 2020 Annual General Meeting of Shareholders of Alkermes plc (the “Company” or “Alkermes”), a company incorporated under the laws of Ireland, will be held on May 20, 2020 at 12:00 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, for the following purposes:

1.

By separate resolutions, to elect as Class III directors to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2023 or until their respective successors are elected and shall qualify, the following individuals as nominated by the Company’s Board of Directors (the “Board”):

a.	Shane M. Cooke
b.	Richard B. Gaynor, M.D.
c.	Paul J. Mitchell
d.	Richard F. Pops
2.	To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.
3.

To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration.

4.	To approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
5.	To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

Proposal 1 for the election of directors relates solely to the election of four Class III directors nominated by the Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder. Proposals 1 through 4 are ordinary resolutions, requiring a majority of the votes cast (in person or by proxy) at the meeting for approval. These items of business are more fully described in the proxy statement accompanying this notice. Shareholders as of March 17, 2020, the record date for the 2020 Annual General Meeting of Shareholders, are entitled to vote on these matters.

During the 2020 Annual General Meeting of Shareholders, following a review of the Company’s affairs, management will present the Company’s Irish statutory financial statements for the year ended December 31, 2019, and the reports of the directors and the independent auditor and accounting firm thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by shareholders, and no such approval will be sought at the 2020 Annual General Meeting of Shareholders.

ALKERMES PLC  Notice of 2020 Annual Meeting

By Order of the Board of Directors.

DAVID J. GAFFIN

Secretary

Dublin, Ireland

April 3, 2020

Whether or not you expect to attend the 2020 Annual General Meeting of Shareholders in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend, speak and vote at the 2020 Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. If you wish to appoint as proxy any person other than the individuals specified on the Company’s proxy card, please contact the Company’s Secretary at our registered office; your nominated proxy must attend the 2020 Annual General Meeting of Shareholders in person in order for your votes to be cast.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020. The notice and proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://www.viewproxy.com/alkermes/2020. Shareholders may obtain copies of these materials free of charge through the Investors section of our website at http://investor.alkermes.com or by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

The Company’s Irish statutory financial statements for the year ended December 31, 2019, including the related reports thereon, will be available no later than April 27, 2020 on the Annual Reports page of the Investors section of our website at http://investor.alkermes.com. Shareholders may obtain a printed copy of these statements and reports free of charge by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

Special COVID-19 Notice: We intend to hold our 2020 Annual General Meeting of Shareholders in person at the Company’s offices as described above. However, we are monitoring guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization and we have implemented, and will continue to implement, the measures advised by the HSE to minimize the spread of COVID-19, including in respect of the 2020 Annual General Meeting of Shareholders. The meeting will be as brief as possible and, other than the shareholder business items outlined in this notice and presentation of the Company’s Irish statutory financial statements and related reports, will not include presentations. In the event that it is necessary to make alternative arrangements with respect to the date, location or format of our 2020 Annual General Meeting of Shareholders, we will announce details of the alternative arrangements as promptly as practicable on the Investor Events page of the Investors section of our website at http://investor.alkermes.com and will file details of such alternative arrangements with the U.S. Securities and Exchange Commission as additional proxy materials. Please monitor the Investors section of our website regularly, as circumstances may change at short notice. As always, we encourage you to vote your shares prior to the 2020 Annual General Meeting of Shareholders.

ALKERMES PLC  Notice of 2020 Annual Meeting

A Letter from our Lead Independent Director and Chair of our Compensation Committee

Dear Fellow Shareholders,

At this time, communities around the world are engaged in an unparalleled response to the novel coronavirus (COVID-19) pandemic. The ways we live our lives, protect our families and operate our businesses are changing. Shareholders of publicly-traded companies, including those of Alkermes, are experiencing historic broad market volatility caused by the uncertainty surrounding COVID-19’s potential impact on the industry and the global economy.

This pandemic puts in stark relief the importance of Alkermes, and the larger biopharmaceutical industry, to public health. There is an acute need to combat, and eventually defeat, COVID-19 while, at the same time, continue to provide medicines to help ensure the overall health of our population. Innovative biopharmaceutical companies like Alkermes have deep scientific knowledge, gained from decades of experience in researching and developing medicines to treat difficult diseases and working with health authorities to bring safe and effective treatments to people who need them.

In the face of this pandemic, Alkermes is adapting its business practices so that it may continue to meet its important public health responsibilities: research focused on the development of important new medicines to address unmet patient needs, and the manufacture and supply of its, and its partners’, medicines, including those for people living with schizophrenia and opioid and alcohol dependence. During this pandemic, these responsibilities, while always present, have become even more pronounced. People living with serious mental illness and addiction, conditions that are often stigmatized and marginalized in our society, continue to need the medicines on which they rely, yet are facing unique challenges in accessing their caregivers and the healthcare system. Alkermes takes these responsibilities seriously. They underpin the company’s vision, mission and business strategy.

The foundation of Alkermes’ strategy is to apply its scientific expertise and proprietary technologies to discover, develop, make and sell innovative medicines designed to address the unmet medical needs of patients in large therapeutic areas, including neuroscience and oncology. As a Board, we oversee the direction and execution of this strategy, and employ our diverse experience, background and skills to provide strong independent oversight and strategic direction in support of the company’s success.

Alkermes executes this strategy through a cross-functional, integrated set of activities focused on three objectives:

•

To expand and progress a development portfolio of neuroscience and oncology medicines by deploying innovative research and development capabilities to advance the clinical development of ALKS 4230 in oncology, and to research and develop the use of histone deacetylase (HDAC) inhibitors for neurodegenerative diseases and oncology;

•

To successfully commercialize VIVITROL and ARISTADA, expand its commercial portfolio with the potential FDA approval of ALKS 3831, and continue to support its partners in their commercialization efforts, including for VUMERITY, INVEGA SUSTENNA and RISPERDAL CONSTA; and

•

To continually focus on cost structure optimization, capital allocation and governance to deliver long-term growth and profitability. In this context, the company integrates environmental, social and governance considerations into its business, and, regularly, on its own and with third parties, assesses strategic business alternatives. Examples of such actions include the strategic restructuring recently undertaken by the company to reduce its cost structure and improve its financial efficiencies; the acquisition of Rodin Therapeutics and its HDAC inhibitor platform to strengthen the company’s focus in neuroscience and oncology; and the appointment of two new independent directors to the Board, adding expertise in oncology and strategic value creation.

ALKERMES PLC   Letter to Shareholders

The Board believes that effective execution of this strategy best positions the company to create long-term shareholder value while successfully meeting the company’s responsibilities to patients and contributing to public health.

As the Lead Independent Director, and Chair of the Compensation Committee, and on behalf of the Board, I would like to thank our shareholders for the time they committed to engaging with us and sharing their feedback. Over the past twelve months, we conducted an extensive outreach effort and engaged directly with shareholders representing greater than 60% in value of our ordinary shares. We found this feedback to be useful and look forward to continued engagement.

Based on those discussions, the Board approved certain changes to the company’s governance and compensation practices, including adopting a revised “overboarding” policy and making significant enhancements to the company’s compensation programs to increase their performance-based nature and ensure alignment with the company’s strategy. These changes are described in detail in this Proxy Statement and, specifically, in those sections entitled “2019 Enhancements to Corporate Governance Practices” and “2019 Shareholder Engagement and Board Responsiveness”. The Compensation Discussion and Analysis in the Proxy Statement further details enhancements to our compensation plans for 2020.

The Board never loses focus on the company’s purpose, as recently enumerated in our Corporate Responsibility Report: “to pursue great science with deep compassion to make a real impact in the lives of the patients, families, and communities that we serve.” We thank you for your investment in Alkermes and the trust that it implies.

Please stay well at this difficult time,

David Anstice Lead Independent Director Chair, Compensation Committee

ALKERMES PLC   Letter to Shareholders

Registered in Ireland—No. 498284

Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6

PROXY STATEMENT

FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

ALKERMES PLC  2020 Proxy Statement 1

Proxy Summary

This proxy summary highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. Your vote is very important.

General Information

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS (the "Annual Meeting”)
Meeting Date:	May 20, 2020
Time:	12:00 p.m., Irish Standard Time
Place:	Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6
Record Date:	March 17, 2020

For more information, see “General Information About the Meeting and Voting” beginning on page 8 of this proxy statement.

How to Cast Your Vote

If you are a shareholder of record, you have four ways to vote:

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm your instructions have been properly recorded.

Internet: By going to the Internet website indicated on the Notice Regarding Internet Availability of Proxy Materials or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

Mail: By signing, dating and returning a printed proxy card (which will be forwarded to the Company’s registered address electronically).

In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at financial@alkermes.com.

Votes by telephone, by Internet or by mail must be received by 4:59 a.m., Irish Standard Time, on May 19, 2020 (11:59 p.m., United States Eastern Daylight Time, on May 18, 2019).

If your shares are held through a bank, broker or other nominee, please follow the voting instructions provided by such bank, broker or other nominee in order for your shares to be voted.

Voting Matters and Board Recommendations

PROPOSALS FOR CONSIDERATION		Board Recommendation	Page Reference for More Information
1	Election of Directors	FOR	14
2	Non-Binding, Advisory Vote on Executive Compensation	FOR	39
3	Non-Binding Ratification of Appointment of Independent Auditor and Accounting Firm and Binding Authorization of Audit and Risk Committee to Set Independent Auditor and Accounting Firm’s Remuneration	FOR	40
4	Approval of Alkermes plc 2018 Stock Option and Incentive Plan, as Amended	FOR	41

ALKERMES PLC  2020 Proxy Statement 2

Business Overview

Alkermes plc (together with its consolidated subsidiaries, “Alkermes” or the “Company” and referred to herein using terms such as “us” or “we”) is a fully integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to research, develop and commercialize, both with partners and on its own, pharmaceutical products that are designed to address unmet medical needs of patients in major therapeutic areas.

Alkermes has a diversified portfolio of marketed products focused on central nervous system (“CNS”) disorders such as addiction and schizophrenia and a pipeline of product candidates in the fields of neuroscience and oncology. Headquartered in Dublin, Ireland, Alkermes has a research and development (“R&D”) center in Waltham, Massachusetts;  an R&D and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio.

2019 Business and Financial Highlights

2019 was a year of meaningful accomplishments for the Company. Highlights included:

•	We achieved $1 billion dollars in annual topline revenue, exceeding the high end of our topline revenue guidance.
•	We implemented a restructuring, yielding a reduction in our baseline expenses of $150 million.
•

We obtained FDA approval for VUMERITY for the treatment of relapsing forms of multiple sclerosis, and accelerated manufacturing timelines to allow commercial launch by Biogen less than one month following approval.

•	We submitted a New Drug Application (“NDA”) for ALKS 3831 for the treatment of schizophrenia and the treatment of bipolar I disorder.
•

We acquired a selective histone deacetylase (“HDAC”) inhibitor platform through our acquisition of Rodin Therapeutics, Inc., providing a scientific platform for potential future CNS and oncology opportunities.

•	We strengthened our Board by appointing two new independent directors, with expertise in oncology and strategic value creation.
•	We advanced our discovery programs and our early-stage product candidate in immuno-oncology, ALKS 4230.
•

We successfully manufactured commercial products and clinical trial materials to support our, and our licensees’, needs, supporting over 210 clinical site/study combinations in 17 countries around the world with over 140 stock keeping units (“SKUs”) of product mix.

•

We successfully integrated environmental, social and governance considerations into our business, achieving energy, carbon, water and waste reductions and an environmental health safety and security (“EHSS”) incident record well below industry benchmarks.

•

We advanced our advocacy efforts on behalf of patients and families suffering from severe mental illness and addiction, incorporated patient input into our development efforts and gave back to the mental health and addiction communities through our ALKERMES INSPIRATION GRANTS program.

ALKERMES PLC  2020 Proxy Statement 3

Corporate Governance Highlights

We strive to maintain strong corporate governance practices that promote the long-term interests of the Company and our shareholders and strengthen the oversight of our management and our Board. Highlights of our corporate governance practices include the following:

Corporate Governance Practices
☑	Board committees comprised solely of independent directors	☑	Majority voting for elections of directors
☑	Strong Lead Independent Director	☑	Share ownership and holding guidelines for executive officers and directors
☑	Director overboarding policy	☑	Code of Business Conduct and Ethics
☑	Regular executive sessions of independent directors and non-employee directors	☑	Annual advisory vote on executive compensation
☑	Diverse Board and policies emphasizing diversity in all new director searches	☑	Use of independent compensation consultant
☑	Annual Board, committee and individual director self-assessments	☑	Active shareholder engagement
☑	New director orientation and continuing director education	☑	Prohibition of hedging and pledging by executive officers and directors

2019 Enhancements to our Corporate Governance

We regularly review and refine our governance policies and practices. In 2019, we took the following actions, among others, to enhance our corporate governance:

✓	Expanded Shareholder Outreach: See the section entitled “Increased Shareholder Engagement” on page 6 of this proxy statement.
✓	Refreshed our Board: Elected two new independent directors to our Board, further strengthening our Board’s expertise in targeted areas of importance to our business strategy.
✓	Focused on Diversity: Codified into policy our existing practice requiring that diverse candidates be included in any pool from which nominees for a director position are selected.
✓	Updated our Governance Policies: Revised our Corporate Governance Guidelines to reflect updates to our overboarding policy and other governance-related policies.

For additional information on these recent enhancements, see the section entitled “2019 Enhancements to Corporate Governance Practices” beginning on page 27 of this proxy statement.

Board of Directors – Overview

Director Dashboard

Each year, as part of our annual board evaluation process, our Nominating and Corporate Governance Committee examines the experience and expertise of our Board as a whole to ensure alignment between this experience and expertise and our strategic priorities. Our Board members possess public company leadership and governance experience, knowledge of the global biopharmaceutical industry, experience in finance, corporate strategy, accounting and business development transactions, and expertise in the research and development, manufacture, marketing and sales of medicines.

ALKERMES PLC  2020 Proxy Statement 4

Board Composition

Our Board is substantially independent, has a strong representation of directors who are women, and has a mix of relatively newer and longer-tenured directors, providing what we consider to be the appropriate balance of experience, institutional knowledge, fresh perspective and skillsets:

For additional information about our Board composition, including specific skills and experience of, and other information about, our directors, see the section entitled “Director Diversity, Qualifications and Experience” beginning on page 17 of this proxy statement.

Nominees for Election as Director and Continuing Directors

The following tables provide summary information about each of our nominees for election as a director at the Annual Meeting and each of our continuing directors:

Name	Director Since	Board Position	Audit and Risk	Compensation	Nominating and Corporate Governance
Nominees for Election
Shane M. Cooke	2018	Member
Richard B. Gaynor, M.D.	2019	Member
Paul J. Mitchell	2011	Member	Chair	Member
Richard F. Pops	2011	Chair
Continuing Directors
David W. Anstice AO	2011	Lead Independent Director		Chair
Robert A. Breyer	2011	Member	Member		Member
Wendy L. Dixon, Ph.D.	2011	Member			Chair
Nancy L. Snyderman, M.D.	2016	Member	Member		Member
Frank Anders “Andy” Wilson	2019	Member
Nancy J. Wysenski	2013	Member		Member

ALKERMES PLC  2020 Proxy Statement 5

Increased Shareholder Engagement

Our management team and our Board solicit and take seriously the views of our shareholders on a variety of topics, including our business and growth strategy, financial performance, corporate governance practices and executive compensation. We regularly engage with our shareholders through open dialogue and direct individual communication.

Increased Outreach in 2019: Historically, we have enjoyed strong levels of shareholder support for our say-on-pay proposals, including support of approximately 98% of the votes cast at our annual general meeting of shareholders in May 2018 and average support of approximately 94% of the votes cast at our annual general meetings of shareholders from 2012 through 2017. In the fall of 2019, following the results of our say-on-pay vote in May 2019 in which approximately 35% of the votes cast were in favor of our say-on-pay proposal, we increased our level of shareholder engagement to ensure that we understood, and could address, our shareholders’ concerns related to our executive compensation program and other corporate governance matters. We reached out to shareholders who collectively held over 75% of our then-outstanding shares to request meetings, and held meetings in person or by phone with shareholders who collectively held over 60% of our then-outstanding shares as well as with Institutional Shareholder Services (“ISS”) and Glass Lewis.

Focus on Corporate Governance, Executive Compensation and the Business: During our engagement meetings, we discussed topics of interest to our shareholders, including our short- and long-term business strategy, corporate governance matters such as overboarding, board refreshment and oversight, and corporate social responsibility. We also sought feedback on our executive compensation program. David Anstice, the Chair of the Compensation Committee of our Board (the “Compensation Committee”) and our Lead Independent Director, participated in each of these engagement meetings, and feedback from these discussions was relayed to the Compensation Committee and to the full Board, and discussed with management as appropriate.

Board Responsiveness: Following careful consideration of the feedback received, our management and Board took several actions to further strengthen our business and our corporate governance practices, and our Compensation Committee implemented several changes to our executive compensation program to enhance its performance-based nature and alignment with the interests of our shareholders.

For a description of actions taken by our Board in response to governance-related matters raised by our shareholders, see the section entitled “2019 Enhancements to Corporate Governance Practices” beginning on page 27 of this proxy statement.

For a description of actions taken by our Compensation Committee in response to executive compensation-related matters raised by our shareholders, see the section entitled “2019 Shareholder Engagement and Board Responsiveness” beginning on page 62 of this proxy statement.

For a description of actions taken by our management and Board to further strengthen our business, see the section entitled “2019 Corporate Objectives: Performance Assessment” beginning on page 72 of this proxy statement.

We plan to continue to engage with shareholders on a regular basis to solicit and consider their views on our business strategy and performance, executive compensation programs, corporate social responsibility and corporate governance practices.

ALKERMES PLC  2020 Proxy Statement 6

2019 Corporate Responsibility Highlights

✓

We published our second Corporate Responsibility Report, highlighting our investment in, and engagement with, the communities in which we work, our health, safety and environmental accomplishments, and our employee wellness and career development activities. The report is available at www.alkermes.com/responsibility.

✓

We expanded our diversity and inclusion efforts, including forming a Diversity, Inclusion & Belonging Steering Committee, which is comprised of representatives from all of our locations, including our field-based employees, and a variety of functional areas to develop and advance practices, tools and resources that can be used to strengthen the sense of belonging among our diverse employee base.

✓

We continued to prioritize the minimization of gender pay disparities in our continuing effort to maintain equitable pay across our employee population. In August 2019, we determined that median compensation for men and women at the Company was substantially equal across metrics of base salary, total cash compensation, and total compensation including equity. In addition, from 2017 to December 2019, the percentage of women on the executive management team of the Company grew from approximately 14% to approximately 23.5%.

✓

Through our ALKERMES INSPIRATION GRANTS PROGRAM, we awarded more than $1 million to 14 innovative programs undertaking critical outreach to address the complex medical and social aspects of mental health and substance use disorders.

✓

More than 600 of our employees volunteered their time at community-based organizations in the communities in which we live and work through our ALKERMES-IN-ACTION program and other employee volunteer initiatives.

Executive Compensation Highlights

Our executive compensation program is focused on attracting, retaining and motivating experienced and well-qualified executive officers to advance our critical business objectives and promote the creation of shareholder value over the long-term. Our executive compensation highlights include the following, all of which are designed to align our executives’ incentives with the interests of our shareholders and our corporate goals:

✓

Significant Portion of “At-Risk” Compensation: a significant portion of the target total direct compensation opportunity for each of our named executive officers is comprised of “at-risk” compensation in the form of cash performance pay opportunities and long-term equity awards. For additional details of the key elements and at-risk nature of our executive compensation program, see the sections entitled “Executive Compensation Philosophy and Objectives” beginning on page 66 of this proxy statement and “2019 Equity Incentive Mix” beginning on page 77 of this proxy statement.

✓

Strong Governance Attributes: our policies and practices are designed to enhance governance of our executive compensation program and to further our compensation objectives. For details of the key attributes of our executive compensation program, see the section entitled “Strong Compensation Governance Attributes” starting on page 64 of this proxy statement.

✓

Market Condition Added to 51% of CEO’s 2019 Equity Grant: a market performance condition was added to approximately 51% of the total value of our CEO’s 2019 equity grant. For additional details about 2019 compensation decisions for our CEO and our other named executive officers, see the sections entitled “2019 Cash Performance Payouts” on page 76 of this proxy statement and “Long-Term Incentive Plan – Equity Awards” beginning on page 77 of this proxy statement.

✓

Enhancements to Executive Compensation for 2020: Significant changes were made to our long-term and short-term incentive plans for 2020 to enhance their performance-based nature, and a new peer group was adopted to align with the current profile of the Company. For details of the changes made see the section entitled “2019 Shareholder Engagement and Board Responsiveness” beginning on page 62 of this proxy statement.

ALKERMES PLC  2020 Proxy Statement 7

General Information about the Meeting and Voting

Why am I receiving these materials?

We are making this proxy statement available to you on or about April 3, 2020 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2020 Annual General Meeting of Shareholders on May 20, 2020. This proxy statement contains information about the items being voted on at the Annual Meeting and important information about Alkermes.

This proxy statement and the following additional proxy materials are available through the Investors section of our website at http://investor.alkermes.com or at http://www.viewproxy.com/alkermes/2020:

•	Our Notice Regarding Internet Availability of Proxy Materials (the “Notice”); and
•	Our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”).

Who can vote at the Annual Meeting?

Only shareholders who are registered as shareholders of the Company as of the close of trading on the Nasdaq Global Select Market (“Nasdaq”) on March 17, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 158,481,863 ordinary shares issued and outstanding and entitled to be voted.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

How do proxies work?

Our Board is asking for your proxy authorizing us to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares as follows:

•	Election of Directors. FOR the election of each of our four Class III director nominees;
•	Advisory Vote on Executive Compensation. FOR the approval, in a non-binding, advisory vote, of the compensation of our named executive officers;
•

PricewaterhouseCoopers LLP. FOR the ratification, in a non-binding vote, of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent auditor and accounting firm of the Company, and the authorization, in a binding vote, of the Audit and Risk Committee of the Board (the “Audit and Risk Committee”) to set the independent auditor and accounting firm’s remuneration;

•

Alkermes plc 2018 Stock Option and Incentive Plan, as amended. FOR the approval of the Alkermes plc 2018 Stock Option and Incentive Plan, as amended. Your approval will serve to increase the shares authorized for issuance thereunder; and

•	As to any other matter that may properly come before the meeting or any adjournment or postponement, in accordance with your named proxies’ best judgment.

Ordinary shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described in the section entitled “Can I change my vote after submitting my proxy?” on page 12 of this proxy statement. If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by such bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

ALKERMES PLC  2020 Proxy Statement 8

Shareholders of Record.  If, as of the Record Date, your ordinary shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, there are four ways to vote:

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

Internet: By going to the Internet website indicated on the Notice or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

Mail: By signing, dating and returning a printed proxy card (which will be forwarded to the Company’s registered address electronically).

In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at financial@alkermes.com. We will distribute ballots at the Annual Meeting to anyone who wishes to vote in person.

Special COVID-19 Notice: We intend to hold the Annual Meeting in person. However, we are monitoring guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization and we have implemented, and will continue to implement, the measures advised by the HSE to minimize the spread of COVID-19, including in respect of the 2020 Annual General Meeting of Shareholders. The meeting will be as brief as possible and, other than the shareholder business items outlined in this notice and presentation of the Company’s Irish statutory financial statements and related reports, will not include presentations. In the event that it is necessary to make alternative arrangements with respect to the date, location or format of our 2020 Annual General Meeting of Shareholders, we will announce details of the alternative arrangements as promptly as practicable on the Investor Events page of the Investors section of our website at http://investor.alkermes.com and will file such alternative arrangements with the U.S. Securities and Exchange Commission as additional proxy materials. Please monitor the Investors section of our website regularly, as circumstances may change at short notice.

If you are a shareholder of record of Alkermes and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, as amended (the “Companies Act”), of each of Iain M. Brown, James M. Frates, Richie Paul and Thomas Riordan as your proxy, each with power to act without the other and with full power of substitution, to vote your shares on your behalf in accordance with your telephone instructions.

Shares held in a bank or brokerage account.  If your shares are held in a brokerage account in your broker’s name (referred to as, in “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting by Internet or submitting your proxy by telephone that you wish to vote as recommended by our Board; or
•	if you sign and return a proxy card without giving specific voting instructions,

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then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and the proxy holders may determine in their discretion how to vote your shares in respect of any other matters properly presented for a vote at the Annual Meeting.

Shares held in a bank or brokerage account.  If your shares are held in a bank or brokerage account in your broker’s name and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen: (a) with respect to matters considered “routine” under applicable rules of the New York Stock Exchange (“NYSE Rules”), brokers, banks and other securities intermediaries subject to the NYSE Rules may use their discretion to vote your shares, and (b) with respect to matters considered to be “non-routine” under the NYSE Rules, such brokers, banks and other securities intermediaries may not use their discretion to vote your shares, resulting in what is commonly referred to as “broker non-votes.” Although our ordinary shares are listed on Nasdaq (and not the NYSE), these NYSE Rules affect us since NYSE member-intermediaries who are subject to these NYSE Rules hold the vast majority of our ordinary shares that are held in “street name”. We believe that the only matter in this proxy statement that is considered “routine” is Proposal 3 (non-binding ratification of the appointment of PwC as our independent auditor and accounting firm and binding authorization for the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration) and that all of the other proposals are considered to be “non-routine”. Accordingly, if you do not return voting instructions to your broker, bank or other securities intermediary by its deadline, your broker, bank or other securities intermediary (1) will be entitled to vote your shares in its discretion on Proposal 3 and (2) will not be entitled to vote your shares on any of the other proposals, resulting in “broker non-votes” for such other proposals. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other securities intermediary by the deadline provided in the materials you receive from your broker, bank or other securities intermediary. We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record, you may vote by Internet or submit your proxy by telephone until 4:59 a.m., Irish Standard Time, on May 19, 2020 (11:59 p.m., United States Eastern Daylight Time, on May 18, 2020), or, if you elect to vote by mail, your signed and dated printed proxy card must be received by 4:59 a.m., Irish Standard Time, on May 19, 2020 (11:59 p.m., United States Eastern Daylight Time, on May 18, 2020).

If you are a beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, as permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, unless a shareholder has instructed us otherwise, we are mailing only the Notice to our shareholders, which Notice contains instructions on how to access the rest of our proxy materials on the Internet or to request printed versions by mail. In addition, you may request to receive, on an ongoing basis, future proxy materials in printed form, either by mail or electronically by email.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please submit your proxy by telephone or vote by Internet or sign, date and return a proxy card or voting instruction form for each account.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies, including expenses relating to the preparation and mailing of this proxy statement. We have retained Alliance Advisors, LLC to assist us in the solicitation of proxies and we may also request brokers, banks and other securities intermediaries to solicit proxies from their customers

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who have ordinary shares of Alkermes registered in the name of such broker, bank or other securities intermediary and if so, will reimburse such brokers, banks and other securities intermediaries for their reasonable out-of-pocket costs related to such solicitation. Proxies may also be solicited by our directors, officers or employees, whether in person, by mail, by telephone or by email or other electronic means. Directors, officers and employees will not be paid any additional compensation for such solicitation efforts.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 158,481,863 ordinary shares issued and outstanding and entitled to vote. Thus, the holders of 79,240,932 ordinary shares must be present in person or represented by proxy at the Annual Meeting for a quorum to exist.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.

What vote is required to approve each proposal? How are abstentions and broker non-votes treated?

Election of Directors: The affirmative vote of a majority of the votes cast with respect to each director nominee to serve as a Class III director for a three-year term is required for the election of each of Richard F. Pops, Shane M. Cooke, Paul J. Mitchell and Richard B. Gaynor, M.D. However, our articles of association (our “Articles of Association”) provide that if, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any director nominee to receive a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected to serve until the next annual general meeting of shareholders (provided that, at such next annual general meeting, they are not elected by the shareholders) in order to maintain such prescribed minimum number of directors. Abstentions and broker non-votes will have no effect on the election of the nominees because they are not considered to be votes cast.

Non-Binding, Advisory Vote on the Compensation of the Company’s Named Executive Officers:  This proposal is advisory and non-binding; as an ordinary resolution, approval of this proposal requires the affirmative vote of a majority of the votes cast. We value the opinions expressed by our shareholders in this advisory vote, and the Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations because they are not considered to be votes cast.

Non-Binding ratification of PricewaterhouseCoopers LLP as our independent auditor and accounting firm and binding authorization to set such independent auditor and accounting firm’s remuneration: The affirmative vote of a majority of the votes cast is required for the approval of this proposal. The ratification component of this proposal asks for a non-binding, advisory vote, whereas the authorization component of this proposal is binding. Abstentions will have no effect on the outcome of this proposal because they are not considered to be votes cast. As we believe that this proposal is considered to be “routine” under NYSE Rules, we do not expect any broker non-votes for this proposal.

Alkermes plc 2018 Stock Option and Incentive Plan, as amended: The affirmative vote of a majority of the votes cast is required for the approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not considered to be votes cast.

How will voting on any other business be conducted?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as your proxy holders are entitled to vote on each such matter in accordance with their best judgment.

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How are votes counted?

Votes will be counted by the inspector of election appointed by the Board for the Annual Meeting, who will separately count votes “FOR” and “AGAINST,” abstentions, and if applicable, broker non-votes.

Can I change my vote after submitting my proxy?

Yes. If, as of the Record Date, your ordinary shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you may revoke your proxy by taking any of the following actions:

•

providing written notice of revocation to the Company’s Secretary (at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attn.: Secretary, Annual Meeting) by any means, including by facsimile (+353 1 772‑8001), which notice must be received before the commencement of the Annual Meeting;

•

signing and delivering a proxy relating to the same shares and bearing a later date, that is received no later than 4:59 a.m., Irish Standard Time, on May 19, 2020 (11:59 p.m., United States Eastern Daylight Time, on May 18, 2020);

•

transmitting a subsequent vote over the Internet or submitting a subsequent proxy by telephone, but no later than 4:59 a.m., Irish Standard Time, on May 19, 2020 (11:59 p.m., United States Eastern Daylight Time, on May 18, 2020); or

•

attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. We are closely monitoring guidance issued by the HSE, the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization, including measures advised to minimize the spread of COVID-19, and, as a result, we may impose additional procedures or limitations on meeting attendees, beyond those described herein. Changing your vote prior to the Annual Meeting is most easily accomplished if you submit your proxy via telephone or over the Internet, as your vote may then be changed by simply submitting a new vote via telephone or over the Internet.

Please note that if your ordinary shares are held of record by a bank, broker or other nominee, you must contact the bank, broker or other nominee to revoke your proxy. If your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We plan to report final voting results in a Current Report on Form 8‑K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8‑K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, to file an additional Current Report on Form 8‑K to report the final results. You will be able to find a copy of this Current Report on Form 8‑K on the Internet electronic data system of the SEC, referred to as EDGAR, available at www.sec.gov or through the Investors section of our website at http://investor.alkermes.com.

What are the Irish statutory financial statements and where can I access them?

As an Irish company, the Company is required to prepare statutory financial statements under the Companies Act and to deliver those financial statements together with reports of our directors and auditors thereon to shareholders of record in connection with our annual general meetings of shareholders. These statutory financial statements cover our results of operations and financial position for the year ended prior to each annual general meeting of shareholders and are approved each year by the Board. There is no requirement under Irish law that such financial statements be approved by the Company’s shareholders, and no such approval will be sought at the Annual Meeting.

The Company’s Irish statutory financial statements for the year ended December 31, 2019, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting in accordance with the requirements of the Companies Act. These financial statements and the related reports will be available no

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later than April 27, 2020 on the Annual Reports page of the Investors section of the Company’s website at http://investor.alkermes.com. Shareholders may also request a printed copy of these statements and reports free of charge, by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

Important Notice Regarding the Internet and Electronic Availability of Proxy Materials for the Annual Meeting:

As permitted by the SEC, the Company is mailing the Notice to all shareholders of record. All shareholders will have the ability to access this proxy statement and the Company’s Annual Report, as filed with the SEC on February 13, 2020, at http://www.viewproxy.com/alkermes/2020 or through the Investors section of our website at http://investor.alkermes.com. Shareholders may also request a printed set of these materials free of charge, by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

In addition, any shareholder may request to receive future proxy materials in printed form, by mail or electronically by email, on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents and will reduce the impact of the Company’s annual general meetings of shareholders on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates such election.

Note Regarding Trademarks

We are the owner of various United States (“U.S.”) federal trademark registrations (“®”) and other trademarks (“TM”) and service marks (“SM”), including ALKERMES®, ALKERMES INSPIRATION GRANTS®, ALKERMES PATHWAYS RESEARCH AWARDSSM, ARISTADA®, ARISTADA INITIO®, and VIVITROL®. TECFIDERA® and VUMERITY® are registered trademarks of Biogen MA Inc. Other trademarks, trade names and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this proxy statement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Note Regarding Product References

Except as otherwise suggested by the context, (a) references in this proxy statement to “products” or “our products” include our proprietary marketed products, products using our proprietary technologies marketed by our licensees, our proprietary development candidates, and development candidates using our proprietary technologies and (b) references in this proxy statement to the “biopharmaceutical industry” are used interchangeably with references to the “biotechnology industry” and/or the “pharmaceutical industry.”

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PROPOSAL 1

ELECTION OF DIRECTORS

(Ordinary resolutions)

Our Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), has nominated each of the following for election as Class III directors to serve a three-year term expiring at the Company’s 2023 Annual General Meeting of Shareholders or until his respective successor is elected and shall qualify, unless he earlier resigns or is removed:

Name	Age	Director Since	Board Positions / Committee Memberships	Outside Public Boards
Shane M. Cooke	57	2018	None	3
Richard B. Gaynor, M.D.	70	2019	None	1
Paul J. Mitchell	67	2011	Audit and Risk (Chair); Compensation	0
Richard F. Pops	58	2011	Chairman of the Board	2*

* Consistent with our revised “overboarding” policy and the more stringent “overboarding” policies of certain of our shareholders, Mr. Pops resigned from his position (i) as a director of Acceleron Pharma, Inc., effective as of December 31, 2019, and (ii) as a director of Epizyme, Inc., effective upon the earlier of Epizyme’s appointment of a replacement director or October 31, 2020.

As described in detail below, our director nominees have considerable professional and business expertise. The recommendation of our Board is based on its carefully considered judgment that the experience, qualifications, attributes and skills of our director nominees qualify them to serve on our Board.

The persons named in the accompanying proxy intend to vote for the election of each of Shane M. Cooke, Richard B. Gaynor, M.D., Paul J. Mitchell and Richard F. Pops as Class III directors to serve a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2023 or until their respective successors are elected and shall qualify, unless they earlier resign or are removed. The Board has been informed that the director nominees are willing to serve as directors, but if they should decline to serve or become unavailable for election at the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such other director nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

Majority Voting Standard: The nominees for election as Class III directors that receive a majority of the votes cast by shareholders (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) will be elected to serve on the Board. Abstentions and broker non-votes will have no effect on the election of the nominees because they are not considered to be votes cast.

If, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any director nominee to receive a majority of the votes cast, then, in those circumstances, the director nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director will remain a director (subject to the provisions of the Companies Act and our Articles of Association) only until the conclusion of the next annual general meeting of shareholders unless he or she is re-elected at such time.

The Board unanimously recommends that you vote FOR the election of each of Shane M. Cooke, Richard B. Gaynor, M.D., Paul J. Mitchell and Richard F. Pops to serve as Class III directors on our Board.

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Board of Directors

Board Size and Structure

The Board periodically reviews the appropriateness of the size of the Board and reserves the right to increase or decrease the number of director seats on the Board in accordance with our Articles of Association. In September 2019, following the resignation from the Board of Dr. Floyd Bloom, our longest-standing director and one of the founders of the Company, the Board took action to increase its size from nine directors to ten directors and appointed Mr. Wilson and Dr. Gaynor to fill the newly created vacancies on the Board.

In accordance with our Articles of Association, the Board is divided into three classes of directors, with each class serving a staggered three-year term. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve three-year terms. A director elected by the Board to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal. Per our Articles of Association, if the number of directors on our Board is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Accordingly, Mr. Wilson was appointed as the third member of Class I to fill the vacancy created in such class by Dr. Bloom’s resignation, and Dr. Gaynor was added as a fourth member of Class III.

We believe a staggered board facilitates continuity of Board member knowledge and leadership in advancing our long-term value creation strategy, which is integral to success in our business given the extended timeline for drug discovery, clinical development, product approval and commercialization.

Our current directors are divided among the three classes as follows:

Class I Directors Term Expires at the 2021 Annual General Meeting of Shareholders	Class II Directors Term Expires at 2022 Annual General Meeting of Shareholders	Class III Directors Term Expires at this Annual General Meeting of Shareholders
Nancy L. Snyderman, M.D.	David W. Anstice AO**	Shane M. Cooke
Frank Anders “Andy” Wilson	Robert A. Breyer	Richard B. Gaynor, M.D.
Nancy J. Wysenski	Wendy L. Dixon, Ph.D.	Paul J. Mitchell
Richard F. Pops*
*Chairman of the Board **Lead Independent Director

As discussed further below, the composition and functioning of our Board and each of our committees complies with all applicable rules and regulations of the Nasdaq Stock Market (the “Nasdaq Rules”) and requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other SEC regulations.

Independence of Members of the Board

In accordance with our Corporate Governance Guidelines, not less than a majority of the Board must meet the independence requirements set forth in the Nasdaq Rules. The Board annually makes a determination as to whether each director is “independent” as set forth in the applicable provisions of the Nasdaq Rules and the Exchange Act and the rules promulgated thereunder. To assist in making its determination, the Board periodically reviews each director’s status as an independent director, including soliciting information from each director regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company, received personal benefits outside the scope of such person’s normal compensation or has any other relationship with the Company that, in the judgment of the Board, would interfere with such director’s exercise of independent judgment in carrying out such director’s responsibilities as a director.

Based on the information provided by each of the Company’s directors, the Board has determined that each director serving on our Board, with the exception of Shane M. Cooke (who was formerly President of the Company) and Richard F. Pops, is independent and that each member of each committee of the Board is

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independent, in each case as “independence” is defined in the applicable provisions of the Nasdaq Rules and the Exchange Act and the rules promulgated thereunder. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Chairperson of the Board. The chairperson of the Board presides at meetings of the shareholders and the Board and is primarily responsible for overseeing the development of the Company’s strategic goals and objectives. Mr. Pops has served as Chairman of our Board since 2011.

In deciding to appoint Mr. Pops to the combined role of CEO and Chairman, the Board recognized Mr. Pops’ ability to provide effective, consistent and continuous leadership to both the Board and the Company, his ability to align the strategic objectives of both management and the Board, his extensive knowledge of our operations and the industry and markets in which we operate and compete, and his ability to promote communication and synchronize activities between the Board and our senior management.

Lead Independent Director. Recognizing the equal importance of effective independent oversight of the Board, the independent members of the Board annually elect an independent non-employee director to serve as the Lead Independent Director of the Board, whose leadership responsibilities include, among other things:

▪	presiding at meetings of the Board at which the chairperson of the Board is not present, including all executive sessions of the independent and non-management directors;
▪

reviewing and approving matters such as agenda items and meeting schedules and frequency to ensure there is sufficient time for discussion of all agenda items, and, where appropriate, approving and advising the chairperson of the quality, quantity and timeliness of information provided to Board members;

▪	serving as the principal liaison between the chairperson of the Board and the independent and non-management directors;
▪	facilitating the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
▪

calling meetings of the independent and non-management directors of the Board and ensuring that the independent and non-management directors of the Board have adequate resources to support their decision-making and effectively and responsibly perform their duties, and adequate opportunities to discuss issues in meetings without management present; and

▪	ensuring availability, when appropriate and if requested by shareholders, for consultation and direct communication.

A current copy of our Charter of the Lead Independent Director is available on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

Mr. Anstice has served as our Lead Independent Director since May 2019. Prior to that, Mr. Mitchell had served as our Lead Independent Director from August 2012 to May 2019. Since assuming this position, Mr. Anstice has played a very active and engaged leadership role in activities and meetings of the Board. He has also participated alongside Company management in extensive shareholder and proxy advisory firm engagement activities and has ensured that feedback received during such engagement activities was communicated to the Compensation Committee and to the full Board.

Committees. The Board delegates substantial responsibilities to its three standing committees, each of which is comprised solely of independent directors and led by an independent chair. These committees are discussed in detail below in the section entitled “The Committees of the Board” beginning on page 24 of this proxy statement.

The Board believes that its current leadership structure provides an efficient and effective balance between management and independent leadership and the Company believes that this Board leadership structure is the most appropriate structure for the Company.

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Director Diversity, Qualifications and Experience

The Nominating and Corporate Governance Committee strives to ensure that the composition of the Board reflects an appropriate diversity of tenure, viewpoints, financial expertise, industry experience, skills, and personal characteristics such as age and gender, and periodically reviews and updates the company’s criteria and desired qualifications for nomination to the Board to reflect this goal. Consistent with this approach, in 2019, the Board codified into policy our existing practice of requiring that diverse candidates, including women and minority candidates, be included in any pool from which nominees for a director opening are selected. For additional discussion of our director criteria and nomination processes, see the section entitled “Policies Governing Director Nominations and Assessments” on page 29 of this proxy statement.

The following tables highlight the specific skills, qualifications and other attributes (including tenure, age and gender) that the Nominating and Corporate Governance Committee and the Board considered in nominating our current composition of directors to serve on our Board.

Information about the number of our ordinary shares beneficially owned by our directors, directly and indirectly, is set forth in the section entitled “Ownership of the Company’s Ordinary Shares” on page 54 of this proxy statement.

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Biographical Information

Each of our current directors is qualified to make unique and substantial contributions to our Board. The following biographical descriptions set forth additional information regarding each director.

Mr. David W. Anstice AO

Experience: Mr. Anstice served as Executive Vice President of Merck & Co., Inc. (“Merck”) from 2006 until his retirement in 2008, with responsibility for enterprise strategy and implementation. During separate parts of this period he served as acting President, Global Human Health and as President of Merck’s business in Japan. Prior to that, Mr. Anstice served as President of Merck from 2003 to 2006, with responsibility for Merck’s Asia Pacific businesses. In his 34 years with Merck, he held a variety of positions including President, U.S. Human Health; President, Human Health, the Americas; President, U.S./Canada; and President, Human Health, Europe. He reported to the Chief Executive Officer of Merck from 1994 until his retirement in 2008. Mr. Anstice currently serves as a non-executive director of NeuClone Pharmaceuticals Ltd., an unlisted clinical-stage biopharmaceutical company based in Australia. Mr. Anstice previously served as a non-executive director of CSL Limited, a global biopharmaceutical company, from September 2008 until October 2018. Mr. Anstice is also Chairman and President of the board for the University of Sydney USA Foundation, and an Adjunct Professor at the University of Sydney Business School.

Qualifications and Skills: Mr. Anstice’s lengthy service with Merck, which included oversight of, and responsibility for, all aspects of pharmaceutical drug development and commercialization in the U.S. and in many countries outside the U.S., provides our Board with broad global research-based pharmaceutical industry experience. Mr. Anstice’s prior leadership positions in industry organizations, including as a board and executive committee member of the Biotechnology Innovation Organization (“BIO”) for approximately ten years and as a former Chairman of the National Pharmaceutical Council, augment his pharmaceutical management, industry knowledge and organizational expertise with knowledge of public policy issues involving pharmaceutical care. Mr. Anstice also has expertise in the areas of strategic planning, risk management and corporate governance.

Director since: September 2011 Leadership: Lead Independent Director since May 2019 Committee Memberships: Compensation (Chair) Current Public Company Boards: None

Mr. Robert A. Breyer

Experience: Mr. Breyer served as President of Alkermes, Inc. from July 1994 until his retirement in December 2001 and as Chief Operating Officer from July 1994 to February 2001. Prior to joining Alkermes, Inc., Mr. Breyer was an executive and held various positions in the global pharmaceutical and medical device industries, including general manager of Eli Lilly Benelux S.A and Eli Lilly Italia S.p.A. Mr. Breyer also served on the board of directors of Lentigen, Inc., a privately held, diversified biology company, from 2007 to 2009.

Qualifications and Skills: Mr. Breyer’s experience as an executive in the global pharmaceutical and medical device industries provides management and operational skills to our Board. Mr. Breyer has experience with managing the overall financial performance of pharmaceutical and medical device units and in pharmaceutical manufacturing and sales and marketing operations in multiple locations in the U.S. and Europe. As a former executive at Alkermes, Inc., Mr. Breyer also has first-hand knowledge of our technology, manufacturing operations, research and development and management team.

Director since: September 2011 Committee Memberships: Audit and Risk, Nominating and Corporate Governance Current Public Company Boards: None

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Mr. Shane M. Cooke

Experience: Mr. Cooke served as our President and as President of Alkermes Pharma Ireland Limited (“APIL”), a wholly-owned subsidiary of the Company, from September 2011 until his retirement in March 2018. He became a member of our Board upon his retirement. In addition, Mr. Cooke has been chairman of the board of directors of APIL since September 2011. Mr. Cooke served as Executive Vice President of Elan Corporation, plc (“Elan”) and Head of Elan Drug Technologies from May 2007 to September 16, 2011 and as the Chief Financial Officer of Elan from July 2001 until May 2011. Mr. Cooke served as a director of Elan from May 2005 to September 16, 2011. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company, and prior to that, he held a number of senior finance positions in the banking and aviation industries. He is a chartered accountant.

Qualifications and Skills: Mr. Cooke is an Irish citizen, resident in Ireland. His depth of experience in managing Irish corporate entities and his extensive network within the Irish business and finance community, as well as his familiarity with Irish policy and regulation, are highly beneficial to the Company as an Irish-incorporated entity. In addition to Mr. Cooke’s global experience in the pharmaceutical industry, he also has significant experience in business development and transactional activities. Mr. Cooke’s substantial experience as an executive in the biopharmaceutical industry, including serving as a chief financial officer and as a president of publicly-traded companies, brings strategic leadership attributes and expertise in operations, finance, and commercial management to our Board.

Director since: March 2018

Committee Memberships: None

Current Public Company Boards: Prothena Corporation plc (since 2012); Endo International plc (since 2014); UDG Healthcare plc (since February 2019)

Dr. Wendy L. Dixon

Experience: Dr. Dixon has extensive experience in the pharmaceutical and biotechnology industries, combining a technical background with experience in drug development, regulatory affairs and marketing, and has directed the launch and growth of more than twenty pharmaceutical products. Dr. Dixon was Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb and served on its Executive Committee from 2001 to 2009. She was Senior Vice President, Marketing at Merck from 1996 to 2001 and, prior to that, held executive management positions at West Pharmaceuticals, Osteotech and Centocor and various positions in marketing, regulatory affairs, project management and as a biochemist at SmithKline and French (now GlaxoSmithKline). Dr. Dixon was formerly on the boards of directors of then-public companies Ardea Biosciences, Inc., Dentsply International and Furiex Pharmaceuticals during various periods from 2005 to 2014, and more recently on the boards of directors of public companies Orexigen Therapeutics, Inc. from 2010 to January 2016 and Sesen Bio, Inc. (formerly Eleven Biotherapeutics, Inc.) from 2014 to February 2020. She is also the principal of Great Meadow Consultancy. She was a Senior Advisor to The Monitor Group, now Deloitte, from 2010 to 2012.

Qualifications and Skills: Dr. Dixon brings to our Board a depth of experience in the global marketing of pharmaceutical products across a broad variety of disease states. Dr. Dixon has a strong technical background, direct experience in product development and regulatory affairs, and has successfully built and grown commercial organizations in the U.S. and Europe, all of which provide valuable insight to our Board regarding the development and commercialization of pharmaceutical products. Dr. Dixon’s additional qualifications include her deep industry knowledge and her reputation as a strategic thinker with a focus on execution, as well as the ability to provide direction regarding improvements to the interface between research and development and marketing. Dr. Dixon’s service on other company boards of directors provides experience relevant to good corporate governance practices.

Director since: September 2011

Committee Memberships: Nominating and Corporate Governance (Chair)

Current Public Company Boards: Incyte Corporation (since 2010); bluebird bio, Inc. (since 2013); Voyager Therapeutics, Inc. (since January 2017)

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Dr. Richard B. Gaynor

Experience: Since November 2016, Dr. Gaynor has served as President of Research and Development at Neon Therapeutics, Inc. (“Neon”), a clinical stage immuno-oncology company focused on the development of neoantigen-targeted cancer therapies. Prior to joining Neon, Dr. Gaynor held roles in clinical development and medical affairs at Eli Lilly and Company (“Lilly”) from August 2002 to October 2016, including serving as Senior Vice President, Clinical Development and Medical Affairs of Lilly Oncology. During his time at Lilly, Dr. Gaynor chaired the Lilly Oncology Research and Development Committee and helped oversee various collaborations, including with General Electric, AstraZeneca, Merck and Bristol-Myers Squibb. Dr. Gaynor started his career in academia, initially serving on the faculty at UCLA School of Medicine, followed by eleven years at the University of Texas Southwestern Medical School, during which he spent time as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center. Dr. Gaynor holds an M.D. from the University of Texas Southwestern Medical School and completed fellowship training in hematology-oncology at UCLA School of Medicine. Dr. Gaynor is on the editorial board of several scientific journals and has published extensively, including over 140 scientific articles. He serves on the board of directors of the Damon Runyon Cancer Research Foundation and sits on several committees for the American Association of Cancer Research and other leading cancer organizations. Dr. Gaynor is a licensed physician with board certifications in oncology and hematology.

Qualifications and Skills: Dr. Gaynor brings to our Board a deep background in the field of oncology, having practiced in academic medicine, conducted extensive scientific research and held leadership roles at companies focusing in the field of oncology. The Board benefits from his technical expertise in oncology research and development, clinical development and business development and his insights from years as an academic and practicing physician.

Director since: September 2019 Committee Memberships: None Current Public Company Board: Infinity Pharmaceuticals, Inc. (since March 2020)

Mr. Paul J. Mitchell

Experience: Mr. Mitchell served as the Chief Financial Officer and Treasurer of Kenet, Inc. from April 2002 until January 2009. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation from April 1985 through September 1998 and served in a consulting role as Kopin’s Director of Strategic Planning from September 1998 through June 2001. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is President of Mitchell Financial Group and a member of the boards of directors of several private companies, including Informatics in Context, Inc., as well as several nonprofit organizations. Mr. Mitchell was previously a certified public accountant.

Leadership: Lead independent director from August 2012 to May 2019.

Qualifications and Skills: Mr. Mitchell’s background as the chief financial officer of several companies, including a publicly-traded company, and as a former certified public accountant, provides expertise to our Board in the areas of financial reporting, treasury, financing, executive compensation and compliance with securities obligations. His business judgment is relied upon by our Board when contemplating a variety of organizational and strategic issues.

Director since: September 2011 Committee Memberships: Audit and Risk (Chair); Compensation Current Public Company Boards: None

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Mr. Richard F. Pops

Experience: Prior to assuming his current positions, Mr. Pops served as Chief Executive Officer of Alkermes, Inc. from February 1991 to April 2007 and as Chief Executive Officer and President from September 2009 to September 2011. Mr. Pops serves on the board of directors of BIO and the Pharmaceutical Research and Manufacturers of America (“PhRMA”). He previously served on the boards of directors of Acceleron Pharma, Inc., a publicly-traded biopharmaceutical company, from 2004 to December 2019, and the National Health Council, a nonprofit organization, from 2016 to December 2019. Mr. Pops also previously served on the advisory board of Polaris Venture Partners and as a member of the Harvard Medical School Board of Fellows through June 2012.

Qualifications and Skills: Mr. Pops’ qualifications for our Board include his leadership experience, business judgment and deep industry knowledge. As a senior executive of Alkermes for over 25 years, he provides in-depth knowledge of the Company derived from leading our day-to-day operations. His ongoing involvement as a board member of BIO and PhRMA, brings to the organization extensive knowledge of the current state of the pharmaceutical industry and the policy issues impacting healthcare today. As a Co-Chair of BIO’s Regulatory Environment Committee, and a member of its Health Section Governing Board, and as a member of PhRMA’s FDA and Biomedical Research Committee, Mr. Pops is an influential industry leader on U.S. Food and Drug Administration (“FDA”) regulatory policy issues, including recent Prescription Drug User Fee Act reauthorizations. Mr. Pops has also played a leadership role in the industry in identifying pathways to allow patient voices to be incorporated into the drug development and approval process, which is a fundamental principle on which we operate our business.

Title: Chairman

Director since: September 2011

Committee Memberships: None

Current Public Company Boards: Neurocrine Biosciences, Inc. (since 1998); Epizyme, Inc.* (since 2008)

*Consistent with our revised “overboarding” policy and the more stringent “overboarding” policies of certain of our shareholders, Mr. Pops resigned from the Epizyme board, effective upon the earlier of Epizyme’s appointment of a replacement director or October 31, 2020.

Dr. Nancy L. Snyderman

Experience: Dr. Snyderman is a board-certified otolaryngologist and is currently a consulting professor at Stanford University Center for Innovation in Global Health. She served as Chief Medical Editor at NBC News from 2006 until 2015 and was a clinical professor of otolaryngology at the University of Pennsylvania from August 2003 to December 2015. Dr. Snyderman was Senior Vice President Corporate Communications at Johnson & Johnson, a publicly-traded pharmaceutical company, from January 2003 to September 2006. She practiced as an otolaryngologist at California Pacific Medical Center from July 1994 to June 2003, and acted as Medical Editor for ABC News from 1987 until May 2003. Dr. Snyderman is a fellow in the American College of Surgeons. She currently serves on the board of directors of the Fair Food Network, a nonprofit organization dedicated to the growth of community health and wealth through food. During Dr. Snyderman’s tenure as a medical journalist at NBC News and ABC News, she received Emmy Awards, Edward R. Murrow Awards, a Columbia University DuPont Award, and a Gracie Award for her reporting. Dr. Snyderman attended medical school at the University of Nebraska and completed residencies in pediatrics and otolaryngology at the University of Pittsburgh.

Qualifications and Skills: Dr. Snyderman’s experiences as a veteran healthcare journalist, a practicing physician, and an executive at a pharmaceutical company, as well as her roles in academia and as advisor to policy organizations, make her uniquely qualified for our Board. The Board benefits from her expert insight into the intersection of healthcare policy, public relations, and journalism from the perspective of both a practitioner and an academic.

Director since: May 2016
Committee Memberships: Audit and Risk; Nominating and Corporate Governance Current Public Company Board: Axonics Modulation Technologies, Inc. (since April 2019)

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Mr. Andy Wilson

Experience: Mr. Wilson most recently served as Chief Financial Officer and Senior Vice President of PerkinElmer, Inc., a life sciences diagnostics, discovery and analytical solutions company, from 2009 to 2018, with responsibility for oversight of the organization’s growth strategy. Prior to PerkinElmer, Mr. Wilson held key business development and finance roles at Danaher Corporation, a global science and technology conglomerate, from 1997 to 2009, including the position of Corporate Vice President of Investor Relations. Earlier in his career, Mr. Wilson worked at AlliedSignal, Inc., now Honeywell International Inc., where he served as Vice President of Finance and Chief Financial Officer for the Commercial Avionics Systems division. Prior to that, Mr. Wilson’s work included financial and controllership positions of increasing responsibility at PepsiCo, Inc., as well as roles at E.F. Hutton and Company and KPMG Peat Marwick. He was previously a member of the board of directors of Sparton Corporation, a provider of complex and sophisticated electromechanical devices, from 2015 to early 2019, where he last served as chairman of the board. Mr. Wilson is a certified public accountant.

Qualifications and Skills: Mr. Wilson’s financial expertise and decades of experience in strategic planning, investor relations and business development for global public companies provide valuable insight for our Board as the Company’s strategic priorities expand and evolve. His background as a chief financial officer and certified public accountant provide significant expertise to our Board in matters relating to finance, value creation and commercial growth.

Director since: September 2019 Committee Memberships: None Current Public Company Board: Cabot Corporation (since September 2018)

Ms. Nancy J. Wysenski

Experience: Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Incorporated (“Vertex”) from December 2009 through June 2012. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals plc (“Endo”), a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski formerly served as a director for Reata Pharmaceuticals, Inc., now a publicly-traded biopharmaceutical company, and more recently served as a director for Inovio Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from March 2015 to May 2017, and Dova Pharmaceuticals Inc., formerly a publicly-traded biopharmaceutical company, from June 2018 to November 2019. She is a founder of the Research Triangle Park chapter of the Healthcare Business Women’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association.

Qualifications and Skills: Ms. Wysenski is a proven leader who brings to our Board extensive experience building and leading life sciences companies. Ms. Wysenski’s background includes executive management roles with responsibility over key operational and product commercialization functions, including substantial direct experience in sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Her experience, leadership skills and knowledge of the life sciences industry provide valuable insight to our Board with respect to the launch and commercialization of pharmaceutical products.

Director since: May 2013 Committee Memberships: Compensation Current Public Company Board: Tetraphase Pharmaceuticals, Inc. (since 2014)

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The Role of the Board and its Committees

The Company’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the CEO and other officers of the Company, review of materials provided to them, visits to the Company’s facilities and participation in meetings of the Board and its committees and the Company’s annual general meeting of shareholders.

The Board has delegated to the CEO, working with the other executive officers of the Company, the authority and responsibility for managing the business of the Company in a manner consistent with the standards, values and practices of the Company, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to certain actions to be undertaken by the Company.

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of our management, and our Board oversees and reviews various aspects of the Company’s risk management processes. The Board executes its oversight responsibility for the Company’s risk management directly and through its committees, as set forth below:

▪

Strategy Sessions: Each year, the Board holds multiple meetings with the Chairman of the Board and CEO and management to discuss and review the Company’s mid- to long-term operating plans and overall corporate strategy, including a discussion of key risks to such plans and strategy and ways to mitigate such risks. The involvement of the Board in reviewing, and providing feedback on, the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. In addition, as part of the regularly scheduled Board meetings, the Board is provided an update on the Company’s operational progress against its corporate objectives and execution of its strategy, and discusses and provides feedback regarding the strategic direction and issues and opportunities facing the Company in light of trends and developments in the industry and the general business environment.

▪

Enterprise Risk Management and Assessment: The Company’s Chief Risk Officer is responsible for our enterprise risk management processes and provides—himself or through a designee—an annual overview of the results of the Company’s annual enterprise risk management assessment to the Audit and Risk Committee and the Board. The Audit and Risk Committee is primarily responsible for oversight of our enterprise risk management assessment. The Audit and Risk Committee regularly reviews our enterprise risk management processes and discusses and evaluates, on an as-needed basis, any risks identified by such processes or otherwise, including cybersecurity risks and other risks related to information technology, and any mitigation activities put in place in response to such risks. Members of the Audit and Risk Committee have direct access to our Chief Risk Officer on an ongoing basis.

▪

Audit of Internal Controls and Procedures: The Audit and Risk Committee is responsible for overseeing the Company’s financial, accounting and enterprise risk management programs and policies, as set forth in its charter. As part of fulfilling these responsibilities, the Audit and Risk Committee meets regularly with PwC, our independent auditor and accounting firm, and members of management and other Company employees, including our Chief Financial Officer and members of our legal and financial compliance departments, to assess the integrity of our financial reporting processes, internal controls, and enterprise risk management mitigations, and actions taken to monitor and control risks related to such matters. The Audit and Risk Committee also regularly meets with PwC in executive session, without management present. The Board and the Audit and Risk Committee receive regular assessments from management as to our policies and internal procedures designed to promote compliance with laws and regulations affecting our business and the results of our internal auditing and monitoring practices in this regard.

▪

Risks Related to Compensation: The Compensation Committee is responsible for reviewing and evaluating risks related to our compensation practices and policies, including as they may impact our human capital development. For additional discussion of the Company’s efforts to manage

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compensation-related risks, see the section entitled “Risk Assessment Concerning Compensation Practices and Policies” on page 82 of this proxy statement.
▪

Governance Risk Profile: The Nominating and Corporate Governance Committee is responsible for reviewing our governance practices and policies, including Board and management succession planning, overboarding and conflicts of interest; compliance with our share ownership and holdings guidelines; our environmental, social and governance program; and other areas that may impact our risk profile from a governance perspective.

▪

Irish Law Compliance Policy Statement: The Board has adopted a Compliance Policy Statement, pursuant to Section 225 of the Companies Act. On an annual basis, our directors review the Company’s arrangements and structures intended to secure material compliance with the Company’s relevant obligations under applicable Irish corporate and tax laws.

In performing their risk oversight functions, each Board committee has full access to management, including our Chief Risk Officer, as well as the ability to engage outside advisors.

The Committees of the Board

The Board currently has three standing committees: Audit and Risk, Compensation, and Nominating and Corporate Governance, each of which is comprised entirely of independent directors.

From time to time, there will be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. For example, the full Board, after having discussed and expressed its approval of certain significant business development or similar transactions within a range of acceptable terms and conditions, has formed and delegated authority to limited-purpose transaction committees of the Board to review the specific terms of, and if appropriate approve, such transactions.

The Board is responsible for the appointment of standing committee members and relies on the Nominating and Corporate Governance Committee to recommend to the Board candidates for such appointments, as well as candidates to serve as the chairs of such committees. Each committee of the Board has the authority to engage outside experts, advisors and counsel, or to establish subcommittees, in each case to the extent it considers appropriate to assist the committee in its work.

Each standing committee of the Board has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. Each standing committee of the Board undertakes an annual review of its charter and works with the Board to make such revisions as it and the Board consider appropriate. A current copy of each charter is available on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

Nominating and Corporate Governance Committee

Members:	Meetings held in 2019: 5
Wendy L. Dixon, Ph.D. (Chair); Robert A. Breyer; Nancy L. Snyderman, M.D.	Committee Independence+: 100%
+ Independence as defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Nominating and Corporate Governance Committee’s responsibilities include:

•

reviewing the current composition, size and organization of the Board and its committees to ensure that they comply with regulatory requirements and continue to possess the proper expertise, skills, attributes, and personal and professional backgrounds, for service as a director of the Company;

•	identifying individuals qualified to become members of the Board and recommending nominees for election as directors of the Company to the Board for its approval and for election by our shareholders;
•

periodically reviewing, and monitoring compliance with, our Code of Business Conduct and Ethics applicable to all directors, officers and employees, our Share Ownership and Holding Guidelines, our Corporate Governance Guidelines and related matters;

•	facilitating the annual evaluation of the Board and its committees; and
•	reviewing all shareholder proposals submitted to the Company and recommending appropriate action to the Board.

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Audit and Risk Committee

Members*:	Meetings held in 2019: 5
Paul J. Mitchell (Chair); Robert A. Breyer; Nancy L. Snyderman, M.D.	Committee Independence+: 100%

* Dr. Snyderman was appointed to the committee effective May 2019, replacing Dr. Bloom.

+ Independence as defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards and the applicable requirements of the Exchange Act.

In compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), the Board has determined based on available facts and circumstances that Mr. Mitchell and Mr. Breyer are “audit committee financial experts” as defined by the SEC.

The Audit and Risk Committee’s responsibilities include:

•	appointing, compensating and retaining our independent auditor and accounting firm;
•	overseeing the work performed by our independent auditor and accounting firm;
•

assisting the Board in fulfilling its responsibilities by: (i) reviewing the financial reports we provide to the SEC, our shareholders or to the general public, (ii) reviewing our internal financial and accounting controls and (iii) reviewing all related-party transactions;

•	overseeing the procedures of the Company designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;
•

assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business, including cybersecurity risks and other risks related to data privacy and information technology; and

•

reviewing procedures of the Company designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The Audit and Risk Committee engages and determines compensation for advisers as necessary, directs the distribution of funding provided by the Company, and serves as the Qualified Legal Compliance Committee in accordance with Section 307 of SOX and the rules and regulations promulgated by the SEC thereunder. The Audit and Risk Committee evaluates the performance of the independent accounting firm, ensures regular rotation of the audit partners from the independent accounting firm and considers the discharge of the independent auditor and accounting firm when circumstances warrant. Additionally, the Audit and Risk Committee is responsible for review and approval, in advance, of any and all audit and non-audit services to be performed by our independent auditor and accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit and Risk Committee. All services provided by PwC during 2019 were pre-approved by the Audit and Risk Committee.

Compensation Committee

Members:	Meetings held in 2019: 11
David W. Anstice AO (Chair); Paul J. Mitchell; Nancy J. Wysenski	Committee Independence+: 100%
+ Independence as defined in Rule 5605(a)(2) of the Nasdaq listing standards.

In determining the members of the Compensation Committee, the Board considers whether the members qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee’s responsibilities include:

•	discharging the Board’s responsibilities relating to the compensation of our executives;
•	administering our incentive compensation and equity plans;
•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations;

ALKERMES PLC  2020 Proxy Statement 25

•

reviewing and discussing with our management our executive compensation disclosure (including our disclosure under “Executive Compensation—Compensation Discussion and Analysis”) included in reports and registration statements filed with the SEC;

•

directing the appointment and compensation, and overseeing the work, of any compensation consultant, legal counsel or other adviser retained by the Compensation Committee, with the Company required to provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any such compensation consultant, legal counsel or other adviser; and

•

evaluating and recommending to the Board appropriate compensation for our directors and ensuring proper disclosure of payments to our directors. The Compensation Committee also administers the Company’s Clawback Policy.

Limited Compensation Sub-Committee: The Compensation Committee has established procedures for the grant of equity awards, including grants of equity awards to eligible new employees. In May 2019, the Compensation Committee recommended, and the Board approved, the election of David W. Anstice AO as the sole member of the Limited Compensation Sub-Committee, and delegated to such sub-committee the authority to make individual grants of equity awards, up to certain specified amounts, to employees of the Company who are not subject to the reporting requirements of the Exchange Act and who are not at the level of Vice President or more senior of the Company. The Limited Compensation Sub-Committee grants equity awards to eligible new hires on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday), also known as the New Hire Grant Date, for all equity-eligible new hires who began their employment the prior month. The Limited Compensation Sub-Committee has the authority to approve new hire employee equity awards of up to 25,000 shares per individual. New hire grants that exceed the authority of the Limited Compensation Sub-Committee will be granted by the full Compensation Committee, either on the New Hire Grant Date or, if not possible, as soon as practicable thereafter. All actions taken by the Limited Compensation Sub-Committee in 2019 were by written consent.

Key Contributor Award Committee: In June 2017, the Compensation Committee created the Key Contributor Award Committee, consisting solely of our CEO, Richard F. Pops, and delegated to such committee the authority to make periodic grants of equity awards to employees outside of the annual and new hire equity grant procedures of the Company (“Key Contributor Awards”). The Compensation Committee also established guidelines regarding the timing, amount and other terms of such Key Contributor Awards. Recipients of Key Contributor Awards are selected by Mr. Pops, in consultation with other members of the Company’s management and the Company’s human resources department. Key Contributor Awards are intended to reward and retain key contributors to critical Company programs. The Compensation Committee annually reviews and confirms the Key Contributor Award Committee’s authority to continue to grant such Key Contributor Awards.

Compensation Committee Interlocks and Insider Participation: The directors who served as members of the Compensation Committee during 2019 were David W. Anstice AO (Chair), Paul J. Mitchell and Nancy J. Wysenski, none of whom is currently, or ever has been, an officer or employee of our Company, or had any relationship that is required to be disclosed in this proxy statement as a transaction with a related party. During 2019, none of our executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on our Compensation Committee or our Board.

Frequency and Length of Committee Meetings and Committee Agenda

The chair of each Board committee, in consultation with the Chairman of the Board and appropriate members of management, determines the frequency and length of each committee meeting and develops the committee’s agenda for each meeting. The agendas and meeting minutes of the Board committees are available to the full Board, and other Board members are welcome to attend Board committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Board committee. Each Board committee regularly reports to the Board concerning such committee’s activities.

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Corporate Governance and Board Matters

Corporate Governance Practices

We strive to maintain strong corporate governance practices that promote the long-term interests of the Company and our shareholders and strengthen the oversight of our management and our Board.

Corporate Governance Practices
☑	Board committees comprised solely of independent directors	☑	Majority voting for elections of directors
☑	Strong Lead Independent Director	☑	Share ownership and holding guidelines for executive officers and directors
☑	Director overboarding policy	☑	Code of Business Conduct and Ethics
☑	Regular executive sessions of independent directors and non-employee directors	☑	Annual advisory vote on executive compensation
☑	Diverse Board and policies emphasizing diversity in all new director searches	☑	Use of independent compensation consultant
☑	Annual Board, committee and individual director self-assessments	☑	Active shareholder engagement
☑	New director orientation and continuing director education	☑	Prohibition of hedging and pledging by executive officers and directors

2019 Enhancements to Corporate Governance Practices

Our management team and our Board regularly review and refine our governance policies and practices. In the fall of 2019, following careful consideration of the evolving needs of our business, market trends in governance practices, and the feedback we received during our extensive 2019 shareholder outreach and engagement efforts, our Board, and in some instances management, took the following actions to enhance our corporate governance and strengthen the Board’s substantive expertise:

Shareholder Feedback	Actions We Took in Response
Limit the number of outside public company boards on which each director may serve

We adopted revised Corporate Governance Guidelines in September 2019 with the following limits on directorships:

•     CEO – no more than three public company boards (inclusive of our Board)

•     Directors other than CEO – no more than four public company boards (inclusive of our Board)

The above limits are effective for each director as of his or her first election to the Board or first standing for re-election to the Board following adoption of these revised guidelines.

Reassess and refresh Board membership periodically

In September 2019, we appointed Andy Wilson and Richard Gaynor, M.D. to the Board, with expertise in strategic value creation and oncology, respectively, to help meet the evolving needs of our business and contribute to our strategic focus.

In addition, our longest-serving director, Dr. Floyd Bloom, retired from the Board in September 2019.

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Enhance Board diversity

Since 2011, women have comprised no less than 25%—and since 2017, no less than 30%—of our Board.

We adopted revised Corporate Governance Guidelines in September 2019 which codified our existing practices in respect of Board nominees by requiring that diverse candidates, including without limitation minorities and women, be included in any pool from which the Nominating and Corporate Governance Committee considers and selects nominees for a director opening.

Enhance disclosure relating to Corporate Social Responsibility (“CSR”) metrics and their integration into our business

Corporate citizenship has always been a key element of our corporate purpose. Our approach to CSR is informed by our commitment to compliance, safety and sustainability and our strong culture of inquiry, advocacy and engagement.

In 2019, we published our second Corporate Responsibility Report, available at www.alkermes.com/responsibility, which details our commitment to corporate responsibility and the manner in which we have integrated environmental, social and governance considerations into our company purpose and all aspects of our business. For highlights of our 2019 CSR activities, please see our report and the discussion in this proxy statement in the section entitled “Corporate Social Responsibility” beginning on page 37 of this proxy statement.

In 2020, we included objectives related to CSR in our annual corporate objectives and short-term incentive plan for our named executive officers.

We intend to continue to engage with shareholders to solicit and consider their views on our corporate governance practices, corporate social responsibility and other matters of interest, and we invite you to reach out to our Investor Relations team at financial@alkermes.com with any suggestions, comments or questions at any time.

Insider Trading Policy and Hedging and Pledging Prohibitions

We maintain an Insider Trading Policy that prohibits our officers, directors, employees (including temporary and contract employees) and independent contractors from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of “put” or “call” options or other derivative securities directly linked to our equity; short sales of our equity; the use of our equity as a pledge or as collateral in a margin account; and trading in straddles, equity swaps, or other hedging transactions directly linked to our equity, even if such persons do not possess material, nonpublic information. A current copy of our Insider Trading Policy is available on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of the Company’s directors, employees and officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics meets the requirements of a “code of ethics” (as defined in the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) and a “code of conduct” (as defined in the Nasdaq Rules). A current copy of this Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, on our website. A copy of our Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes plc, Attention: Investor Relations, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6.

Members of the Board shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which is applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets,

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ethical conduct in business dealings and respect for, and compliance with, applicable law. Any request for a waiver of any of the requirements of the Code of Business Conduct and Ethics with respect to any individual director or any executive officer shall be reported to the Board and subject to its approval.

Succession Planning

The Chairman of the Board annually reviews succession planning and management development with the Board, or a subset thereof designated by the Board, to ensure that the performance, development and retention plans for current and future members of management are structured to meet the short and long-term strategic objectives of the Company.

Policies Governing Director Nominations and Assessments

Director Assessments and Qualifications and Consideration of Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the experience, qualities, skills and characteristics desired of Board members given the Company’s values and business needs and the manner in which the current composition of the Board aligns with such values and needs. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all current directors and all individuals nominated for a director position:

•

directors must be of high ethical character and share and embody the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees;

•	directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•	directors must be committed to enhancing and delivering value to our shareholders, customers, employees, suppliers and community and to promoting the Company’s long-term growth;
•	directors must have an ability to exercise sound business judgment; and
•	directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating all current directors and director nominees, such as:

•	an understanding of, and experience in, the biopharmaceutical industry, and the health systems and regulatory landscape in which biopharmaceutical companies operate;
•	an understanding of the fiduciary duties required of a director;
•	an understanding of, and/or experience in, corporate governance, finance, accounting oversight and governance, human resource management, and complex business transactions;
•	leadership experience with public companies or other significant organizations;
•	international experience in business, particularly within the biopharmaceutical industry or related fields; and
•	diversity of age, gender, culture, viewpoints and professional background.

These factors and others are considered useful by the Board and are reviewed periodically in the context of assessing the perceived needs of the Board at particular points in time. The Board has full authority to modify such criteria from time to time as it deems necessary or advisable.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process

ALKERMES PLC  2020 Proxy Statement 29

as appropriate. In conducting its selection process, the Nominating and Corporate Governance Committee considers the diversity of specific experience, skills and characteristics (including, without limitation, areas of expertise, culture, age, viewpoints, tenure and gender) necessary for the optimal functioning of the Board over both the short and long term.

When evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee includes, and requires any search firm that it engages to include, a diverse slate of candidates, including women and minority candidates, in the pool from which the Nominating and Corporate Governance Committee selects candidates for nomination. This practice was codified into policy by our Board in 2019.

Once a candidate has been identified, the Nominating and Corporate Governance Committee evaluates the candidate to confirm that the candidate meets all of the minimum qualifications for a director nominee established by the Board and any additional qualifications, skills or characteristics that the Nominating and Corporate Governance Committee deems appropriate at such time. Based on the results of this evaluation and confirmation process, the Nominating and Corporate Governance Committee will recommend a candidate for election by the Board. The Board retains the ultimate authority to recommend director nominees for election by the shareholders to the Board or to fill any vacancy on the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, must follow the procedures set forth below.

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 180th day, prior to the first anniversary of the date that the proxy statement relating to the Company’s preceding year’s annual general meeting of shareholders was released to shareholders.

Such recommendation for nomination must be in writing and include the following:

▪

all information relating to the individual recommended for consideration as a director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto (including the director nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected);

▪	name and address of the individual recommended for consideration as a director nominee;
▪	the principal occupation of the individual recommended for consideration as a director nominee;
▪	as to the shareholder making the recommendation:
•	name and address of such shareholder, as such may appear on the Company’s Register of Members;
•	the class and number of shares that are owned beneficially and/or of record by such shareholder;
•	a representation that such shareholder is a registered holder of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
•

a statement as to whether such shareholder intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee and/or (ii) to otherwise solicit proxies from shareholders in support of such nomination;

•	the total number of shares that will be voted for the individual recommended for consideration as a director nominee by such shareholder; and

ALKERMES PLC  2020 Proxy Statement 30

•	a written statement from such shareholder stating why such director nominee would be able to fulfill the duties of a director.

The Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence as may be satisfactory to the Nominating and Corporate Governance Committee that such nominee has no interests that would limit such nominee’s ability to fulfill his or her duties as a director. If the shareholder making such director nomination does not appear, either directly or through a qualified representative, at the annual general meeting of shareholders, then such nomination shall be disregarded. Nominations must be sent to the attention of the Company’s Secretary by one of the two methods listed below:

By mail (including courier or expedited delivery service to):

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

Attn: Company Secretary

By facsimile to: + 353 1 772-8001, Attn: Company Secretary

The Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered by the Nominating and Corporate Governance Committee to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and any votes cast for such disregarded nominee shall not be counted.

Board Tenure

The Board does not believe that establishing term limits on directors’ service or a mandatory retirement age would be in the best interests of the Company or its shareholders. Such limitations on service may result in losing the contributions of directors who, through their tenure, have developed increasing insight into the Company and its operations and provide a valuable contribution to the Company, its shareholders and the Board. The Board believes the Company and its shareholders benefit from the balance of experience and institutional knowledge of long-standing Board members and the fresh perspective and evolving skillsets of newer Board members.

The Nominating and Corporate Governance Committee regularly reviews and assesses the skills, expertise, and effectiveness of each of the Company’s Board members, and of the Board and the Board’s committees as a whole, to ensure that the current and future business needs of the Company are being served. Additionally, the Nominating and Corporate Governance Committee annually facilitates a full Board self-assessment process (including the individual self-evaluations described below).

Expectations of Board Members

Director Orientation and Continuing Education

Directors are expected to stay abreast of the Company’s strategic plans, its key policies and practices, and industry trends. The Company’s Chief Legal Officer and Chief Financial Officer are responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in exercising their duties. The Nominating and Corporate Governance Committee regularly reviews potential educational topics for the Board and provides its recommendation to the Board as to whether additional educational measures are appropriate. The Company provides opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations.

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Service on Other Boards

Board members are expected to ensure that their other existing and planned future commitments do not materially interfere with their service as an effective Board member. Any existing outside commitments of Board members will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing new director candidates for election and current director candidates for re-election. In addition, Board members must seek approval from the Nominating and Corporate Governance Committee before accepting an invitation to serve on any additional board of directors, and service on boards and board committees of other companies must be consistent with the Company’s conflict of interest policies set forth in our Code of Business Conduct and Ethics.

In September 2019, the Board revised its policy on outside directorships (commonly referred to as an “overboarding” policy) to further limit the number of public company boards other than the Board (“outside public company boards”) on which our directors may serve. In accordance with the revised policy, unless otherwise agreed by the Nominating and Corporate Governance Committee:

▪	a non-employee Board member may serve as a director on a maximum of three outside public company boards at any given time; and
▪	a Board member who is also a named executive officer of the Company may only serve on a maximum of two outside public company boards at any given time.

In calculating the number of outside public company boards on which a director serves, simultaneous service on a board or committee of a public company parent and its substantially owned non-public subsidiary counts as service on a single public company board or committee. This policy is effective for each director upon such director’s nomination for election or re-election to the Board following the adoption of the revised policy.

Director Evaluation and Board, Committee and Individual Director Self-Assessments

In order to help ensure that the current and future business needs of the Company are being served, the Nominating and Corporate Governance Committee:

▪

conducts an annual Board evaluation, during which it reviews and evaluates (i) the skills, diversity, expertise and effectiveness of each Board and committee member, considering the qualifications and skills that each individual member is expected to bring to the Board and the committee(s) on which he or she serves and (ii) the suitability and effectiveness of the director nomination qualifications and diversity-related policies adopted by the Nominating and Corporate Governance Committee; and

▪

facilitates annual Board and committee self-assessments, including individual director self-assessments, director assessments of the performance of the Board, and director assessments of the performance of each committee on which he or she serves.

The annual Board evaluation and assessment process includes the following steps:

NCG = Nominating and Corporate Governance

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Meetings of the Board

In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of, or a report by, any member of the Company’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Lead Independent Director reviews and approves the agenda in advance of each Board meeting. The meetings of the Board are typically held at the Company’s headquarters in Dublin, Ireland, but may be held at other locations at the discretion of the Board.

Attendance at Board and Committee Meetings and at the Annual General Meeting of Shareholders

Absent extenuating circumstances, directors are expected to prepare for, attend, and participate in all Board meetings and meetings of committees on which they serve, and all directors and director nominees are expected to attend the Company’s annual general meetings of shareholders in person. Attendance rates are taken into account by the Nominating and Corporate Governance Committee and the Board in connection with assessments of current Board members for re-nomination as directors. In light of the ongoing health concerns relating to the coronavirus (COVID-19) and based on issued guidances from country, state and local health authorities, we may request that directors and director nominees do not attend in person for the Annual Meeting.

Our Board held four meetings during 2019. Each of the Company’s current directors attended more than 75% of the aggregate of all meetings of the Board and Board committee(s) on which he or she served that were held during the period in which he or she was a director or committee member, respectively.

Each of the Company’s then-current directors attended our 2019 Annual General Meeting of Shareholders in person, with the exception of our former director, Dr. Bloom, who was unable to attend due to medical reasons.

Executive Sessions of Independent Directors and Non-Employee Directors

The Board’s policy is to hold meetings of the independent directors following each regularly scheduled in-person Board meeting. The Lead Independent Director is responsible for chairing such sessions. Executive sessions of the independent directors were held following each regularly scheduled in-person Board meeting during 2019. From time to time, the Board also holds meetings of the non-employee directors of the Board, consisting of all directors other than Mr. Pops.

Action by Written Consent

In accordance with our Articles of Association, the Board may, from time to time, take action by unanimous written consent in lieu of a meeting.

Shareholder Communications with the Board

Generally, shareholders who have questions or concerns should contact our investor relations department at financial@alkermes.com. However, our Board believes that shareholders should have an opportunity to communicate with the Board directly as well. Shareholders interested in communicating with the Board or an individual director or directors (including our Chairman and our Lead Independent Director) may do so by sending written communication by mail (including courier or expedited delivery service) to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, or by facsimile to + 353 1 772-8001, in each case to the attention of either the Chairman of the Board or the individual director(s), as applicable. Each communication should set forth the name and address of the shareholder as it appears on the records of our transfer agent, Computershare Trust Company, N.A. (and, if the shares are held by a bank, broker or other nominee, the name and address of the beneficial owner of the shares), and the number and type of our shares that are owned by the shareholder of record or beneficially owned by the beneficial owner, as applicable. The Company will forward any such shareholder communications to the Chairman of the Board, as a representative of the Board, and/or to the individual director(s) to whom the communication is addressed, by certified mail to an address specified by the applicable director and/or the Chairman of the Board for such purposes or by secure electronic transmission.

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Director Compensation

Directors who are full-time employees of the Company do not receive additional compensation for Board membership over and above their regular employee compensation.

Non-Employee Director Compensation Program

Our non-employee director compensation program is intended to be competitive and fair, and is designed to attract and retain optimal talent and expertise on our Board and provide compensation commensurate with the time and effort that our directors are required to devote to the Company given the size and complexity of our operations and the Board’s significant oversight and advisory responsibilities.

The Compensation Committee is responsible for evaluating and recommending to the Board for its approval an annual non-employee director compensation program. In this context, the Compensation Committee annually reviews and evaluates, in consultation with its independent compensation consultant, recent trends in director compensation, corporate governance best practices related to director compensation, and comparable market data for director compensation, including data from the same peer group that we use for executive compensation purposes. The Compensation Committee makes its recommendations to the Board based on such review and evaluation. The Board retains the ultimate authority to determine the form and amount of director compensation.

It is the general philosophy of the Board that non-employee director compensation should be a mix of cash and equity-based compensation. No perquisites are provided to our non-employee directors.

Annual Cash Retainers

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as an additional annual cash retainer if he or she serves on a standing committee of the Board or as the chair of a committee. Our non-employee directors also receive an additional fee for attendance at each meeting of the full Board in excess of a pre-determined number of meetings each year as set forth below. For purposes of our director compensation program, each “year” refers to the approximately 12-month period between our annual general meetings of shareholders.

No changes to retainer fee amounts in 2019. In May 2019, following review of our annual cash retainers approved in May 2018, and determination that such cash compensation was aligned, and competitive, with our peer group companies, the Compensation Committee recommended to the Board that no changes be made to the annual retainer amounts for the following year. The Board subsequently approved this recommendation, resulting in the following annual retainers for our non-employee directors’ service on the Board and the committees of the Board for the following year, each paid pro-rata on a quarterly basis:

Service	Retainer Fee
Board Member	$ 74,000*
Audit and Risk Committee Chair	$ 25,000
Audit and Risk Committee Member	$ 15,000
Compensation Committee Chair	$ 25,000
Compensation Committee Member	$ 15,000
Nominating and Corporate Governance Committee Chair	$ 18,000
Nominating and Corporate Governance Committee Member	$ 10,000

* This amount includes compensation for in-person attendance at the first five Board meetings held each year. Each non-employee director will receive an additional fee of $3,500 for his or her in-person attendance at any Board meeting in excess of the fifth in-person Board meeting occurring in any year.

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Equity Compensation

Each non-employee director is also granted equity for his or her Board service, including (i) an annual award that is granted to all non-employee directors on the date of the Company’s annual general meeting of shareholders each year (the “Annual Grant”) and (ii) an initial award that is granted to newly-appointed non-employee directors on the date of the first regularly scheduled Board meeting attended by such newly appointed non-employee director (each, a “New Director Grant”), with an award value equal to 1.5 times the approved award value of the Annual Grant. The Annual Grant for each newly appointed non-employee director who joins the Board is granted to such director on the date of the first regularly scheduled Board meeting attended by such director, and the number of shares underlying the award is prorated to reflect the number of regularly-scheduled Board meetings remaining until the next annual general meeting of shareholders (including the then-current meeting), divided by the total number of regularly-scheduled Board meetings during such year (each such grant, a “Pro-Rata Annual Grant”).

Vesting terms. Per our non-employee director equity grant procedures, Annual Grants and any Pro-Rata Annual Grants vest in full on the one-year anniversary of the applicable grant date, and New Director Grants vest ratably over a three-year period, commencing on the one-year anniversary of the grant date.

No changes to award values in 2019.  Each year, at or prior to the Company’s annual general meeting of shareholders, the Compensation Committee recommends to the Board for its approval equity award values and terms for the Annual Grant and any New Director Grant for such year. In May 2019, following review of our 2018 equity compensation for non-employee directors and determination that such equity compensation was aligned to and competitive with our peer group companies, the Compensation Committee recommended to the Board that no changes be made to the equity award values for 2019 and the Board subsequently approved this recommendation.

Share number calculation methodology.  All 2019 grants to our non-employee directors were in the form of stock options, with the number of shares underlying such options calculated utilizing a 30-day trading average ending 21 days before the date of applicable grant and the Black-Scholes valuation model.

Our non-employee directors are not granted any equity other than the Annual Grant (or Pro-Rata Annual Grant, as applicable) each year and a one-time New Director Grant upon joining the Board. For a description of our share ownership and holding guidelines for our directors, see the section entitled “Share Ownership and Holding Guidelines” on page 80 on this proxy statement.

Reimbursement of Expenses and Insurance

We reimburse each non-employee director for necessary business expenses incurred in the performance of his or her Board service and extend coverage to each non-employee director under our travel accident and directors’ and officers’ indemnity insurance policies.

Conflicts of Interest

Independent directors do not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as an “independent” director in accordance with the applicable provisions of the Nasdaq Rules and the Exchange Act and the rules promulgated thereunder. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company.

2019 Director Compensation Table

Each of David W. Anstice AO, Robert A. Breyer, Shane M. Cooke, Wendy L. Dixon, Ph.D., Paul J. Mitchell, Nancy L. Snyderman, M.D. and Nancy J. Wysenski served as non-employee directors during all of 2019. Floyd E. Bloom, M.D. served as a non-employee director until his resignation from the Board on September 10, 2019. Richard B. Gaynor, M.D. and Andy Wilson were appointed to the Board effective September 12, 2019 and served as non-employee directors from September 12, 2019 through the end of 2019.

Richard F. Pops, our CEO, became Chairman of the Board on September 16, 2011 and was an employee during all of 2019. As an employee, Mr. Pops does not receive cash or equity compensation for his service on the Board.

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The following table presents and summarizes the compensation of our non-employee directors for service during 2019.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)	($)	($)
(a)	(b)(2)	(c)	(d)(3)(4)	(h)
David W. Anstice	99,000	—	267,236	366,236
Floyd E. Bloom (1)	57,728	—	267,236	324,964
Robert A. Breyer	100,518	—	267,236	367,754
Shane M. Cooke	74,000	—	267,236	341,236
Wendy L. Dixon	93,821	—	267,236	361,057
Richard B. Gaynor	29,600	—	768,146	797,746
Paul J. Mitchell	114,000	—	267,236	381,236
Nancy L. Snyderman	94,268	—	267,236	361,504
Andy Wilson	29,600	—	768,146	797,746
Nancy J. Wysenski	89,000	—	267,236	356,236

Notes to Director Compensation Table

(1)	Mr. Bloom resigned from the board on September 10, 2019.
(2)	Represents fees earned by our non-employee directors during 2019 for services as a director, including annual retainer fees, committee and/or committee chair fees.
(3)

The amounts in column (d) reflect the aggregate grant date fair value recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, computed in accordance with ASC 718 for stock option awards granted during 2019. Each director, with the exception of Dr. Gaynor and Mr. Wilson, was awarded an Annual Grant in the form of a stock option to purchase 22,400 ordinary shares, which had an estimated grant date fair value of $11.93 per share. Dr. Gaynor and Mr. Wilson were each awarded a Pro-Rata Annual Grant in the form of a stock option to purchase 11,200 ordinary shares and a New Director Grant in the form of a stock option to purchase 61,800 ordinary shares, with estimated grant date fair values of $10.08 per share and $10.60 per share, respectively. All stock options granted to the non-employee directors were granted under the 2011 Plan (as defined below). The Annual Grant and Pro-Rata Annual Grant stock options are nonqualified stock options that vest in full one year from the date of grant and expire upon the earlier of ten years from the date of grant or three years after the optionee terminates his or her service relationship with the Company. The New Director Grant stock options awarded to each of Dr. Gaynor and Mr. Wilson are nonqualified stock options that vest ratably over three years, commencing on the first anniversary of the date of grant, and expire upon the earlier of ten years from the date of grant or three years after the optionee terminates his service relationship with the Company. Additionally, any unvested portion of the stock options shall vest upon the termination of the optionee’s service relationship with us. There can be no assurance that the stock options will be exercised or that the value realized upon their exercise will equal their grant date fair value.

(4)

Assumptions used in the calculation of the fair value of the Annual Grant option awards granted on May 22, 2019 to those of our directors who served on our Board on such date are as follows: option exercise price, $25.04; expected term, 6.1 years; volatility, 47%; interest rate, 2.23%; dividend yield, zero. Assumptions used in the calculation of the fair value of the Pro-Rata Annual Grant awards granted to each of Dr. Gaynor and Mr. Wilson on December 4, 2019 are as follows: option exercise price, $21.23; expected term, 6.1 years; volatility, 48%; interest rate, 1.66%; dividend yield, zero. Assumptions used in the calculation of the fair value of the New Director Grant award to each of Dr. Gaynor and Mr. Wilson on December 4, 2019 are as follows: option exercise price, $21.23; expected term, 7.1 years; volatility, 47%; interest rate, 1.71%; dividend yield, zero. Our non-employee directors (and former non-employee director, Dr. Bloom) each held outstanding stock options as of December 31, 2019 for the following aggregate number of ordinary shares: David W. Anstice AO, 211,700 shares; Floyd E. Bloom, 211,700 shares; Robert A. Breyer, 187,100 shares; Shane M. Cooke, 457,275 shares; Wendy L. Dixon, 226,700 shares; Richard B. Gaynor, 73,000 shares; Paul J. Mitchell, 211,700 shares; Nancy L. Snyderman, 97,700 shares; Andy Wilson, 73,000 shares; and Nancy J. Wysenski, 182,950 shares.

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Corporate Social Responsibility

Corporate Citizenship

We are committed to the integration of environmental, social and governance (“ESG”) considerations in the operation of our business. Our recently published Corporate Responsibility Report highlights:

•	our investment in, and engagement with, the communities in which we work;
•	our health, safety and environmental accomplishments; and
•	our employee wellness and career development activities.

The report is available under the Responsibility section of our website at www.alkermes.com/responsibility.

We actively engage with our shareholders to learn about ESG matters of interest to them. Feedback received from our shareholders on these topics is communicated to our management team and to the Board.

Corporate Culture, Employees and Professional Development

We strive to maintain a culture that embodies collaboration, respect for all, an emphasis on diversity and inclusion, and an unwavering commitment to, and passion for, our work.

The expertise, intelligence, and creativity of our employees drive our innovation, and their passion and commitment to excellence are the cornerstone of our success. We are committed to supporting our employees’ well-being in a transparent, inclusive, and collaborative culture and providing them with the tools and resources to flourish personally and professionally. In 2019, we conducted over 200 training sessions across our locations, including with our field-based employees, on topics such as performance management, problem solving, leadership development, communication and mentorship.

Environmental Impact and Sustainability

At Alkermes, our goal is to conduct our business activities in a manner that:

•	protects the health and safety of our employees;
•	minimizes the environmental impacts of our operations and promotes effective stewardship of environmental resources; and
•	maintains an unwavering focus on product quality and safety.

We are committed to complying with applicable laws, rules, and regulations and operating with the highest standards of conduct. All Alkermes facilities are subject to routine regulatory inspections for EHSS and product quality/product safety and we have achieved, and maintained, an exemplary compliance record. We also go beyond compliance and strive to create a culture of sustainability throughout the organization. We work collaboratively across stakeholder groups and business units to identify ways to reduce our environmental impact, mitigate risk and increase efficiencies. Through these efforts, we have reduced our energy and water usage each year since 2017. We have also significantly improved our waste profile; in 2018, 70% of our waste was recycled and 14% of our non-recyclable waste was converted into useable forms of energy.

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Expanded Access Program

We endeavor to make safe and effective medicines available to all appropriate patients. Prior to regulatory approval, participation in one of our clinical trials is the best way for patients to gain access to our investigational medicines. However, understanding that some patients facing serious or life-threatening conditions may not be able to participate in a clinical trial, we have established a program under which patients may be eligible to receive access to our investigational treatments outside the clinical trial context. Any requests for such early access must be made by a physician and are subject to a number of eligibility considerations. Additional details about this program can be found under the Research and Development section of our website at www.alkermes.com/research-and-development.

Product Quality and Patient Safety

We have robust policies and procedures in place to promote safe and sustainable research, development, manufacture and commercialization of products, including a comprehensive quality management system that is designed to ensure that products we manufacture, store, test or distribute consistently meet applicable product specifications, safety and efficacy standards, “good practice” (i.e., GCP, GMP, GLP) quality guidelines and regulations and other regulatory requirements. We are also committed to ensuring the authenticity of our medicines and guarding against counterfeit products to safeguard patients and minimize risk in the marketplace for our products.

Responsibility in Manufacturing and the Supply Chain

We are committed to meeting our manufacturing objectives reliably and responsibly through the establishment and maintenance of a safe, sustainable, and ethical supply chain. Beyond our own facilities, we contract with a growing network of third-party manufacturers to formulate certain products and produce components of products or product packaging for clinical and commercial use. All service providers involved in the manufacture and packaging of our products are subject to inspection by the FDA or comparable agencies in other jurisdictions and we require that our contract manufacturers adhere to current Good Manufacturing Practices (“GMP”) in the manufacture of these products and components. All contract manufacturers and suppliers must undergo a pre-approval inspection by our quality personnel to assess whether they comply with applicable standards and regulations prior to initiating work for Alkermes. Strategic supply chain partners are also subject to Alkermes environmental health, safety and security standards and expectations.

Social Responsibility and Community Impact

Beyond our employees, we are committed to giving back to the communities in which we live and work. We support research and advocacy efforts to raise awareness of patient needs and to increase access to medicines and other forms of treatment in support of patient health and well-being. Hundreds of our employees volunteer every year as part of our employee-founded volunteer programs, including ALKERMES IN ACTION and, since 2017, we have committed over $4 million to innovative not-for-profit organizations and independent researchers working in the areas of substance use disorders and serious mental health through our ALKERMES INSPIRATION GRANTS initiative, our ALKERMES PATHWAYS RESEARCH AWARDS program and our investigator-sponsored studies program.

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PROPOSAL 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Ordinary resolution)

Our Compensation Discussion and Analysis, which begins on page 60 of this proxy statement, describes our executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers for 2019. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As required pursuant to Section 14A of the Exchange Act, our Board is asking that our shareholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and related compensation tables and narrative discussion.”

Non-Binding, Advisory Vote. Our Board is asking that shareholders support this Proposal 2. This proposal is advisory and non-binding; as an ordinary resolution, approval of this proposal requires the affirmative vote of a majority of the votes cast. Although the vote you are being asked to cast is advisory, and therefore non-binding, we value the views of our shareholders and the Compensation Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations.

Say-on-Pay – 2018 Executive Compensation. In 2019, we submitted our 2018 executive compensation program to an advisory vote of our shareholders, and it received the support of approximately 35% of the votes cast at our 2019 Annual General Meeting of Shareholders. This was significantly lower than our historical levels of shareholder support for our say-on-pay proposals, including support of approximately 98% of the votes cast at our May 2018 annual general meeting of shareholders, and average support of approximately 94% of the votes cast at our annual general meetings of shareholders from 2012 through 2017.

2019 Engagement and Responsiveness. Following the vote in 2019, we significantly increased our level of engagement with shareholders. We contacted shareholders who collectively held over 75% of our then-outstanding shares to request meetings, and held meetings with shareholders who collectively held over 60% of our then-outstanding shares. David Anstice, the Chair of our Compensation Committee and our Lead Independent Director, participated in each of these engagement meetings, and feedback from these discussions was relayed to the Compensation Committee and the full Board, and discussed with management as appropriate. For information about our shareholder engagement and the Compensation Committee’s responsiveness to shareholder feedback related to executive compensation, see the section entitled “2019 Shareholder Engagement and Board Responsiveness” beginning on page 62 of this proxy statement.

Enhancements to 2019 and 2020 Executive Compensation Program. We made meaningful enhancements to our executive compensation program in both 2019 and 2020 to further align the interests of our CEO and other named executive officers with those of our shareholders. For additional information, see the section entitled “Compensation Discussion and Analysis” beginning on page 60 of this proxy statement.

The Board unanimously recommends that you vote FOR the advisory approval of our executive compensation.

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PROPOSAL 3

NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

AND ACCOUNTING FIRM AND BINDING AUTHORIZATION OF AUDIT AND RISK COMMITTEE

TO SET INDEPENDENT AUDITOR AND ACCOUNTING FIRM’S REMUNERATION

(Ordinary resolution)

PwC served as our independent auditor and accounting firm for 2019. The Audit and Risk Committee reviewed and discussed the performance of PwC as the Company’s independent auditor and accounting firm for 2019 and, following such review and discussion, has retained PwC to serve as the Company’s independent auditor and accounting firm for 2020. Although we are not required to submit the appointment of PwC for shareholder approval, as a matter of good corporate governance, the Board has determined, upon the recommendation of the Audit and Risk Committee, to submit the selection of PwC for ratification by the Company’s shareholders and to ask that the Company’s shareholders authorize the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration. Even if the selection of PwC is ratified, the Audit and Risk Committee, in its discretion, may still select a different independent auditor and independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Standard. Under Irish law, the resolution in respect of the authorization component of this Proposal 3 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” this Proposal 3 must exceed the number of shares voted “AGAINST” this Proposal 3). Abstentions will have no effect on the outcome of this Proposal 3 because they are not considered to be votes cast. As we consider this proposal to be “routine” under NYSE Rules, we do not expect any broker non-votes on this Proposal 3.

A representative of PwC is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of Alkermes plc and to authorize, in a binding vote, the Audit and Risk Committee to set such independent auditor and accounting firm’s remuneration.”

The Board unanimously recommends that you vote FOR the non-binding ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor and accounting firm and the binding authorization of the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration.

ALKERMES PLC  2020 Proxy Statement 40

PROPOSAL 4

APPROVAL OF

ALKERMES PLC 2018 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Ordinary resolution)

Overview

Our Board is requesting shareholder approval of the Alkermes plc 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”), as proposed to be further amended in accordance with this Proposal 4, to make the following material changes:

▪	to increase the number of ordinary shares authorized for issuance thereunder by the following (subject to adjustment for stock splits, stock dividends and similar events):
•	10,000,000 new ordinary shares;
•

the number of ordinary shares remaining available for grant under the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “2011 Plan”), as of the Annual Meeting (which ordinary shares will cease to be available for grant under the 2011 Plan as of the Annual Meeting) (the “2011 Plan Available Shares”); and

•

the number of ordinary shares underlying any outstanding awards granted under the 2011 Plan or the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, as amended, in each case that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) from and after the date of the Annual Meeting (the “Prior Plans Returning Shares”), as such shares become available from time to time;

▪

to provide that for purposes of determining the number of ordinary shares available for issuance thereunder, (i) any Prior Plans Returning Share subject to a full value award (i.e., an award other than a stock option or stock appreciation right) shall be added to the number of shares available for issuance as 1.8 ordinary shares, and (ii) any Prior Plans Returning Share subject to a stock option or stock appreciation right shall be added to the number of shares available for issuance as one ordinary share; and

▪

to increase the number of ordinary shares that may be awarded in the form of incentive stock options thereunder from 9,600,000 to 29,600,000 (subject to adjustment for stock splits, stock dividends and similar events).

The 2018 Plan, as proposed to be amended in accordance with this Proposal 4, is attached as Appendix A to this proxy statement and is incorporated herein by reference. For purposes of this Proposal 4, we refer to the 2018 Plan, as proposed to be amended in accordance with this Proposal 4, as the “Amended 2018 Plan.”

If this Proposal 4 is approved by our shareholders, the Amended 2018 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2011 Plan. In the event that our shareholders do not approve this Proposal 4, the Amended 2018 Plan will not become effective and the 2018 Plan and the 2011 Plan will continue to be effective in accordance with their terms.

Why do we believe our shareholders should approve the Amended 2018 Plan (including the increased number of shares authorized for issuance thereunder)?

1. We believe the size of our share reserve increase request is reasonable.

The size of our share reserve increase request for the Amended 2018 Plan is equal to the sum of the following (subject to adjustment for stock splits, stock dividends and similar events): (i) 10,000,000 new ordinary shares; (ii) the 2011 Plan Available Shares; and (iii) the Prior Plans Returning Shares. We expect our request will provide us with sufficient ordinary shares to support one year of equity awards at our current

ALKERMES PLC  2020 Proxy Statement 41

market value. Equity awards are key to attracting and retaining employees integral to the successful development of our clinical pipeline, the commercialization of our products and the accomplishment of transformative business transactions. Our compensation philosophy with respect to equity awards is to target around the 50th percentile by value, as determined using the Black-Scholes option pricing model and market prices for restricted stock unit awards, of our comparable peer group, with the opportunity to increase or decrease the value of equity awards from the 50th percentile based upon performance. If our request is not approved, we do not expect to have sufficient ordinary shares to support our next round of annual equity awards at our current market value.

2. Equity awards are integral to our compensation program and to our success.

We have built, and continue to devote significant resources to further develop and enhance, a comprehensive cross-functional infrastructure designed to support product development from discovery through commercialization and lifecycle management. We are currently developing a pipeline of potential new proprietary products in the fields of neuroscience and oncology. We manufacture and commercialize VIVITROL for the treatment of alcohol dependence and opioid dependence, ARISTADA for the treatment of schizophrenia, and ARISTADA INITIO for initiation onto ARISTADA for the treatment of schizophrenia. We also manufacture commercial products incorporating our proprietary technologies that are owned and commercialized by other biopharmaceutical companies.

We seek to attract, hire and retain qualified and highly skilled personnel with experience in R&D, including expanded discovery and clinical development capabilities; intellectual property prosecution, enforcement and defense; medical affairs; manufacturing operations; U.S. federal and state government affairs; and sales and marketing, including managed markets, patient access services, hospital sales, and field reimbursement services. Competition for such personnel in our industry and the geographic regions in which we operate is intense, with numerous companies also developing, launching or marketing products, including products that compete directly with our products.

Equity awards, similar to those typically offered by our competitors, have been, and we believe will continue to be, an integral component of our overall compensation program, enabling us to attract qualified and skilled employees and directors, retain our existing employees, including our experienced management team, and provide incentives for our employees to exert maximum efforts for our success, ultimately contributing to an increase in shareholder value.

3. We manage our equity award use carefully.

We carefully and thoughtfully manage our equity award use, balancing attraction, retention and incentivization of our employees against dilution and burn rate considerations. As of the Record Date, our full dilution, which is calculated as (shares available for grant + shares subject to outstanding equity awards) / (shares outstanding + shares available for grant + shares subject to outstanding equity awards), is approximately 14.3%. The following two tables provide certain additional information regarding our equity incentive program.

As of the Record Date
Total number of ordinary shares subject to outstanding stock options	18,019,470
Weighted-average exercise price of outstanding stock options	$36.48
Weighted-average remaining term of outstanding stock options	6.5 years
Total number of ordinary shares subject to outstanding full value awards	6,344,466
Total number of ordinary shares available for grant under the 2018 Plan and the 2011 Plan (1)	1,982,375
Total number of ordinary shares outstanding	158,481,863
Per-share closing price of ordinary shares as reported on Nasdaq	$13.33

(1)	As of the Record Date, there were no ordinary shares available for grant under any of our equity incentive plans other than the 2018 Plan and the 2011 Plan.

ALKERMES PLC  2020 Proxy Statement 42

	As of December 31,
	2019	2018	2017
Adjusted Burn Rate (1)	6.03%	3.63%	2.24%
Unadjusted Burn Rate (2)	4.23%	2.55%	1.78%

(1)

Adjusted Burn Rate is calculated as: (shares subject to stock options granted + shares subject to time-vesting full value awards granted + shares subject to performance-vesting full value awards vested)/weighted average ordinary shares outstanding. For purposes of this calculation, shares subject to time-vesting full value awards granted and performance-vesting full value awards vested are increased by a 2.0x volatility multiplier for each of 2017-2019. However, the share reserve under both the 2018 Plan and the 2011 Plan are reduced by 1.8 ordinary shares for each ordinary share issued pursuant to a full value award.

(2)

Unadjusted Burn Rate is calculated as: (shares subject to stock options granted + shares subject to time-vesting full value awards granted + shares subject to performance-vesting full value awards vested)/weighted average ordinary shares outstanding.

The following table sets forth our historic use of equity in 2019, 2018 and 2017:

	Year
	2019	2018	2017
Stock options granted	3,812,103	2,269,830	2,030,075
Time-vesting full value awards granted	2,826,092	1,367,710	703,630
Performance-vesting full value awards vested	1,614 (1)	311,913 (2)	596 (3)
Weighted average ordinary shares outstanding	157,051,071	155,111,945	153,414,981

(1)

Consists of performance-vesting restricted stock unit awards for which vesting was accelerated in 2019 pursuant to the terms of the applicable grants for certain of the Company’s former employees during the year.

(2)

Consists of 351 performance-vesting restricted stock unit awards for which vesting was accelerated in 2018 pursuant to the terms of the applicable grants for certain of the Company’s former employees during the year and 311,562 performance-vesting restricted stock unit awards that vested based on the Company’s achievement of one of the three performance criteria to which the performance-vesting restricted stock unit awards granted company-wide in February 2017 were subject.

(3)

Consists of performance-vesting restricted stock unit awards for which vesting was accelerated in 2017 pursuant to the terms of the applicable grants for certain of the Company’s former employees during the year.

Important Aspects of the Amended 2018 Plan Designed to Protect our Shareholders’ Interests

The Amended 2018 Plan contains certain provisions, including those set forth below, designed to protect our shareholders’ interests and reflect corporate governance best practices. The descriptions contained in this Proposal 4 of these provisions and of certain other features of the Amended 2018 Plan are intended to be summaries only and are qualified in their entirety by the full text of the Amended 2018 Plan attached hereto as Appendix A.

▪

Shareholder approval is required for additional shares.  The Amended 2018 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we desire to increase the share reserve, allowing our shareholders the ability to have a say on our equity compensation programs.

▪

Share counting provisions.  The share reserve under the Amended 2018 Plan is reduced by one ordinary share for each ordinary share issued pursuant to a stock option or stock appreciation right and by 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. This helps to ensure that management and the Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award. The Amended 2018 Plan also prohibits liberal share recycling, meaning shares tendered or held back upon exercise of a stock option or stock appreciation right or settlement of an award to cover the exercise price or tax withholding for such award are not added back to the number of shares available for issuance under the Amended 2018 Plan.

ALKERMES PLC  2020 Proxy Statement 43

▪

Flexibility in designing equity compensation scheme.  The Amended 2018 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash-based awards and performance share awards. By providing this flexibility, we are positioned to quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

▪

No right to vote or receive dividends. Until shares are delivered in accordance with the Amended 2018 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards.

▪

No option or SAR repricing.  The Amended 2018 Plan explicitly prohibits repricing options and stock appreciation rights in any manner without shareholder approval, including cancelling awards in exchange for cash or another award under the Amended 2018 Plan.

▪

Minimum 1-year vesting requirement.  Under the Amended 2018 Plan, options and stock appreciation rights are not exercisable, and restricted stock awards and restricted stock unit awards do not vest, until at least one year from the grant date, and restricted stock awards and time-vesting restricted stock unit awards cannot fully vest until at least three years from the grant date.

▪

Equity Clawback.  Equity awards granted to our named executive officers under the Amended 2018 Plan are subject to our Clawback Policy, as in effect from time to time. A current copy of the Clawback Policy can be found on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

Required Vote

The resolution in respect of this Proposal 4 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” this Proposal 4 must exceed the number of shares voted “AGAINST” this Proposal 4). Abstentions and broker non-votes will have no effect on the outcome of this Proposal 4 because they are not considered to be votes cast.

The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED, that the Alkermes plc 2018 Stock Option and Incentive Plan, as amended, be APPROVED.”

The Board unanimously recommends that you vote FOR Approval of the Amended 2018 Plan.

ALKERMES PLC  2020 Proxy Statement 44

Principal Features of the Amended 2018 Plan

The material features of the Amended 2018 Plan are as set forth below:

▪

The Amended 2018 Plan will be administered by either the Compensation Committee or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent, non-employee directors (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our ordinary shares. The Administrator may delegate its authority and duties with respect to the granting of awards to a subcommittee of one or more members of the Board.

▪

The award of stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock unit awards, restricted stock awards, cash-based awards and performance share awards is permitted.

▪

For purposes of determining the number of our ordinary shares available for issuance under the Amended 2018 Plan, (a) the grant of any full value award (i.e., an award other than a stock option or stock appreciation right) is deemed as an award of 1.8 ordinary shares for each such ordinary share actually subject to the award and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the Amended 2018 Plan, (b) the grant of a stock option or stock appreciation right is deemed as an award of one ordinary share for each such ordinary share actually subject to the award and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the Amended 2018 Plan, (c) any Prior Plans Returning Share subject to a full value award shall be added to the number of shares available for issuance as 1.8 ordinary shares, and (d) any Prior Plans Returning Share subject to a stock option or stock appreciation right shall be added to the number of shares available for issuance as one ordinary share.

▪

Our Board may at any time amend or discontinue the Amended 2018 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the award holder’s consent. Additionally, no option or stock appreciation right may be repriced in any manner without shareholder approval. Amendments to the Amended 2018 Plan will be subject to approval by our shareholders to the extent required under the rules of any securities exchange or market system on which our ordinary shares are listed or any other applicable rules. Amendments shall also be subject to approval by our shareholders if and to the extent such approval is determined by the Administrator to be required by the Code in order to preserve the qualified status of incentive stock options.

The maximum number of ordinary shares that may be issued under the Amended 2018 Plan is equal to the sum of the following (subject to adjustment for stock splits, stock dividends and similar events): (i) 19,600,000 ordinary shares; (ii) the 2011 Plan Available Shares; and (iii) the Prior Plans Returning Shares, as such shares become available from time to time. For purposes of this limitation, shares underlying any awards granted under the Amended 2018 Plan that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) will be added back to the number of shares available for issuance under the Amended 2018 Plan. Shares tendered or held back upon exercise of an option or stock appreciation right or settlement of an award to cover the exercise price or tax withholding for such award are not added back to the number of shares available for issuance under the Amended 2018 Plan. Shares purchased in the open market with proceeds from the exercise of options or stock appreciation rights will not be added to the number of shares available for issuance under the Amended 2018 Plan. In addition, in the event that a stock appreciation right is settled in shares, the gross number of shares subject to the stock appreciation right will be deducted from the number of shares available for issuance under the Amended 2018 Plan. The shares issued under the Amended 2018 Plan may be issued from treasury or otherwise.

Summary of the Amended 2018 Plan

Plan Administration.  The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2018 Plan. The Administrator may also determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Amended 2018 Plan, of any award and accelerate the exercisability or vesting of all or any portion of any award, except that within the minimum vesting periods described below, vesting may be accelerated only in the case of a grantee’s death, disability or retirement or upon a Sale Event (as defined in the Amended 2018 Plan). The Administrator may also delegate to a subcommittee comprised

ALKERMES PLC  2020 Proxy Statement 45

of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, if applicable, and the vesting criteria.

Eligibility and Limitations on Grants.  Persons eligible to participate in the Amended 2018 Plan will be those officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the Amended 2018 Plan will be to align the compensation of these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

As of the Record Date, we (including our subsidiaries) had approximately 2,260 employees (including officers), 9 non-employee directors, and approximately 600 consultants.

The maximum number of ordinary shares that can be awarded in the form of incentive stock options under the Amended 2018 Plan will not exceed 29,600,000 shares (subject to adjustment for stock splits, stock dividends and similar events).

Stock Options and Stock Appreciation Rights. The Amended 2018 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code, (2) stock options that do not so qualify and (3) stock appreciation rights. Options granted under the Amended 2018 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified options and stock appreciation rights may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The exercise price of each option and stock appreciation right will be determined by the Administrator but will not be less than 100% of the fair market value of our ordinary shares on the date of grant; provided, however, that for any incentive stock option granted to an employee who, at the time of grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any subsidiary (a “10% Owner”), such exercise price will not be less than 110% of the fair market value of our ordinary shares on the date of grant.

The term of each option and stock appreciation right will be fixed by the Administrator and will not exceed ten years from the date of grant; provided, however, that for any incentive stock option granted to a 10% Owner, such term will not exceed five years from the date of grant. Options and stock appreciation rights may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The Administrator will determine at what time or times each option and stock appreciation right may be exercised. Options and stock appreciation rights may be made exercisable in installments, provided they shall not be exercisable for a period of at least one year from the date of grant. Options and stock appreciation rights may be exercised in whole or in part with written or electronic notice to the Company’s delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of ordinary shares issuable upon such exercise, based on the fair market value of our ordinary shares on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified check, bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of ordinary shares that are beneficially owned by the optionee based on the fair market value of our ordinary shares on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price. The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of (i) the fair market value (on the date of exercise) of a number of shares equal to the number of share equivalents being exercised under the stock appreciation right, over (ii) the exercise price of such share equivalents. The appreciation distribution may be paid in ordinary shares, in cash, in any combination of the two or in any other form of consideration determined by the Administrator and set forth in the award agreement.

To qualify as incentive stock options, options must meet additional U.S. federal tax requirements, including a $100,000 limit on the value of our ordinary shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

ALKERMES PLC  2020 Proxy Statement 46

Restricted Stock Unit Awards.  The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of ordinary shares and may be subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. Awards with time-based restrictions are subject to a mandatory minimum period of three years from the date of grant before such award vests in its entirety, provided that after twelve months, the vesting of such award can occur incrementally over the three-year period. To the extent a restricted stock unit award is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in order for such award to comply with the requirements of Section 409A.

The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a restricted stock unit award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our ordinary shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred.

Restricted Stock.  The Administrator may award ordinary shares as restricted stock to participants, subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. Awards with time-based restrictions are subject to a mandatory minimum period of three years from the date of grant before such award vests in its entirety, provided that after twelve months, the vesting of such award can occur incrementally over the three-year period.

Cash-Based Awards.  Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in ordinary shares, as the Administrator determines. Except as may otherwise be provided by the Administrator, a grantee’s right in all cash-based awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason (including if a subsidiary ceases to be a subsidiary of the Company).

Performance Share Awards.  The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the Amended 2018 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which will not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive ordinary shares.

Performance-Based Awards.  The Administrator may grant performance-based awards under the Amended 2018 Plan (consisting of restricted stock awards, restricted stock unit awards, cash-based awards or performance share awards) that are payable upon the attainment of performance goals established by the Administrator. The Administrator will define the manner of calculating the performance criteria it selects to use for any performance goals, which may be expressed in terms of overall performance of the Company or the performance of a subsidiary, division, business unit, or an individual. The performance criteria that may be used to establish such performance goals are the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of our ordinary shares, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, gross or net profit levels, operating margins, earnings (loss) per ordinary share, sales or market shares, and any other measures of performance

ALKERMES PLC  2020 Proxy Statement 47

selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The Administrator may adjust or modify the calculation of any performance goals to make adjustments deemed appropriate by the Administrator, including but not limited to, in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its subsidiaries, or the financial statements of the Company or its subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Tax Withholding.  Participants in the Amended 2018 Plan are responsible for the payment of any U.S. federal, state or local taxes, and non-U.S. or other taxes that the Company is required by law to withhold upon any option or stock appreciation right exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due to a grantee, including the right to reduce the number of ordinary shares otherwise required to be issued to the grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Change in Control Provisions.  Under the terms of the Amended 2018 Plan, the Administrator has the authority to determine the conditions under which any award under the Amended 2018 Plan will become exercisable in the event of a Sale Event (as defined in the Amended 2018 Plan) at the time of grant of such award. Except to the extent the Administrator determines otherwise at the time of grant, the Amended 2018 Plan provides that all stock options and stock appreciation rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event; all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event; and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. In addition, in the event of a Sale Event in which the Company’s shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding vested stock options or stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of any vested stock option or stock appreciation right.

Shareholder Rights.  Until shares are delivered in accordance with the Amended 2018 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards, notwithstanding the exercise of a stock option or stock appreciation right or any other action by the grantee with respect to an equity award.

Amendments and Termination.  Our Board may at any time amend or discontinue the Amended 2018 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the award holder’s consent. Amendments will be subject to approval by our shareholders to the extent such approval is required under the rules of any securities exchange or market system on which our ordinary shares are listed or any other applicable rules. Amendments shall also be subject to approval by our shareholders if and to the extent such approval is determined by the Administrator to be required by the Code in order to preserve the qualified status of incentive stock options. In addition, except in connection with a reorganization or other similar change in the capital shares of the Company or a merger or other transaction, without prior shareholder approval, the Administrator will not reduce the exercise price of an outstanding stock option or stock appreciation right, or effect a re-pricing of an outstanding stock option or stock appreciation right through cancellation or re-grants or through cancellation in exchange for cash or another award. Unless the Amended 2018 Plan is sooner terminated, awards of incentive stock options may be granted under the Amended 2018 Plan until March 29, 2028 (which is the tenth anniversary of the date the 2018 Plan was first approved by the Board).

Changes in Shares.  If, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the Company’s outstanding ordinary shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such ordinary shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the Company’s outstanding ordinary shares are converted into or exchanged for securities of the

ALKERMES PLC  2020 Proxy Statement 48

Company or any successor entity (or a parent or subsidiary thereof), the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Amended 2018 Plan, including the maximum number of shares that may be issued in the form of incentive stock options, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2018 Plan, (iii) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (iv) the price for each share subject to any then outstanding option and stock appreciation right, without changing the aggregate exercise price with which such option or stock appreciation right remains exercisable. The Administrator will also make equitable or proportionate adjustments in the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

New Plan Benefits under the Amended 2018 Plan

Awards granted under the Amended 2018 Plan to our executive officers, directors and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our Board and Compensation Committee have not granted any awards under the Amended 2018 Plan subject to shareholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by, or allocated to, the Company’s CEO, the Company’s Chief Financial Officer, the Company’s four other named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group under the Amended 2018 Plan, are not determinable.

Plan Benefits under the 2018 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of ordinary shares subject to awards that have been granted under the 2018 Plan as of the Record Date.

Number of Shares
Richard F. Pops Chairman and Chief Executive Officer	1,209,083
James M. Frates Senior Vice President and Chief Financial Officer	265,185
James A. Robinson Former President and Chief Operating Officer	197,400
Craig C. Hopkinson Executive Vice President, Research and Development and Chief Medical Officer	383,820
David J. Gaffin Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	308,178
Michael J. Landine Senior Vice President, Corporate Development and Chief Risk Officer	246,275
All current executive officers as a group	2,619,706
All current directors who are not executive officers as a group	0
Each nominee for election as a director
Shane M. Cooke	0
Richard B. Gaynor	0
Paul J. Mitchell	0
Richard F. Pops	1,209,083
Each associate of any executive officers, current directors or director nominees	0
Each other person who received or is to receive 5% of awards
Richard F. Pops	1,209,083
All employees (including all current officers who are not executive officers) as a group	4,023,740

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended 2018 Plan. It does not describe all U.S. federal tax consequences under the Amended 2018 Plan, U.S. state or local tax consequences or tax consequences outside of the U.S. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code (“Section 162(m)”) and the satisfaction of our tax reporting obligations.

ALKERMES PLC  2020 Proxy Statement 49

Incentive Stock Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for U.S. federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.

Non-Qualified Options.  No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights.  Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying shares on the grant date, the participant will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise, and we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Other Awards.  We will generally be entitled to a tax deduction in connection with an award under the Amended 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of a stock option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated award to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% U.S. federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

Under Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2018 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”). For more information regarding the deduction limit under Section 162(m) and such transition relief, see the discussion in the section entitled “Additional Compensation Information—Tax and Accounting Considerations” on page 81 of this proxy statement.

A copy of the Amended 2018 Plan is attached as Appendix A to this proxy statement.

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Report of the Audit and Risk Committee

No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

As more fully described in its charter, the Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. The Company’s independent auditor and accounting firm is responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit and Risk Committee any issues they believe should be raised. The independent auditor and accounting firm is also responsible to the Audit and Risk Committee and the Board for testing the integrity of the financial accounting and reporting control systems, issuing a report on the Company’s internal control over financial reporting and such other matters as the Audit and Risk Committee and Board determine. In addition, the independent auditor and accounting firm performs audit-related and permissible non-audit services for the Company.

In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed with management and the independent auditor and accounting firm the audited consolidated financial statements of the Company for 2019 which are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Audit and Risk Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent auditor and accounting firm, the overall scope and plans for its audit. The Audit and Risk Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination, judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and the Company’s disclosure control process and internal control over financial reporting.

The Audit and Risk Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit and Risk Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from management and the Company, and received written disclosures and a letter from PricewaterhouseCoopers LLP to confirm its independence as required by applicable requirements of the PCAOB.

The Audit and Risk Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, which it made in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit and Risk Committee also reviewed and discussed with PricewaterhouseCoopers LLP the Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee monitors the activity and performance of PricewaterhouseCoopers LLP. All services to be provided by PricewaterhouseCoopers LLP are pre-approved by the Audit and Risk Committee or where permitted, a delegate thereof. The Audit and Risk Committee’s evaluation of PricewaterhouseCoopers LLP included, among other things, consideration as to whether its provision of permissible non-audit services to the Company is compatible with maintaining its independence.

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In reliance on these reviews and discussions, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit and Risk Committee,

Paul J. Mitchell (Chair)

Robert A. Breyer

Nancy L. Snyderman, M.D.

For more information about the Audit and Risk Committee and its charter, please see the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

ALKERMES PLC  2020 Proxy Statement 52

Audit Fees

Aggregate fees for 2019 and 2018

During 2019 and 2018, PwC provided various audit, audit-related and tax services to us. The Audit and Risk Committee understands the need for PwC to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of PwC, the Audit and Risk Committee has adopted policies and procedures which require it to review and pre-approve all audit and non-audit services performed by PwC. All of the services of PwC for 2019 and 2018 described below were pre-approved by the Audit and Risk Committee.

The aggregate fees of PwC for 2019 and 2018 are as follows:

	2019	2018
Audit fees(1)	$2,262,083	$2,071,501
Audit-related fees(2)	7,600	—
Tax fees(3)	639,153	630,651
All other fees(4)	2,700	2,956
Total	$2,911,536	$2,705,108

(1)

Consists of fees for services related to the audit of our annual consolidated financial statements, statutory audits and the review of our quarterly consolidated financial statements, including the review of our internal controls over financial reporting and other engagements related to the applicable year. Included in these amounts for 2019 and 2018 are expenses of $38,600 and $91,651, respectively.

(2)	Consists of assurance services related to employee benefit plan audits.
(3)

Consists of fees for tax compliance and tax advisory services, other than those related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements. Included in these amounts for 2019 and 2018 are expenses of $7,582 and $1,509, respectively.

(4)	Consists of fees for access to the PwC on-line accounting research database.

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Ownership of the Company’s Ordinary Shares

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date by:

•	each of the Company’s current directors and director nominees;
•	the Company’s CEO;
•	the Company’s Chief Financial Officer;
•	each of the Company’s four other named executive officers as set forth in the Summary Compensation Table on page 83 of this proxy statement; and
•	all of the Company’s current directors and executive officers as a group.

According to SEC rules, the Company has included in the column “Number of Issued Ordinary Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Ordinary Shares Issuable” all shares that the person has the right to acquire within 60 days after the Record Date through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each non-employee director is Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. The business address of each of our current executive officers is 852 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of Issued Ordinary Shares	Number of Ordinary Shares Issuable(1)	Total	Percent(2)
David W. Anstice	66,213	189,300	255,513	*
Robert A. Breyer	7,156	164,700	171,856	*
Shane M. Cooke	84,872	417,543	502,415	*
Wendy L. Dixon	1,600	204,300	205,900	*
Richard B. Gaynor	—	—	—	*
Paul J. Mitchell	15,000	189,300	204,300	*
Richard F. Pops	759,094	2,532,750	3,291,844	2.08%
Nancy L. Snyderman	—	75,300	75,300	*
Andy Wilson	—	—	—	*
Nancy J. Wysenski	11,242	160,550	171,792	*
James M. Frates	225,514	512,818	738,332	*
James A. Robinson	—	—	—	*
David J. Gaffin	61,934	235,925	297,859	*
Craig C. Hopkinson	13,951	93,925	107,876	*
Michael J. Landine	201,822	595,400	797,222	*
All Directors and Executive officers as a group (15 persons)	1,486,979	5,629,436	7,116,415	4.49%

*	Represents less than 1% of the Company’s outstanding ordinary shares.

ALKERMES PLC  2020 Proxy Statement 54

(1)	Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting by May 16, 2020, which is 60 days from the Record Date.
(2)	Applicable percentage of ownership as of the Record Date is based upon 158,481,863 ordinary shares outstanding.

Ownership by Principal Shareholders

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date, or as of the date otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, it is believed that each shareholder identified in the table possesses sole voting and investment power over all of our ordinary shares shown as beneficially owned by that shareholder. The percentages of beneficial ownership listed below are based on Schedule 13D and Schedule 13G filings made with the SEC as of the Record Date and based on 158,481,863 of our ordinary shares outstanding as of the Record Date.

	Number of Ordinary Shares Beneficially Owned	Percent
T. Rowe Price Associates, Inc. (1)	24,000,556	15.14%
100 E. Pratt Street
Baltimore, MD 21202
Wellington Management Group LLP (2)	21,828,756	13.77%
280 Congress Street
Boston, MA 02210
The Vanguard Group (3)	14,651,316	9.24%
100 Vanguard Blvd.
Malvern, PA 19355
PRIMECAP Management Company (4)	14,100,176	8.90%
177 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
BlackRock, Inc.(5)	9,139,373	5.77%
55 East 52nd Street
New York, NY 10055

(1)

Based solely on a Schedule 13G/A filed February 14, 2020, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 8,233,569 ordinary shares of Alkermes and sole dispositive power over 24,000,556 ordinary shares of Alkermes. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(2)

Based solely on a Schedule 13G/A filed January 28, 2020 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”). Wellington Advisors controls directly or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment

ALKERMES PLC  2020 Proxy Statement 55

Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than 5% of this class of securities, except for Vanguard Health Care Fund. Each of Wellington Management, Wellington Holdings and Wellington Advisors has shared voting power over 20,656,665 ordinary shares of Alkermes and shared dispositive power over 21,828,756 ordinary shares of Alkermes. Wellington Company has shared voting power over 20,177,246 ordinary shares of Alkermes and shared dispositive power over 20,196,998 ordinary shares of Alkermes.

(3)

Based solely on a Schedule 13G/A, filed February 12, 2020, The Vanguard Group, in its capacity as investment adviser, may be deemed to beneficially own 14,747,649 ordinary shares of Alkermes. The Vanguard Group has sole voting power over 80,356 ordinary shares of Alkermes, shared voting power over 36,763 ordinary shares of Alkermes, sole dispositive power over 14,651,316 ordinary shares of Alkermes and shared dispositive power over 96,333 ordinary shares of Alkermes.

(4)

Based solely on a Schedule 13G/A filed February 12, 2012, PRIMECAP Management Company has sole voting power over 13,678,504 ordinary shares of Alkermes and sole dispositive power over 14,100,176 ordinary shares of Alkermes.

(5)

Based solely on a Schedule 13G/A filed February 5, 2020, BlackRock, Inc., as a parent holding company or control person, beneficially owns 9,139,373 ordinary shares of Alkermes. BlackRock, Inc. has sole voting power over 8,521,881 ordinary shares of Alkermes and has sole dispositive power over 9,139,373 ordinary shares of Alkermes. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the ordinary shares of Alkermes. No one person’s interest in the ordinary shares of Alkermes is more than 5% of the total outstanding ordinary shares.

Disclosure of Shareholder Interests under the Companies Act

Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interest that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares. To the Company’s knowledge, all such reports were timely filed, except that, due to technical difficulties or administrative errors by the Company, the following reports were inadvertently filed late: one report on Form 4 for each of Mr. Frates and Ms. Wysenski, in each case relating to one transaction, one report on Form 3 and one report on Form 4 for each of Dr. Gaynor and Mr. Wilson, with each Form 4 relating to two transactions, and one report on Form 4 for Mr. Pops relating to two transactions.

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Executive Officers

The following table sets forth our executive officers, their ages and the position held by each such person as of April 1, 2020, and the biographical descriptions that follow set forth additional information regarding each executive officer, including such officer’s business experience that is most relevant to his current positions. Each of our executive officers is employed by Alkermes, Inc., our U.S. operating subsidiary.

Name	Age	Position
Mr. Iain M. Brown	51	Senior Vice President, Finance and Chief Accounting Officer
Mr. James M. Frates	52	Senior Vice President and Chief Financial Officer
Mr. David J. Gaffin	48	Senior Vice President, Chief Legal Officer and Chief Compliance Officer*
Dr. Craig C. Hopkinson	52	Executive Vice President, Research and Development and Chief Medical Officer
Mr. Michael J. Landine	66	Senior Vice President, Corporate Development and Chief Risk Officer
Mr. Richard F. Pops	58	Director, Chairman of the Board and Chief Executive Officer

*  Mr. Gaffin also serves as Secretary of the Company.

Information about the number of our ordinary shares beneficially owned by our executive officers, directly and indirectly, appears in the section entitled “Ownership of the Company’s Ordinary Shares” beginning on page 54 of this proxy statement.

Biographical Information

Mr. Richard F. Pops Chief Executive Officer and Chairman of the Board
Appointment to Current Position(s): September 2011

Experience: Prior to assuming his current positions, Mr. Pops served as Chief Executive Officer of Alkermes, Inc. from February 1991 to April 2007 and as Chief Executive Officer and President from September 2009 to September 2011. Mr. Pops currently serves on the boards of directors of Neurocrine Biosciences, Inc., a publicly-traded biotechnology company, the BIO and PhRMA. Consistent with our revised “overboarding” policy and the more stringent “overboarding” policies of certain of our shareholders, Mr. Pops resigned from the board of directors of Epizyme, Inc., a publicly-traded biotechnology company, effective upon the earlier of Epizyme’s appointment of a replacement director or October 31, 2020. He previously served on the boards of directors of Acceleron Pharma, Inc., a publicly-traded biotechnology company, from 2004 to December 2019, and the National Health Council, a nonprofit organization, from 2016 to December 2019. Mr. Pops also previously served on the advisory board of Polaris Venture Partners and as a member of the Harvard Medical School Board of Fellows through June 2012.

Mr. Iain M. Brown Senior Vice President, Finance and Chief Accounting Officer
Appointment to Current Position(s): May 2016

Experience: Prior to assuming his current positions, Mr. Brown was our Chief Accounting Officer and Vice President, Finance, from May 2015 to May 2016. From September 16, 2011 to May 2015, Mr. Brown was our Vice President, Finance. From June 2006 to September 16, 2011, Mr. Brown served as Vice President, Finance of Alkermes, Inc. From March 2005 to June 2006, Mr. Brown served as Director of Finance of Alkermes, Inc. From July 2004 to March 2005, Mr. Brown served as Director of Financial Planning and Analysis of Alkermes, Inc. Mr. Brown joined Alkermes, Inc. in June 2003 as Associate Director of Financial Planning and Analysis. Prior to joining Alkermes, Inc., Mr. Brown was Vice President of Finance, North America at Serono, Inc.

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Mr. James M. Frates Senior Vice President, Chief Financial Officer
Appointment to Current Position(s): September 2011

Experience: In addition to his current positions, Mr. Frates served as Treasurer of Alkermes, Inc. from September 2011 to March 2019. Prior to assuming his current positions, from May 2007 to September 16, 2011, Mr. Frates served as Senior Vice President and Chief Financial Officer of Alkermes, Inc. From June 1998 to May 2007, Mr. Frates served as Vice President, Chief Financial Officer and Treasurer of Alkermes, Inc. From June 1996 to June 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates serves on the board of directors of Sage Therapeutics, Inc., a publicly traded biotechnology company. Mr. Frates served on the board of directors of GPC Biotech AG, a biotechnology company, from June 2004 to 2009, and was a national director of the Association of Bioscience Financial Officers from 2004 to 2009. Mr. Frates is also a Trustee of St. Paul’s School and The Roxbury Latin School.

Mr. David J. Gaffin Senior Vice President, Chief Legal Officer and Chief Compliance Officer; Secretary of Alkermes plc
Appointment to Current Position(s): March 2018

Experience: Prior to assuming his current positions, Mr. Gaffin served as Senior Vice President and Chief Legal Officer of Alkermes, Inc. and Secretary of the Company from December 2017 to March 2018. Mr. Gaffin served as Senior Vice President and Chief Legal Officer of Alkermes, Inc. from May 2016 to December 2017. Mr. Gaffin served as Vice President, U.S. General Counsel of Alkermes, Inc., from January 2014 to May 2016. Mr. Gaffin served as Vice President, Deputy General Counsel of Alkermes, Inc. from October 2011 to January 2014. Mr. Gaffin served as Senior Director, Deputy General Counsel of Alkermes, Inc. from October 2009 to October 2011. Mr. Gaffin joined Alkermes, Inc. in 2005 as Director, Deputy General Counsel. Prior to joining the company, Mr. Gaffin held the role of Assistant General Counsel at Biogen Inc., where he provided legal counsel on product-related matters and negotiated collaboration and licensing transactions.

Dr. Craig C. Hopkinson Executive Vice President, Research and Development and Chief Medical Officer
Appointment to Current Position(s): January 2020

Experience: Prior to assuming his current positions, Dr. Hopkinson was our Chief Medical Officer, and Senior Vice President of Medicines Development and Medical Affairs from February 2018 to January 2020, and our Chief Medical Officer and Senior Vice President of Clinical Development and Medical Affairs from May 2017 to February 2018. Prior to joining the Company, Dr. Hopkinson served as Senior Vice President of Clinical Development and Head of Global Medical Affairs at Vertex Pharmaceuticals Incorporated from July 2014 until May 2017. Prior to that, Dr. Hopkinson held various executive management positions at Eisai Pharmaceuticals, including President Eisai Value Maximization Systems from January 2013 to July 2014 and President and Chief Medical Officer of the Frontier Product Creation Unit from October 2011 to December 2012. Dr. Hopkinson has extensive experience in research and development, medical affairs, and interactions with the FDA.

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Mr. Michael J. Landine Senior Vice President, Corporate Development and Chief Risk Officer
Appointment to Current Position(s): March 2018

Experience: Prior to assuming his current positions, from September 2011 to March 2018, Mr. Landine served as Senior Vice President, Corporate Development of Alkermes, Inc. From May 2007 to September 16, 2011, Mr. Landine served as Senior Vice President, Corporate Development of Alkermes, Inc. From March 1999 until May 2007, Mr. Landine served as Vice President, Corporate Development of Alkermes, Inc. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes, Inc. Mr. Landine is a member of the board of directors of Kopin Corporation, a publicly traded manufacturer of components for electronic products, and was a member of the board of directors of ECI Biotech, a privately held protein sensor company, and GTC Biotherapeutics, Inc., a publicly traded biotechnology company. Mr. Landine was previously a Certified Public Accountant.

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Executive Compensation – Compensation Discussion and Analysis

This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our “named executive officers” for 2019:

Named Executive Officers
Richard F. Pops	Chief Executive Officer and Chairman of the Board
James M. Frates	Senior Vice President and Chief Financial Officer
James A. Robinson(1)	Former President and Chief Operating Officer
Craig C. Hopkinson(2)	Executive Vice President, Research and Development and Chief Medical Officer
David J. Gaffin	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Michael J. Landine	Senior Vice President, Corporate Development and Chief Risk Officer
(1)	Mr. Robinson terminated his employment with the Company in April 2019.
(2)	Dr. Hopkinson was formerly our Senior Vice President of Medicines Development and Medical Affairs and Chief Medical Officer, and was promoted to his current position effective January 2020.

Executive Summary

Business Overview

We are a fully integrated, global biopharmaceutical company that applies our scientific expertise and proprietary technologies to research, develop, manufacture and commercialize, both with partners and on our own, pharmaceutical products that are designed to address unmet medical needs of patients in major therapeutic areas.

We are currently developing a pipeline of potential new proprietary products in the fields of neuroscience and oncology. We manufacture and commercialize VIVITROL for the treatment of alcohol dependence and opioid dependence, ARISTADA for the treatment of schizophrenia, and ARISTADA INITIO for initiation onto ARISTADA for the treatment of schizophrenia. We also manufacture commercial products incorporating our proprietary technologies that are owned and commercialized by other biopharmaceutical companies. Headquartered in Dublin, Ireland, we have an R&D center in Waltham, Massachusetts; an R&D and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio.

2019 Financial and Commercial Highlights

•	We achieved $1 billion dollars in annual topline revenue, exceeding the high end of our topline revenue guidance.
•	We grew VIVITROL and ARISTADA on a units sold-, patient-, and prescriber-basis.
•	We implemented a restructuring, yielding a reduction in our baseline expenses of $150 million.

2019 Manufacturing Highlights

•	We successfully manufactured clinical trial materials to support over 210 clinical site/study combinations in 17 countries around the world with over 140 SKUs of product mix.
•	We successfully manufactured commercial products to meet our and our licensees’ needs, including supplying VUMERITY commercial product to Biogen well in advance of the original timeline,

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thereby enabling early commercial launch and the earlier realization of manufacturing and royalty revenue from VUMERITY.
•	We completed multiple U.S. and ex-U.S. regulatory authority inspections with no major or critical regulatory findings.

2019 R&D Highlights

•

We obtained FDA approval for VUMERITY for the treatment of relapsing forms of multiple sclerosis, and accelerated manufacturing timelines to allow commercial launch by Biogen less than one month following approval.

•	We submitted an NDA for ALKS 3831 for the treatment of schizophrenia and the treatment of bipolar I disorder.
•	We acquired a selective HDAC inhibitor platform through our acquisition of Rodin Therapeutics, Inc., providing a scientific platform for potential future CNS and oncology opportunities.
•	We advanced our discovery programs and our early-stage product candidate in immuno-oncology, ALKS 4230.

2019 Corporate Highlights

•	We strengthened our Board by appointing two new independent directors, with expertise in oncology and strategic value creation.
•

We successfully integrated environmental, social and governance considerations into our business, achieving energy, carbon, water and waste reductions and an EHSS incident record well below industry benchmarks. See our second Corporate Responsibility Report available at www.alkermes.com/responsibility for additional information.

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We supported advocacy and research efforts to benefit patients and families suffering from severe mental illness and addiction through our ALKERMES INSPIRATION GRANTS program and our ALKERMES PATHWAYS RESEARCH AWARDS program.

•

We expanded our diversity and inclusion efforts, including forming a Diversity, Inclusion & Belonging Steering Committee, which is comprised of representatives from all of our locations, including our field-based employees, and a variety of functional areas to develop and advance practices, tools and resources that can be used to strengthen the sense of belonging among our diverse employee base.

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2019 Shareholder Engagement and Board Responsiveness

Our management team and our Board remain committed to executive compensation practices that support the Company’s strategic objectives and align with the interests of the Company’s shareholders. We value opportunities to engage directly with our shareholders on topics of particular concern or interest, including our executive compensation program and other governance matters.

Shareholder Outreach Prior to 2019 Annual General Meeting – Spring 2019

In 2019, during the period following the filing of our proxy statement until the date of our annual general meeting of shareholders in May 2019, we proactively engaged with a number of our larger institutional shareholders to seek support for proposals to be voted upon at our upcoming annual general meeting of shareholders, to solicit feedback in respect of governance and non-governance matters, and to convey our commitment to aligning pay and performance through our executive compensation program. Participants at these meetings included members of our management team and, in one instance, David Anstice, the Chair of our Compensation Committee and our Lead Independent Director. Shareholder feedback received during these meetings was then communicated to our Compensation Committee and to our Board.

2019 “Say-on-Pay” Advisory Vote on 2018 Executive Compensation

Our shareholders are provided the opportunity, on an annual basis, to cast an advisory vote on our executive compensation program. The Compensation Committee takes the results of this vote into account when making determinations regarding the compensation of the Company’s named executive officers.

At our annual general meeting of shareholders held in May 2019, approximately 35% of the votes cast were voted in favor of our say-on-pay proposal in respect of our 2018 executive compensation. This represented a significant decrease from historical levels of shareholder support for our executive compensation program, including support of approximately 98% of the votes cast at our annual general meeting of shareholders in May 2018 and average support of approximately 94% of the votes cast at our annual general meetings of shareholders from 2012 through 2017.

Shareholder Outreach After 2019 “Say-on-Pay” Advisory Vote – Fall 2019

In the fall of 2019, following the low level of shareholder support for our say-on-pay vote in May 2019, we significantly expanded our “offseason” engagement activities, including:

•	outreach to shareholders who collectively held over 75% of our then-outstanding ordinary shares to request meetings;
•	meetings by phone and/or in person with our shareholders who collectively held over 60% of our then-outstanding ordinary shares; and
•	meetings by phone with ISS and Glass Lewis.

David Anstice, the Chair of our Compensation Committee and our Lead Independent Director, and members of our management team participated in these meetings. Feedback received during these meetings was then communicated to our Compensation Committee and to our full Board, and discussed with management as appropriate.

We intend to continue to engage with our shareholders throughout the year on identified topics of particular interest, including executive compensation matters, and we invite you to reach out to our Investor Relations team at financial@alkermes.com with any suggestions, comments or questions at any time. Shareholder feedback on compensation matters will be reported to our Compensation Committee throughout the year.

Board Responsiveness

Following careful consideration of the feedback received during our engagement efforts in the spring and fall of 2019 and taking into account the evolving needs of our business, the Compensation Committee implemented the following changes to our executive compensation program to enhance its performance-based nature and alignment with the interests of our shareholders:

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Shareholder Feedback	Actions We Took in Response
Incorporate objective, performance-based elements, including total shareholder return (“TSR”), into the long-term incentive plan (“LTIP”) on a consistent basis

2019 LTIP. In February 2019, the Compensation Committee added a market performance condition to approximately 51% of the total value of our CEO’s 2019 equity grant. For additional detail, see the discussion in the section entitled “2019 Equity Incentive Mix” on page 77 of this proxy statement.

2020 LTIP. In February 2020, the Compensation Committee designed the Company’s 2020 LTIP to (i) continue to tie approximately 51% of our CEO’s 2020 equity grant to performance conditions and (ii) to add the same performance conditions to approximately 25% of the total 2020 equity grant to each of our other named executive officers. These performance conditions include commercial and pipeline objectives and a TSR modifier. For additional detail, see the discussion in the section entitled “Responsiveness to Shareholder Feedback: 2020 Long-Term Incentive Plan” on page 78 of this proxy statement.

Develop an objective and measurable approach to the determination of short-term incentive plan (“STIP”) payouts

2020 STIP. The Compensation Committee incorporated objective metrics to assess the Company’s performance against its 2020 objectives and added percentage weightings to the corporate objectives to reflect their relative importance in contributing to the Company’s overall business strategy and shareholder value creation. For additional detail, see the discussion in the section entitled “Responsiveness to Shareholder Feedback: 2020 Short-Term Incentive Plan” on page 76 of this proxy statement.

2019 STIP. The Compensation Committee incorporated those elements of our 2020 STIP design that were appropriate to apply retroactively into its evaluation of 2019 performance and determination of payouts under our 2019 STIP. This included consideration of objective performance results and weighting of the corporate objectives by type (commercial, pipeline, and corporate social responsibility) to reflect their relative importance in contributing to the Company’s overall business strategy and shareholder value creation. For additional detail, see the discussion in the section entitled “Responsiveness to Shareholder Feedback: 2019 Short-Term Incentive Plan” on page 71 of this proxy statement.

Enhance disclosure around the Compensation Committee’s determination of STIP payouts

As reflected in this Compensation Discussion & Analysis, we enhanced our disclosure to more clearly indicate the manner in which our, and our named executive officers’, performance against our 2019 corporate objectives translated into STIP payouts for our named executive officers.

Revise your peer group to reflect your company profile and eliminate those companies seen to have poor pay practices

Each year, we review and revise our peer group as needed. In September 2019, the Compensation Committee adopted a new peer group that is aligned with our current company profile. In doing so, the Compensation Committee worked closely with our independent compensation consultant to identify additional companies that met one or more objective criteria relevant to our current profile and to eliminate companies whose market capitalization was significantly higher than ours or who were cited by our shareholders as having poor pay practices. For additional detail on the changes made to our peer group, see the discussion in the section entitled “Peer Group Selection and Review Process” on page 67 of this proxy statement.

For information on actions taken by our Board in response to shareholder feedback received on matters relating to corporate governance, see the section entitled “2019 Enhancements to Corporate Governance Practices” beginning on page 27 of this proxy statement.

For information on additional actions taken by our management and Board to further strengthen our business, see the section entitled “2019 Corporate Objectives: Performance Assessment” beginning on page 72 of this proxy statement.

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Executive Compensation Program Highlights

Our executive compensation program is focused on human capital development, including attracting, retaining and motivating experienced and well-qualified executive officers to advance our critical business objectives and promote the creation of shareholder value over the long-term.

Strong Compensation Governance Attributes

Our policies and practices are designed to enhance governance of our executive compensation program and to further our compensation objectives. These policies and practices include:

Key Features of Our Executive Compensation Program
☑	Alignment of pay with performance	☑	No guaranteed bonuses or base salary increases
☑	Majority of executive compensation is “at-risk”	☑	Since 2009, no tax gross-ups on severance or change in control benefits
☑	Share ownership and holding guidelines	☑	No repricing of underwater stock options without prior shareholder approval
☑	Use of equity awards with performance-based vesting	☑	No excessive perquisites
☑	Minimum vesting requirements for equity awards	☑	Prohibition of hedging and pledging by executive officers and directors
☑	Clawback policy

Focus on Pay for Performance and Alignment of Executive Compensation Program with Business Strategy

We believe in a pay-for-performance approach to compensation that supports our business strategy and aligns the interests of our named executive officers with those of our shareholders and other stakeholders. The focus of our compensation program is on total direct compensation opportunity utilizing a balance of compensation elements—base salary, short-term cash incentive compensation and long-term equity incentive compensation.

Competitive Benchmarked Pay to Attract, Retain and Motivate Executive Officers

When making compensation decisions, the Compensation Committee uses data from comparable public companies with whom we compete for top talent. The Compensation Committee reviews and makes adjustments to the composition of our peer group at least annually to account for changes in both our business and the businesses of the companies in our peer group.

STIP Cash Compensation: Pay for Performance

The Compensation Committee works with management to set annual performance objectives—including financial, operating and/or strategic—on which it believes our executive officers should focus during the year in order to achieve our short- and long-term business and strategic goals, and it monitors and reviews progress against these objectives during and after each year.

Objectivity and Transparency in Performance Metrics

In 2019 and 2020, the Compensation Committee increasingly incorporated objective metrics and relative weightings into its assessment of Company performance against its annual corporate objectives. For additional information, see the section entitled “Short-Term Incentive Plan – Cash Performance Pay Awards” beginning on page 70 of this proxy statement.

STIP Features	2018	2019	2020
Pre-defined annual corporate objectives	✓	✓	✓
Post-hoc application of objective metrics for assessment of corporate objectives		✓	✓
Pre-defined objective metrics for assessment of corporate objectives			✓
Pre-defined numerical weighting assigned to corporate objectives			✓
Pre-defined numerical weighting assigned to Company vs. individual performance			✓

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LTIP Equity Compensation: Equity Mix Aligned with Strategic Focus and Creation of Shareholder Value

The Compensation Committee annually considers the appropriate mix of equity awards and has historically balanced the use of performance-vesting equity awards with time-vesting equity awards, as appropriate, to motivate employees to focus on the Company’s ongoing and future activities, key drivers of business success and share price appreciation.

The Compensation Committee utilizes financial and operating metrics, such as the achievement of certain financial or development milestones, to determine compensation when it determines that such metrics fall primarily within the control of our executive management and when compensation can be structured around such metrics such that it neither encourages excessive risk-taking nor discourages innovative development activities.

Use of Performance-Vesting Equity in 2019 and 2020:

Market Condition Added to 51% of CEO’s 2019 Equity Grant: In February 2019, the Compensation Committee added a market performance condition to approximately 51% of the total value of our CEO’s 2019 equity grant. For additional details of this grant, see the section entitled “2019 Equity Incentive Mix” on page 77 of this proxy statement.

Performance Conditions Included in Equity Grants to all Named Executive Officers in 2020: In February 2020, the Compensation Committee incorporated commercial and pipeline performance conditions into approximately 51% of the total value of our CEO’s equity grant and approximately 25% of the total value of the equity grant to each of our officers at senior vice president level and above (including our named executive officers), in each case in the form of performance-vesting restricted stock units with a three-year performance period, and added to such awards a TSR modifier tied to relative share price performance, as measured over the three-year performance period. For additional details of these grants, see the section entitled “2019 Equity Incentive Mix” on page 77 of this proxy statement.

LTIP Features	2018	2019	2020
Performance-vesting equity awards for CEO		✓	✓
Performance-vesting equity awards for named executive officers other than CEO			✓
Absolute share price-based performance condition		✓
Relative share price-based performance condition			✓

Significant Portion of “At-Risk” Compensation

A significant portion of the total direct compensation opportunity for each of our named executive officers is comprised of “at-risk” compensation in the form of cash performance pay opportunities and long-term equity awards tied to the achievement of pre-established corporate objectives designed to drive value creation for our shareholders.

The following chart represents the breakdown of 2019 total direct compensation for our CEO and illustrates the predominance of long-term equity incentives, performance-based components, and compensation that is “at-risk” in our CEO’s pay. Included in the chart are: (i) annual base salary for 2019; (ii) annual bonus award paid for 2019; and (iii) the grant date fair value of equity awards granted in 2019 (as reported in our  Summary Compensation Table on page 83 of this proxy statement).

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Detailed Discussion and Analysis

Executive Compensation Philosophy and Objectives

Our executive compensation program is focused on attracting, retaining and motivating experienced and well-qualified executive officers who will meaningfully contribute to achievement of our critical business objectives, including human capital development, research and product development, manufacturing, commercialization and operational efforts. We structure our executive officer compensation based on scope of job responsibility, external peer comparisons, individual performance, and our overall Company performance.

The Compensation Committee established our executive compensation program around the following set of objectives:

•	Market competitiveness and retention: to attract and retain a highly skilled work force by providing a compensation package that is competitive with other employers who compete with us for talent;
•	Balance short- and long-term incentives: to balance the short-term and long-term focus required for success in the biopharmaceutical industry;
•	Alignment of pay and performance: to structure an increasing proportion of an individual’s compensation as performance-based; and
•

Alignment with shareholder interests: to provide an overall compensation package that rewards individual and Company performance against our corporate objectives as a means to promote the creation and retention of value for us and our shareholders.

How Target Compensation is Determined for our Named Executive Officers

Role of the Compensation Committee

The Compensation Committee reviews, oversees and administers our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers, including our named executive officers. To assist it in its work, the Compensation Committee engaged the services of an independent compensation consultant, as discussed in the following paragraph. The Compensation Committee’s full set of roles and responsibilities are set forth in the Compensation Committee’s written charter adopted by the Board, which is available on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

Role of the Independent Compensation Consultant

A factor considered by the Compensation Committee in determining executive compensation is the high demand for well-qualified personnel. Given such demand, the Compensation Committee strives to maintain compensation levels that are competitive with the compensation of other executives in the industry. The Compensation Committee engaged Radford, an Aon Hewitt Company, as its independent compensation consultant (“Radford” or the “Compensation Consultant”), to review market data and various incentive programs and to provide assistance in establishing our cash and equity-based compensation targets and awards based, in large part, upon a peer group identification and assessment that Radford was retained to conduct, and upon an analysis of the retention value of equity awards. Radford took direction from, and provided reports to, our Senior Vice President of Human Resources and our Vice President of Compensation, Performance and Engagement, who acted on behalf, and at the direction, of the Compensation Committee. Radford did not provide us with any services other than the services requested by the Compensation Committee. The Compensation Committee considered whether the work of Radford as a compensation consultant has caused any conflict of interest and concluded that there was no conflict. The Compensation Committee, in its sole authority, has the right to hire or terminate outside compensation consultants. Radford was the only compensation consultant engaged by the Compensation Committee in 2019.

Role of Management

Mr. Pops, our CEO, also makes recommendations to the Compensation Committee with respect to compensation for our named executive officers. Each year, Mr. Pops and other senior management also develop the annual corporate objectives for the Company, which are reviewed and, subject to their input, approved by the Compensation Committee and the Board, and which form the basis of the STIP cash performance pay plan for our named executive officers.

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Competitive Assessment of Compensation – Peer Companies and Market Data

We seek to attract and retain the most highly qualified executive officers in an extremely competitive market. The Compensation Committee believes that it is important, when making its compensation decisions, to be informed as to the current practices of comparable public companies with which we compete for top executive talent.

Market Data. At the direction of the Compensation Committee, the Compensation Consultant periodically conducts peer group analyses to enable the Compensation Committee to compare our executive compensation program as a whole, and also the pay of individual executives, to that of the companies in our peer group. The Compensation Consultant also includes data from a broader survey group of public commercial-stage biopharmaceutical companies within a relevant revenue range in each of its analyses. The Compensation Consultant collects such data from public SEC filings of such companies and the Radford Global Life Sciences Survey, and applies a proprietary methodology to the data to construct a benchmark for compensation comparison purposes.

Peer Group Selection and Review Process. The Compensation Committee reviews and makes adjustments to the composition of our peer group at least annually to account for changes in both our business and the businesses of the companies in our peer group.

As a fully integrated, global biopharmaceutical company, we have built, and continue to devote significant resources to further develop and enhance, a comprehensive cross-functional organization designed to support product development from discovery through commercialization and lifecycle management. This investment includes, but is not limited to, investment in the following areas: R&D, including expanded discovery and clinical development capabilities; intellectual property prosecution, enforcement and defense; medical affairs capabilities; manufacturing operations; U.S. federal and state government affairs; and sales and marketing, including managed markets, patient access services, hospital sales, and field reimbursement services.

There are a limited number of companies who are similar to us in terms of the diversity and complexity of our business. As such, the companies with whom we compete for executive talent are not always similar to us in size, revenue or market capitalization. As a result, when developing the recommended lists of peer group companies to be used in connection with our compensation decisions for our named executive officers in 2019 and 2020, the Compensation Consultant considered a mix of quantitative and qualitative factors, including the factors listed in the following table.

Factor Considered	What We Look For	Resulting Ranges as of September 2018	Resulting Ranges as of September 2019
Similar industry	Biotechnology or pharmaceutical industry (GICS codes 352010 or 352020)
Commercial	Companies who market and sell commercial biopharmaceutical medicines
R&D expenditure as percentage of revenue	Significant investment in R&D to develop and advance products from discovery and through to regulatory approval and commercialization
Revenue	Revenue of approximately 0.3 times to 3 times our then-projected revenue	$350 million to $3 billion	$350 million to $3 billion
Number of employees	Employee headcount of approximately 0.3 times to 3 times our then- current headcount	850 to 7,500 employees	850 to 7,500 employees
Market capitalization

Market capitalization of approximately 0.3 times to 3 times our market value at the time; or, in times of particular share price volatility, companies with thirty (30)-day average market value between 0.3 and 3 times our average value for the same period

		$2.5 billion to $24 billion	$1.2 billion to $11 billion
Geography / market competition	Companies with whom we compete for executive talent, including those in geographic proximity to us
Companies that use Alkermes as a peer	Inclusion of Alkermes in a company’s peer group, as reported in its proxy statement from the prior year

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When selecting our 2019 and 2020 peer groups, the Compensation Committee targeted a group of 10 to 15 peers. Since few companies align with us on all of the factors listed above, the Compensation Committee considered and included in our peer groups companies meeting a majority of the criteria, with a greater weight placed on companies with a similar business model to ours––namely, those that market and sell commercial products, generate substantial revenue from such commercial activities and invest significantly in R&D—and  with less of a focus placed on market capitalization, as the Compensation Committee believes that revenue is a better indicator of the complexity of a company’s business model in our industry. The Compensation Committee excluded from our peer groups those biopharmaceutical companies whose business model may not entail significant investments in R&D, manufacturing and commercial capabilities, such as companies that instead focus on over-the-counter and generic pharmaceuticals, medical diagnostics or veterinary pharmaceuticals, as we do not compete for senior executive talent with these companies and including them within our peer group could disadvantage us in attracting and retaining leadership talent.

2019 Peer Group. In September 2018, the Compensation Consultant recommended, and our Compensation Committee approved, the following changes to our 2018 peer group to arrive at our 2019 peer group: (a) eliminate The Medicines Company, due to its restructuring to a clinical stage company with revenue and headcount significantly below our targeted ranges and (b) add Nektar Therapeutics.

Acadia Pharmaceuticals Inc. Alexion Pharmaceuticals, Inc. Alnylam Pharmaceuticals, Inc. Biogen Inc.	BioMarin Pharmaceutical Inc. Endo International plc Incyte Corporation Ionis Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc Nektar Therapeutics Neurocrine Biosciences, Inc. Regeneron Pharmaceuticals	Seattle Genetics, Inc. United Therapeutics Corporation Vertex Pharmaceuticals Incorporated

All companies within our 2019 peer group, with the exception of Biogen Inc., included us in their self-selected peer groups, as disclosed in their 2019 proxy statements.

2020 Peer Group. In September 2019, in light of significant changes to our market capitalization during 2018 and 2019, and taking into account feedback received from our shareholder engagement efforts, the Compensation Consultant recommended, and the Compensation Committee approved, the following adjustments to our peer group to align with our then-current company profile: (a) eliminate Alnylam Pharmaceuticals, Inc., Biogen Inc., Regeneron Pharmaceuticals and Vertex Pharmaceuticals Incorporated, primarily due to market values that are positioned above the targeted range or revenues outside the expected range and (b) add Emergent BioSolutions Inc., Exelixis, Inc. and Horizon Therapeutics plc.

Acadia Pharmaceuticals Inc. Alexion Pharmaceuticals, Inc. BioMarin Pharmaceutical Inc. Emergent BioSolutions Inc.	Endo International plc Exelixis, Inc. Horizon Therapeutics plc Incyte Corporation	Ionis Pharmaceuticals, Inc. Jazz Pharmaceuticals plc Nektar Therapeutics Neurocrine Biosciences, Inc.	Seattle Genetics, Inc. United Therapeutics Corporation

Use of Peer Group Data. The Compensation Consultant uses our peer group data and other market data to prepare its executive compensation review for the Compensation Committee each year. The below table shows the timing of the Compensation Committee’s decision-making with respect to compensation for each of our named executive officers, in each instance utilizing the Compensation Consultant’s executive compensation review:

December	Setting performance pay targets and performance pay ranges for the upcoming year
January	Reviewing and adjusting salaries for the current year Determining performance pay cash awards
February	Determining targeted equity award values

The Compensation Committee generally targets around the 50th percentile for all elements of pay for our named executive officers; however, the comparative data provided by the Compensation Consultant is just one of many factors that the Compensation Committee takes into consideration in determining executive compensation, and the Compensation Committee increases or decreases the variable elements of pay from the 50th percentile based upon actual individual and company performance and a number of other considerations, as discussed in detail in this proxy statement.

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Executive Compensation Program Design and Key Elements

The Compensation Committee uses its judgment to establish a compensation opportunity for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve our executive compensation program goals and our corporate objectives. A significant portion of the target total direct compensation opportunity for our named executive officers is comprised of “at-risk” compensation in the form of cash performance pay opportunities and long-term equity awards in order to align the named executive officers’ incentives with the interests of our shareholders and our corporate goals.

The table below explains the key features and purpose of each element of our executive compensation program utilized by the Compensation Committee to structure overall compensation that can reward both short- and long-term performance of the individual and our Company and foster executive retention. As set forth below, the Compensation Committee incorporated each of these elements into its compensation decisions for 2019 and enhanced these elements in the design of our 2020 compensation program.

Element	Key Features			Purpose
Base Salary	■	Fixed cash compensation to recognize the executive’s day-to-day responsibilities	■	Provides a fixed level of compensation that is competitive within our industry and geographic area
	■	No amount is guaranteed
	■	Reviewed and adjusted annually after the conclusion of the previous year
Annual Cash Performance Pay (STIP)	■

Variable cash compensation awarded after the conclusion of the previous year based on Company performance against pre-determined corporate objectives and individual contributions to such performance during the prior year

■

Aligns executive officers with business strategy and motivates them to achieve short-term corporate objectives Enables us to reward executive officers who contribute to achievement of performance targets

	■	No amount is guaranteed
	■	Determined annually
Restricted stock unit awards (or performance-vesting restricted stock unit awards)	■	Value and mix determined annually	■	Appropriately reward and retain key employees
	■	The number of shares underlying stock options is determined using an approved value and the Black-Scholes stock option pricing model
	■	The number of shares underlying stock awards is determined using an approved value and the then-current price of the Company’s ordinary shares	■	Align interests of executives with the Company’s long-term business strategy and creation of shareholder value
	■	Restricted stock unit awards do not vest, and stock options do not become exercisable, until one year from the date of grant at the earliest
	■	No amount is guaranteed	■	Provide executives with the opportunity to share in the future value they are responsible for creating
Time-Vesting
Stock Options	■	Time-vesting stock options and time-vesting restricted stock unit awards typically vest in equal annual installments over a four-year period
■

Restricted stock awards and restricted stock unit awards with a time-based restriction are required to have at least a three-year restriction period, although after twelve months, vesting can occur incrementally over such three-year period

			■	Performance-vesting equity awards align executive compensation with specific milestones expected to drive value for our shareholders
Performance-Vesting
	■	Performance-vesting stock options or restricted stock unit awards that vest upon the achievement of key performance milestones

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Base Salary

In January 2019, the Compensation Committee reviewed and adjusted the base salaries of our executive officers. In determining such base salary adjustments, the Compensation Committee considered a number of factors, such as cost-of-living indices, market data for our peer group, achievement of our 2018 corporate objectives (as described in detail in our 2019 proxy statement), individual contributions to the achievement of our 2018 corporate objectives, the Compensation Committee’s competitive positioning philosophy and, for those executive officers other than Mr. Pops, the recommendation of Mr. Pops.

Based on this review, the Compensation Committee determined that, consistent with the Company merit budget, each named executive officer should receive an increase of approximately 3.5% in his base salary for 2019, with the exception of Mr. Gaffin, for whom the Compensation Committee recommended an increase of 10% in acknowledgement of his increased responsibilities within the Company and his individual contributions to achievement of the Company’s 2018 corporate objectives, and to approximate the median base salary of executives in similar positions at companies in our peer group. The following are the base salaries of each of our named executive officers for 2019:

Named Executive Officer	2018 Base Salary	2019 Base Salary	Approximate Percentage Increase
Richard F. Pops	$1,002,316	$1,037,400	3.5%
James A. Robinson*	$675,000	$700,000	3.5%
James M. Frates	$536,732	$556,000	3.5%
David J. Gaffin	$500,000	$550,000	10%
Craig C. Hopkinson, M.D.	$600,000	$621,000	3.5%
Michael J. Landine	$481,916	$499,000	3.5%
* Mr. Robinson’s base salary was prorated for each of 2018 and 2019 based on the respective dates that he commenced and terminated his employment with the Company.

There were no other adjustments to the base salaries of our named executive officers during 2019.

Short-Term Incentive Plan – Cash Performance Pay Awards

The Compensation Committee works with management to set annual performance objectives on which it believes our reporting officers, including our named executive officers, should focus during the year in order to achieve our short-term business and strategic goals, which are an integral part of our long-term strategy. The Board and the Compensation Committee monitor and review progress against these objectives during and after the conclusion of each year. These annual corporate objectives provide the basis for our Reporting Officer Performance Pay Plan, which is our STIP that the Compensation Committee approves each year to incentivize our reporting officers to achieve the strongest possible performance against our corporate objectives.

The Compensation Committee determines performance pay awards under our Reporting Officer Pay Plan based largely on the Company’s performance against its corporate objectives and, for named executive officers other than the CEO, the contributions of each named executive officer to the achievement of our corporate objectives. For more detail, see the discussion in the section entitled “2019 Cash Performance Payouts” on page 76 of this proxy statement.

2019 Corporate Objectives

In December 2018, the Compensation Committee endorsed, and the Board subsequently approved, ten corporate objectives to measure the performance of our Company and our reporting officers in 2019. The 2019 corporate objectives, set forth in the table on beginning on page 72 of this proxy statement, were designed to focus our employees’ efforts around short-term activities that we believe are important to our business and to the creation of shareholder value, and include sales and commercial goals; research, development and clinical goals; financial goals; manufacturing, supply and quality goals; regulatory goals; policy goals; and organizational infrastructure development goals. The Compensation Committee and

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management believed that such goals were challenging and that achieving them would require not only continued strong commercial, R&D and organizational performance, but also a high level of effort and execution by our named executive officers.

2019 Cash Performance Targets and Pay Ranges

The Compensation Committee annually reviews and approves performance pay targets and performance pay ranges for each of our named executive officers, taking into consideration comparable competitive market data and targeting performance around the 50th percentile of such market data.

No Increases to Cash Performance Targets for 2019. In December 2018, the Compensation Committee determined that the performance pay targets and performance pay ranges for the 2019 performance period should remain at the same levels as the targets and pay ranges for the 2018 performance period for all named executive officers, resulting in approval of the target performance payouts and target performance pay ranges for 2019 set forth in the table below.

Named Executive Officer	2019 Target Performance Pay Range as % of Base Salary	2019 Target Performance Pay as % of Base Salary
Richard F. Pops	0% to 200%	100%
James A. Robinson*	0% to 150%	75%
James M. Frates	0% to 100%	50%
David J. Gaffin	0% to 100%	50%
Craig C. Hopkinson, M.D.	0% to 100%	50%
Michael J. Landine	0% to 100%	50%
* Mr. Robinson terminated his employment with the Company in April 2019.

2019 Company Performance Assessment

During 2019, management reported regularly to the Compensation Committee and the Board on the Company’s performance in respect of the Company’s 2019 corporate objectives, and in January 2020, the Compensation Committee evaluated the Company’s performance in respect of such corporate objectives.

Responsiveness to Shareholder Feedback—2019 Short-Term Incentive Plan

In January 2020, in response to shareholder feedback received during 2019 and the results of our 2019 say-on-pay vote, and following the design of our 2020 STIP, the Compensation Committee incorporated those elements of our 2020 STIP design that were appropriate to apply to its evaluation of 2019 performance and determination of payouts under our 2019 STIP. Specifically, in determining an overall Company performance assessment for 2019 against the Company’s 2019 corporate objectives, the Compensation Committee:

•

categorized the corporate objectives into three “Goal Types” (Financial and Commercial; Pipeline; and Corporate Social Responsibility) and classified each Goal Type as either Tier 1 or Tier 2, reflecting the Compensation Committee’s assessment of such Goal Type’s relative importance in contributing to the Company’s overall business strategy and to shareholder value creation;

•	reviewed the Company’s performance and accomplishments against each corporate objective, applying objective performance metrics to its assessment where applicable; and

•	approved an overall Company performance assessment score to serve as the basis for the Company performance element of the 2019 performance pay awards.

The Compensation Committee concluded that 2019 was a year of meaningful accomplishments for the Company, during which the Company exceeded, achieved, partially achieved, and, in one instance, did not achieve, each of the 2019 corporate objectives, as described in detail in the following table:

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2019 Corporate Objectives: Performance Assessment

Goal Type / Tier	Corporate Objective	Accomplishments	Assessment
Financial and Commercial Tier 1	Achieve financial guidance for revenue and non-GAAP earnings

✓    Achieved this objective by meeting and exceeding topline revenue and non-GAAP net income, respectively, set forth in the Company’s original 2019 financial guidance.

✓    In addition, VIVITROL net sales met the Company’s original 2019 guidance and the Company achieved savings of approximately $30 million from its original budget expenses.

✘    However, ARISTADA net sales did not meet its original 2019 guidance.

Achieved
Grow VIVITROL and ARISTADA by increasing the number of providers prescribing these medicines and the number of appropriate patients able to gain access to them.

✓    Grew VIVITROL and ARISTADA on a units sold-, patient-, and prescriber-basis, as follows:

–    Increased unit sales of ARISTADA and VIVITROL by approximately 42% and 13%, respectively, compared to 2018.

–    Increased the number of patients on ARISTADA and VIVITROL per month in the fourth quarter by approximately 42% and 11%, respectively, as compared to the same period in 2018.

–    Increased the number of prescribers writing ARISTADA and VIVITROL prescriptions in December by approximately 31% and 14%, respectively, as compared to the same period in 2018.

✓    Settled an inter partes review with Amneal in respect of the last to expire VIVITROL patent on favorable terms.

✘   Only partially achieved this objective due to ARISTADA growth not meeting expectations, as reflected in the Company’s original 2019 financial guidance for ARISTADA.

Partially Achieved
Manufacture commercial products and clinical trial material to meet the company’s goals of quality, quantity, reliability and efficiency.

✓+    Exceeded this objective by supplying VUMERITY commercial product to Biogen well in advance of the original timeline, thereby enabling early commercial launch and the earlier realization of manufacturing and royalty revenue.

✓+    No critical findings issued in connection with any regulatory authority inspections or audits, including:

✓    FDA pre-approval inspection for VUMERITY at Athlone facility,

✓    Russian Health Authority inspection at Athlone facility,

✓    DEA audit of our Wilmington facility, and

✓    inspections of our Athlone facility by:

▪    the Irish Environmental Protection Agency,

▪    the Irish Health and Safety Authority, and

▪    the Irish Health Products Regulatory Authority.

✓+    Met need for clinical product, supporting over 210 clinical site/study combinations in 17 countries around the world with over 140 SKUs of product mix.

✓    Validated VUMERITY manufacturing process.

✓    Re-certified Athlone facility to ISO14001:2015 for environmental management.

✓    Met customer demand for commercial product, with low single-digit manufacturing batch reject rates.

✓    Strengthened commercial manufacturing process robustness through filing and approval of Prior Approval Supplements (PAS) with FDA.

✓    Successfully managed limited product recall due to vendor error, and remediated vendor processes to ensure future compliance.

Exceeded

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Goal Type / Tier	Corporate Objective	Accomplishments	Assessment
Pipeline Tier 1	Submit the New Drug Application (NDA) to FDA for ALKS 3831 and execute integrated cross-functional launch readiness plans.

✓+  Exceeded this objective by restructuring the content of the ALKS 3831 NDA, based on discussions with the FDA, to support an added indication for a large patient population—the treatment of manic or mixed episodes associated with bipolar I disorder as a monotherapy or as an adjunctive treatment to lithium or valproate and for maintenance treatment of bipolar I disorder—without the need to conduct additional time-consuming and expensive clinical studies.

✓    Submitted NDA for ALKS 3831 in November 2019 for the treatment of schizophrenia and the treatment of bipolar I disorder.

✓    Launched disease state awareness program, completed pricing research and recommendations, developed and tested promotional messaging and images, and completed sales force sizing.

✓    Executed on key scientific communication initiatives, including poster presentation, manuscript publication and scientific platform development, and began implementation of strategic Medical Launch Readiness Plan, including dossier development, standard response letter generation, and compliant medical science liaison (MSL) engagement.

Exceeded
	Successfully complete FDA review of BIIB098 (VUMERITY) NDA.	✓ Received FDA approval of VUMERITY in October 2019. ✓ Supported the successful launch of VUMERITY in November 2019. ✓ Transitioned all ongoing VUMERITY clinical activities to Biogen.	Achieved
Execute the expanded ALKS 4230 clinical development plan, including monotherapy and combination studies.

✓    Initiated research collaboration with Clovis Oncology, Inc. to evaluate ALKS 4230 in combination with rucaparib and lucitanib.

✓    Initiated ARTISTRY-2 in patients with advanced solid tumors.

✓    Initiated monotherapy expansion stage of ARTISTRY-1 in renal cell carcinoma or melanoma following the identification of the recommended monotherapy dose of ALKS 4230 administered intravenously.

✓    Activated first clinical trial site in clinical research collaboration with the Fred Hutchinson Cancer Research Center for a phase 2 multi-site trial to evaluate ALKS 4230 in combination with pembrolizumab in patients with advanced or recurrent head and neck squamous cell cancer who did not achieve complete remission with an anti-PD-(L)1 antibody treatment.

✓    Presented data from the ARTISTRY monotherapy and combination therapy clinical development program at the Society for Immunotherapy of Cancer annual meeting.

Achieved
Nominate at least one new candidate for clinical development.

✘   Although we did not achieve this corporate objective since we did not formally nominate a new candidate for clinical development,

✓    we did make substantial progress to advance our engineered fusion proteins and acquired an HDAC platform with potential clinical development compounds.

Did not achieve
Advance the company’s development programs.

✓    Completed EVOLVE-MS-2, in which VUMERITY demonstrated statistically superior gastrointestinal tolerability and fewer discontinuations due to gastrointestinal events as compared to TECFIDERA.

✓    Completed acquisition of Rodin Therapeutics, Inc., providing a scientific platform for potential future opportunities in CNS.

Achieved

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Goal Type / Tier	Corporate Objective	Accomplishments	Assessment
Corporate Social Responsibility Tier 2	Advance advocacy efforts on behalf of patients, families and healthcare providers to improve the treatment system for severe mental illness and addiction.

✓    Awarded more than $1 million to 14 innovative programs undertaking critical outreach to address complex medical and social aspects of mental health and substance use disorders (ALKERMES INSPIRATION GRANTS initiative).

✓    Provided $400,000 in grants to junior investigators for research to help those living with substance use disorders (ALKERMES PATHWAYS RESEARCH AWARDS program).

✓    Supported allocation of substantial U.S. federal and state funding to address the opioid crisis ($3.5 billion appropriated annually for each of last three years), with such funds allocated (based on U.S. state, initiative type and setting of care) for drug purchases, wrap-around services, or both.

✓    U.S. federal, state and county government developed/operated approximately 110 Medication Assisted Treatment initiatives in various settings of care across 41 U.S. states, representing approximately $500 million in funding.

–    This represents increases of approximately 15% in the number of initiatives and approximately 40% in the funds allocated to such initiatives since 2018.

Achieved
Continue to grow the organizational infrastructure and capabilities to meet the needs of the Company’s business while maintaining its corporate values.

✓+    Exceeded this objective by completing an organizational restructuring expected to provide approximately $150M in cost savings in 2020 and cost savings of several hundred million dollars over the next few years.

✓+    Exceeded this objective by strengthening our Board with the appointments of Mr. Wilson and Dr. Gaynor, who possess expertise in strategic value creation and oncology, respectively.

✓    Maintained low voluntary employee attrition and hired needed external talent despite a competitive labor market.

✓    Integrated environmental, social and governance considerations—including energy, carbon, water and waste reductions; EHSS excellence; human capital development; and community support and involvement—into the operation of our business.

–     Published second corporate responsibility report in October 2019, available at www.alkermes.com/responsibility. See also the discussion in this Proxy Statement in the section entitled “Corporate Social Responsibility” beginning on page 37 of this proxy statement.

Exceeded
2019 OVERALL COMPANY PERFORMANCE ASSESSMENT			ACHIEVED

Based on the individual corporate objective assessments, and taking into consideration the Tier categorization of each such objective, the Compensation Committee determined an overall Company performance assessment of ‘ACHIEVED’, which corresponds to cash performance payouts to our named executive officers at target levels. As discussed elsewhere in this proxy statement, the Company performance assessment serves as a significant factor, alongside individual performance, in the Compensation Committee’s determination of individual cash performance payouts for our named executive officers.

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2019 Individual Performance Assessment

Each named executive officer was responsible for contributing to the achievement of the Company’s 2019 corporate objectives, individually and as part of the leadership team, and to overall management of the Company.

Individual Performance for Named Executive Officers other than Mr. Pops

In January 2020, Mr. Pops presented to the Compensation Committee, and the Compensation Committee considered, an assessment of the individual performance during 2019 of each of the named executive officers (other than Mr. Pops) still employed by the Company at such time, including an assessment of each named executive officer’s overall leadership of his respective organization and the contributions of each named executive officer to the achievement of the Company’s corporate objectives. Specifically, the Compensation Committee considered the following contributions of each named executive officer to the achievement of the Company’s 2019 corporate objectives:

Named Executive Officer	Individual Performance Contributions
James M. Frates

✓    Strong overall leadership of our finance organization and of our financial reporting and compliance.

✓    Contributions to the achievement of our financial corporate objectives in 2019, particularly in relation to our corporate restructuring.

David J. Gaffin

✓    Strong overall leadership of our legal-IP and compliance organizations.

✓+    Exceeded because of his extensive contributions to the achievement of our financial,

     commercial and pipeline corporate objectives in 2019, including:

–    Settlement of the inter partes review in respect of VIVITROL on favorable terms;

–    Dismissal of Gagnon v. Alkermes plc, et al. securities class action lawsuit with prejudice;

–    Legal assistance to address VUMERITY tentative FDA approval and gain final FDA approval of VUMERITY;

–    Acquisition of Rodin Therapeutics, Inc.; and

–    Resolution, on favorable terms, of matters with our licensees in respect of products from which we receive revenues.

Craig C. Hopkinson, M.D.

✓    Strong overall leadership of our clinical development, medical affairs and regulatory organizations.

✓+  Exceeded because of his extensive contributions to the achievement of our pipeline corporate objectives in 2019, including:

–    FDA approval of VUMERITY;

–    Conduct of EVOLVE-MS-2;

–    Advancement of the ALKS 4230 development program; and

–    Submission of the NDA for ALKS 3831 for the treatment of bipolar I disorder and schizophrenia in adults.

Michael J. Landine

✓    Strong overall leadership of our corporate development and public affairs organization.

✓    Contributions to the achievement of our corporate objectives in 2019, including his integral involvement in achieving expense savings to budget and implementing the corporate restructuring.

Based on this information, the Compensation Committee assigned each of Mr. Frates and Mr. Landine an individual performance assessment of ‘ACHIEVED’, corresponding to a cash performance payout at their respective target amounts, and assigned each of Mr. Gaffin and Dr. Hopkinson an individual performance assessment of ‘EXCEEDED’, corresponding to a cash performance payout above their respective target amounts.

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Individual Performance for Mr. Pops

In assessing Mr. Pops’ individual performance, the Compensation Committee considered the Company’s meaningful achievements against its 2019 corporate objectives and Mr. Pops’ extensive and significant contributions to the oversight, management and achievement of such objectives. However, the Compensation Committee also considered that Mr. Pops has a responsibility to create long-term value for our shareholders and, because our share price declined in 2019, the Compensation Committee used its discretion, as provided for in our STIP, to award Mr. Pops a cash performance payout in an amount that is below the Company’s overall performance level of “ACHIEVED” and below Mr. Pops’ target performance payout amount.

2019 Cash Performance Payouts

In January 2020, the Compensation Committee considered the overall Company performance assessment of “ACHIEVED” against the Company’s 2019 corporate objectives and the individual performance assessments for each of our named executive officers (each as discussed in detail above), the target cash performance pay and cash performance pay range set by the Compensation Committee in December 2018 for each executive officer, data from the Compensation Consultant regarding cash performance pay for executive officers of our peer group companies, comparable market data for experienced executive officers in the biopharmaceutical industry and the recommendations of Mr. Pops with respect to cash performance pay amounts for each named executive officer (other than Mr. Pops), and, based on such information, the Compensation Committee approved the following 2019 STIP cash performance payout amounts for each of our named executive officers still employed by the Company at such time:

Named Executive Officer	2019 Performance Payout Amount	2019 Target Performance Pay as a % of Base Salary	2019 Actual Performance Pay as a % of Base Salary	2019 Actual Performance Pay as a % of Target Performance Pay
Richard F. Pops	$980,000	100%	94%	94%
James M. Frates	$278,000	50%	50%	100%
Craig C. Hopkinson	$388,125	50%	63%	125%
David J. Gaffin	$343,750	50%	63%	125%
Michael J. Landine	$249,500	50%	50%	100%

Responsiveness to Shareholder Feedback—2020 Short-Term Incentive Plan

In our 2020 STIP, the Compensation Committee incorporated additional changes to further increase the objective, performance-based nature of the methodology to be used under the plan to assess overall Company performance and individual performance against the 2020 corporate objectives and to determine an overall cash performance payout for each reporting officer, including our named executive officers. Specifically, the Compensation Committee:

•	pre-defined and approved quantitative and qualitative objective metrics to assess the Company’s performance in 2020 against each of the 2020 corporate objectives;
•

categorized the 2020 corporate objectives into three “Goal Types” and assigned percentage weightings for each of the three Goal Types (Financial and Commercial = 45%; Pipeline = 35%; and Corporate Social Responsibility = 20%), reflecting the Compensation Committee’s assessment of each Goal Type’s relative importance in contributing to the Company’s overall business strategy and to shareholder value creation; and

•

approved relative percentage weightings of corporate and individual performance for the CEO (100% corporate) and for other reporting officers, including our named executive officers (75% corporate, 25% individual), based on the level of impact such individuals are expected to have on overall Company performance against the 2020 corporate objectives.

The Compensation Committee established these performance metrics in February 2020 without the benefit of being able to consider more recent developments relating to the evolving impact of coronavirus or COVID-19 on our financial performance and business operations.

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Long-Term Incentive Plan – Equity Awards

We utilize long-term equity awards to align executive compensation and performance, incentivize the advancement of our critical business objectives, promote the creation of shareholder value over the long-term, and reward and retain key employees. Consistent with this approach, a significant portion of our named executive officers’ annual compensation is in the form of long-term equity awards.

2019 Equity Incentive Mix

The Compensation Committee annually considers the appropriate mix of equity awards for our named executive officers and incorporates performance-based equity awards when it determines that such awards would not promote excessive risk taking that could adversely impact the Company or its research, development or commercialization of pharmaceutical products.

In February 2019, in evaluating the mix of equity awards for 2019, the Compensation Committee considered the Company’s prior year performance (including our share price-performance), ongoing and future strategic focus, market practices with respect to equity mix and feedback from shareholders and proxy advisory firms.

Market Condition Added to 51% of CEO Equity Grant. In determining the appropriate equity incentive structure for Mr. Pops in 2019, the Compensation Committee took into consideration our share price performance in 2018 and Mr. Pops’ critical role in the creation of shareholder value, and took steps to further strengthen the alignment of our CEO’s compensation with the interests of our shareholders. The Compensation Committee added a market performance condition to approximately 51% of the total value of our CEO’s 2019 equity grant, in the form of stock options which require achievement of a greater than 50% increase in the Company’s share price from its grant date value for 30 consecutive trading days. Once this performance condition is met, the stock options remain subject to a time-vesting restriction, vesting in equal annual installments over four years commencing on the first anniversary of the February 2019 grant date. The remaining approximately 49% in value of our CEO’s 2019 equity grant consisted of a mix of time-vesting stock options and time-vesting restricted stock unit awards, which vest over four years, commencing on the first anniversary of the February 2019 grant date.

Named Executive Officer Mix. Based upon its analysis, the Compensation Committee determined that a combination of time-vesting stock options and time-vesting restricted stock unit awards continued to be the most appropriate equity incentive structure for our named executive officers, other than Mr. Pops, to incentivize them to achieve the company’s long-term goals, reward performance over time, and, in so doing, increase shareholder value over the long-term. These stock options and restricted stock unit awards vest over four years, commencing on the first anniversary of the February 2019 grant date.

How Sizes of Awards Were Determined in 2019

Determination of Targeted Aggregate Values. The Compensation Committee grants all equity awards, including awards to our named executive officers, based on an aggregate targeted dollar value for each award. In February 2019, in determining the targeted aggregate dollar value of the equity awards to be granted to each of our named executive officers for 2019, the Compensation Committee took into consideration comparable peer group equity award value data provided by the Compensation Consultant (targeting the 50th to 75th percentile), the criticality of the executive’s skill set and expected future contributions, the overall equity position of each executive, the retentive value of such overall equity position given our significant share price decline, and shareholder and advisory firm feedback. The Compensation Committee also took into account the importance of retaining a consistent and cohesive management team to continue to execute on the Company’s medium- and long-term business strategy and creation of shareholder value.

For named executive officers other than Mr. Pops, the Compensation Committee also considered Mr. Pops’ recommendations with respect to equity award values based on his assessment of the criticality of each named executive officer’s skill set and expected future contributions to achievement of the Company’s long-term objectives.

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Conversion into Share Amounts. The Compensation Committee converts the targeted aggregate dollar value of each award into a number of ordinary shares using per share value, determined a number of days prior to the grant date based on an averaging methodology designed to address week-to-week share price volatility over a defined period of time and, for awards of stock options, the Black-Scholes valuation model. Based upon the factors and methodology discussed above, the Compensation Committee granted the following equity awards to each of our named executive officers for 2019:

Named Executive Officer	Time-Vesting Restricted Stock Unit Awards	Time-Vesting Stock Options	Time- and Performance-Vesting Stock Options
Richard F. Pops	129,600	121,000	382,200
James A. Robinson*	40,400	157,000
James M. Frates	23,300	90,600
David J. Gaffin	27,500	106,700
Craig C. Hopkinson, M.D.	27,500	106,700
Michael J. Landine	23,300	90,600

* Mr. Robinson terminated his employment with the Company in April 2019.

The equity awards granted to our named executive officers in 2019 are subject to early vesting in certain instances as described in the 2011 Plan and the 2018 Plan, as applicable, and below in the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 90 of this proxy statement.

Responsiveness to Shareholder Feedback – 2020 Long-Term Incentive Plan

In February 2020, after careful consideration of shareholder feedback received in 2019, the results of our 2019 say-on-pay vote, and our share price performance in 2019, the Compensation Committee approved significant changes to our LTIP for 2020 to further align pay and performance. These changes included incorporating performance-vesting restricted stock unit awards tied to a broad spectrum of strategically important Company activities and granting such awards to all of our employees that hold positions at senior vice president level and above. Specifically, the Compensation Committee:

•     broadened the mix of equity in the annual grant to our named executives officers to include—in addition to the time-based options and time-based restricted stock unit awards that were historically granted—performance-vesting restricted stock unit awards (“PRSUs”) that vest based on the achievement of specified commercial and development goals during a three-year performance period, and that are subject to a TSR modifier, tied to relative share price performance (as compared to the Nasdaq Biotechnology Index) over the three-year performance period. This TSR modifier may increase or decrease the total number of vested shares underlying the PRSUs by up to 25%;

•     applied performance conditions (in the form of the PRSUs discussed above) to approximately 51% of the total value of our CEO’s 2020 equity grant; and

• for the first time, added performance conditions to approximately 25% of the total value of the 2020 equity grant to each of our named executive officers, in the form of the PRSUs discussed above.
INCREASING PERFORMANCE-VESTING EQUITY AWARDS TO NAMED EXECUTIVE OFFICERS (“NEOs”) FROM 2019 TO 2020 * Percentages listed in graphic are approximate.

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Report of the Compensation Committee

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee of the Board, which is comprised solely of (i) independent directors within the meaning of applicable Nasdaq Rules, (ii) outside directors within the meaning of Section 162 of the Code, and (iii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement for 2019. In reliance on the reviews and discussions referred to above, the Compensation Committee has approved the Compensation Discussion and Analysis, and the Board has approved the Compensation Discussion and Analysis for inclusion in this proxy statement.

Respectfully submitted by the Compensation Committee,

David W. Anstice AO (Chair)

Paul J. Mitchell

Nancy J. Wysenski

For more information about the Compensation Committee and its charter, please see the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

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Additional Compensation Information

Share Ownership and Holding Guidelines

Our Board members and reporting officers (consisting of those who are required to file reports under Section 16(a) of the Exchange Act) are subject to our minimum share ownership and holding guidelines (our “Share Ownership and Holding Guidelines”). These guidelines are designed to align the interests of our Board members and reporting officers with those of our shareholders by ensuring that our Board members and reporting officers have a meaningful financial stake in our long-term success. These guidelines establish minimum ownership levels by position as set forth below:

Position	Value of Equity
CEO	6.0 times base salary
Board Members*	3.0 times annual Board member cash retainer
Other Reporting Officers*	1.0 times base salary

* First measurement date is the date that is at least five (5) full years from the date of appointment or election, as applicable.

For purposes of determining the value of shares owned by a Board member or reporting officer under our Share Ownership and Holding Guidelines, we include the value of all shares directly or beneficially owned by such Board member or reporting officer and the amount by which the market value of any vested but unexercised stock option held by such Board member or reporting officer exceeds the strike price of such stock option. We assess compliance with these guidelines annually and use the share price on January 1 of each year in our determination.

Our Share Ownership and Holding Guidelines require that each named executive officer retain 50% of ordinary shares acquired upon vesting of restricted stock unit awards and/or exercise of stock options (net of tax liability and any amounts used to pay exercise price, as applicable), until each such named executive officer meets our share ownership requirements.

Compliance with the Share Ownership and Holding Guidelines is monitored by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has determined that, Mr. Pops and all directors and reporting officers subject to the guidelines are in compliance with the applicable share ownership and holding guidelines. A current copy of our Share Ownership and Holding Guidelines can be found on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

Clawback Policy

Our named executive officers are subject to our Clawback Policy, under which, in the event that (a) the Board determines that a named executive officer engaged in fraud or intentional misconduct that requires a material restatement of our financial results, and (b) such fraud or intentional misconduct resulted in an incorrect determination that an incentive compensation performance goal had been achieved, then the Board may take appropriate action to recover from such named executive officer any equity incentive compensation resulting from such incorrect determination that had been paid to such named executive officer during the three-year period preceding the filing of such accounting restatement. We may recoup equity incentive compensation paid to the named executive officer who engaged in the fraud or intentional misconduct to the extent it was based on such incorrect determination, as determined by the Board. A current copy of the Clawback Policy can be found on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com.

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Retirement Benefits

The terms of our 401(k) Savings Plan (“401k Plan”) provide for broad-based participation by our executive officers and employees resident in the U.S. Under the 401k Plan, all of our U.S. employees are eligible to receive matching contributions from us. Our matching contribution for the 401k Plan for 2019 was as follows: dollar for dollar on each participant’s eligible compensation up to a maximum of 5% of such compensation, subject to applicable U.S. federal limits.

Other Benefits

Executive officers are eligible to participate in our medical, dental and life insurance employee benefit plans on the same terms as all other employees. We may also provide relocation expense reimbursement, which is negotiated on an individual basis with employees, including executive officers, in a manner consistent with our internal guidelines.

Executive officers are also entitled to certain benefits upon death or disability. Under our flexible benefits program, our executive officers receive long-term disability coverage that will pay up to 65% of their base salary, up to a monthly maximum of $27,500, during disability, and, in cases of catastrophic disability, a supplemental amount based on their base salary. Also, under our flexible benefits program, we provide life insurance coverage for all of our eligible U.S. employees, including the named executive officers, equal to two times base salary, with a maximum of $500,000 in coverage paid by us. In addition, all U.S. employees, including the named executive officers, are eligible to participate in optional supplemental life insurance up to a maximum of $500,000.

Post-Termination Compensation and Benefits

We have a program in place under which each of our executive officers receives severance benefits if such executive officer is terminated without “cause” (as defined in each executive officer’s employment agreement with the Company) or resigns for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which such executive officer must perform his or her employment), subject to signing a general release of claims. Additionally, each named executive officer receives severance benefits if, within a period of time following a corporate transaction or a change in control, such executive officer is terminated without “cause” or resigns for “good reason.” The terms of, and the amounts payable under, these arrangements are described in more detail below under “Potential Payments Upon Termination or Change in Control.” We provide these severance arrangements because we believe that, in a competitive market for talent, severance arrangements are necessary to attract and retain high quality executives. In addition, the change in control benefit allows and incentivizes executives to maintain their focus on our business during a period when they otherwise might be distracted.

Tax and Accounting Considerations

Under Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

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Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Equity Grant Timing

Annual employee equity grants, including grants to executive officers, are made after the announcement of the Company’s year-end results and after the Company’s window to trade has been reopened (generally 48 hours after the announcement of such results). New hire equity grants are made on the first Wednesday following the first Monday (or the first business day thereafter if such day is a holiday for which Nasdaq is closed) of each month. For information about non-employee director equity grants, see the discussion in the section entitled “Non-Employee Director Compensation Program—Equity Compensation” on page 35 of this proxy statement. For additional information about our equity compensation plans, see the section entitled “Equity Plan Compensation Information” on page 95 of this proxy statement.

Risk Assessment Concerning Compensation Practices and Policies

The Compensation Committee, at the direction of the Board, reviewed our 2019 compensation policies and practices and concluded that these policies and practices, as structured, are not reasonably likely to have a material adverse effect on the Company.

Specifically, our compensation programs contain many features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

✓	a balance of fixed cash compensation and variable cash and equity compensation, with variable compensation tied both to short- and long-term objectives and the long-term value of our share price;
✓	the Compensation Committee’s ability to exercise discretion in determining incentive program payouts and equity awards;
✓	limits on payouts under our annual performance incentive plans;
✓	share ownership and holding guidelines applicable to our directors and executive officers;
✓	application of a clawback policy and the anti-hedging and anti-pledging provisions in the Company’s Insider Trading Policy; and
✓	mandatory training on our policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

The Compensation Committee also asked the Compensation Consultant to do a specific risk assessment of the Company’s 2019 cash and equity incentive plans and the Compensation Consultant determined there to be a low risk level under each of the factors it assessed.

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Executive Compensation Tables

Summary Compensation Table

The following table presents and summarizes the compensation paid to, or earned by, our named executive officers for 2019, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(2)	(f)(3)	(g)(4)	(h)	(i)(5)	(j)
Richard F. Pops	2019	1,037,400	—	4,221,072	8,384,675	980,000	—	14,000	14,637,147
Chairman and Chief Executive Officer	2018	1,002,316	—	4,876,350	10,010,722	1,152,664	—	13,750	17,055,802
	2017	964,204	—	1,909,950	5,379,155	1,113,684	—	13,500	9,380,493
James M. Frates	2019	556,000	—	758,881	1,475,360	278,000	—	14,000	3,082,241
Senior Vice President, Chief Financial Officer	2018	536,732	—	908,010	1,849,438	309,000	—	13,750	3,616,930
	2017	517,232	—	654,840	1,344,789	298,184	—	13,500	2,828,545
James A. Robinson(1)	2019	268,991	—	1,315,828	2,556,639	—	—	13,615	4,155,073
Former President and Chief Operating Officer	2018	545,192	—	1,104,000	3,159,506	633,000	—	1,286,170	6,727,868
Craig C. Hopkinson	2019	621,000	—	895,675	1,737,537	388,125	—	14,000	3,656,337
Executive Vice President, Research and	2018	600,000	—	908,010	1,849,438	420,000	—	13,750	3,791,198
Development and Chief Medical Officer
David J. Gaffin	2019	550,000	—	895,675	1,737,537	343,750	—	14,000	3,540,962
Senior Vice President, Chief Legal Officer,	2018	500,000	—	908,010	1,849,438	325,000	—	13,750	3,596,198
Chief Compliance Officer and Secretary
Michael J. Landine	2019	499,000	—	758,881	1,475,360	249,500	—	14,000	2,996,741
Senior Vice President, Corporate Development and Chief Risk Officer

ALKERMES PLC  2020 Proxy Statement 83

Notes to Summary Compensation Table

(1)	In April 2019, Mr. Robinson terminated his employment with the Company.
(2)

The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted during 2019, 2018 and 2017, respectively, computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. For additional detail, see the discussion in the section entitled “Long-Term Incentive Plan—Equity Awards—How Sizes of Awards Were Determined in 2019” on page 77 of this proxy statement. The weighted average grant date fair values of stock awards granted during these years are included in footnote 14 “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report. The grant date value of the performance-vesting restricted stock unit awards granted on February 17, 2017 to each of Mr. Pops and Mr. Frates was based upon the then-probable outcome of the performance conditions underlying such awards, as computed in accordance with ASC 718, which was $0 for each award. Assuming on the date of grant that the target level of performance would be achieved, and assuming the $54.57 closing price of our shares on the date of grant, the value of such performance-vesting restricted stock unit awards was $3,001,350; $600,270; and $818,550, respectively, and the value of such performance-vesting restricted stock unit awards assuming that the highest level of performance would be achieved, was $4,502,025; $900,405; and $1,227,825, respectively. The specified performance target for these performance-vesting restricted stock unit awards was achievement during the performance period, which was three years from the date of grant, of any two of three specified performance criteria, and the maximum payout for these performance-vesting restricted stock unit awards was achievement during the performance period of all three of the specified performance criteria. In December 2018, the Compensation Committee acknowledged that one of the performance criteria had been achieved, representing achievement of 50% of the specified performance target. In February 2020, the performance period expired and the Compensation Committee acknowledged that the remaining two performance criteria had not been achieved.

(3)

The amounts in column (f) reflect the aggregate grant date fair value of option awards granted during 2019, 2018 and 2017, respectively, computed in accordance with ASC 718. See the discussion in the section entitled “Long-Term Incentive Plan—Equity Awards —How Sizes of Awards Were Determined in 2019” beginning on page 77 of this proxy statement. The assumptions used in the calculation of the fair value of option awards granted by us during these periods are included in footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report under the heading “Share-Based Compensation”. Included in the option awards granted to Mr. Pops during 2019 are 382,200 stock options that in order to vest require the achievement of a greater than 50% increase in the Company’s share price from their grant date value for 30 consecutive trading days, and once that performance condition is met, remain subject to time-based vesting in equal annual installments over four years commencing on the first anniversary of the grant date, which had a grant date fair value computed using a Monte Carlo simulation model in accordance with ASC 718 of $6,414,272 and 121,000 stock options that vest over time which had a grant date fair value computed using a Black-Scholes model in accordance with ASC 718 of $1,970,403.

(4)

The amounts in column (g) reflect the cash awards paid to our named executive officers for services performed during 2019, 2018 and 2017, respectively, pursuant to the Alkermes plc Affiliated Company Fiscal Year 2019 Reporting Officer Performance Pay Plan (the “2019 Performance Plan”), the Alkermes plc Affiliated Company Fiscal Year 2018 Reporting Officer Performance Pay Plan and the Alkermes plc Affiliated Company Fiscal Year 2017 Reporting Officer Performance Pay Plan, respectively. The cash award amounts paid to our named executive officers for services in 2019 as compared to their target cash awards for 2019 reflect 94% of target for Mr. Pops, 100% of target for Messrs. Frates and Landine, and 125% of target for Mr. Gaffin and Dr. Hopkinson.

(5)

The amounts in column (i) reflect the Company’s match on contributions made by the named executive officers to our 401k Plan. Column (i) for Mr. Robinson in 2018 also includes a sign-on bonus of $1,000,000 and relocation benefits of $272,420.

ALKERMES PLC  2020 Proxy Statement 84

2019 Grants of Plan-Based Awards

The following table presents information on all grants of plan-based awards made in 2019 to our named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Grant Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)(1)	(b)(2)	(c)	(d)(3)	(e)(3)	(f)	(g)(4)	(h)	(i)(5)	(j)(6)	(k)	(l)(7)
Richard F. Pops	2/21/2019	2/19/2019	—	—	—	—	—	—	129,600	—	—	4,221,072
	2/21/2019	2/19/2019	—	—	—	—	—	—	—	121,000	32.57	1,970,403
	2/21/2019	2/19/2019	—	—	—	—	382,200	—	—	—	32.57	6,414,272
	N/A	N/A	—	1,037,400	2,074,800	—	—	—	—	—	—	—
James M. Frates	2/21/2019	2/19/2019	—	—	—	—	—	—	23,300	—	—	758,881
	2/21/2019	2/19/2019	—	—	—	—	—	—	—	90,600	32.57	1,475,360
	N/A	N/A	—	278,000	556,000	—	—	—	—	—	—	—
James A. Robinson	2/21/2019	2/19/2019	—	—	—	—	—	—	40,400	—	—	1,315,828
	2/21/2019	2/19/2019	—	—	—	—	—	—	—	157,000	32.57	2,556,639
	N/A	N/A	—	—	—	—	—	—	—	—	—	—
Craig C. Hopkinson	2/21/2019	2/19/2019	—	—	—	—	—	—	27,500	—	—	895,675
	2/21/2019	2/19/2019	—	—	—	—	—	—	—	106,700	32.57	1,737,537
	N/A	N/A	—	310,500	621,000	—	—	—	—	—	—	—
David J. Gaffin	2/21/2019	2/19/2019	—	—	—	—	—	—	27,500	—	—	895,675
	2/21/2019	2/19/2019	—	—	—	—	—	—	—	106,700	32.57	1,737,537
	N/A	N/A	—	275,000	550,000	—	—	—	—	—	—	—
Michael J. Landine	2/21/2019	2/19/2019	—	—	—	—	—	—	23,300	—	—	758,881
	2/21/2019	2/19/2019	—	—	—	—	—	—	—	90,600	32.57	1,475,360
	N/A	N/A	—	249,500	499,000	—	—	—	—	—	—	—

Notes to 2019 Grants of Plan-Based Awards Table

(1)	This Grants of Plan-Based Awards table does not include the stock options and restricted stock unit awards which were granted to our named executive officers on February 20, 2020.
(2)	The Grant Action Date represents the date on which the Compensation Committee took action to grant the applicable award.
(3)

Represents the target and maximum amounts that could have been earned by each named executive officer under the 2019 Performance Plan for the performance period of January 1, 2019 to December 31, 2019. The cash performance pay range for Mr. Pops was 0% to 200% of base salary with a target cash performance pay of 100% of base salary in effect at the time of award. The cash performance pay range for Messrs.

ALKERMES PLC  2020 Proxy Statement 85

Frates, Gaffin and Landine and Dr. Hopkinson was 0% to 100% of base salary with a target cash performance pay of 50% of base salary in effect at the time of award. There are no other applicable estimated future payouts under non-equity incentive plan awards for our named executive officers under the 2019 Performance Plan. For more information about the 2019 Performance Plan, see the discussion in the section entitled “Compensation Discussion and Analysis—Cash Performance Payouts” on page 76 of this proxy statement, and see the Summary Compensation Table on page 83 of this proxy statement for the actual cash performance payment amounts paid to our named executive officers for performance during 2019.

(4)

Represents performance- and time-vesting stock options that in order to vest require the achievement of a greater than 50% increase in the Company’s share price from their grant date value for 30 consecutive trading days, and once that performance condition is met, remain subject to time-based vesting in equal annual installments over four years commencing on the first anniversary of the grant date.

(5)

Represents time-vesting restricted stock unit awards granted under the 2018 Plan, which vest in four equal annual installments commencing on the first anniversary of the grant date. No dividend equivalents are paid on unvested restricted stock unit awards.

(6)

Represents time-vesting stock options granted under the 2018 Plan, which vest in four equal installments commencing on the first anniversary of the grant date. Certain of the stock options qualify as incentive stock options under Section 422 of the Code.

(7)

Represents the estimated grant date fair value of stock options and restricted stock unit awards granted to the named executive officers during 2019 computed in accordance with ASC 718. Assumptions used in the calculation of the fair value of option awards granted by us during 2019 are included in footnote 2, “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report under the heading “Share-Based Compensation”. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or that the value realized upon exercise or settlement of a restricted stock unit award will equal the grant date fair value.

ALKERMES PLC  2020 Proxy Statement 86

Outstanding Equity Awards at 2019 Year End

The following table presents the equity awards we have made to each of our named executive officers that were outstanding as of December 31, 2019:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)		(e)	(f)(2)	(g)(3)		(h)(9)	(i)		(j)(9)
Richard F. Pops	—	—	—		—	—	17,500	(4)	357,000	—		—
	—	—	—		—	—	17,500	(5)	357,000	—		—
	—	—	—		—	—	54,375	(6)	1,109,250	—		—
	—	—	—		—	—	129,600	(7)	2,643,840	—		—
	—	—	—		—	—	—		—	27,500	(10)	561,000
	325,000	—	—		11.74	5/17/2020	—		—	—		—
	400,000	—	—		18.11	5/20/2021	—		—	—		—
	450,000	—	—		16.55	5/21/2022	—		—	—		—
	300,000	—	—		33.72	5/28/2023	—		—	—		—
	230,000	—	—		47.16	3/3/2024	—		—	—		—
	200,000	—	—		71.23	2/26/2025	—		—	—		—
	225,000	75,000	—		32.27	2/28/2026	—		—	—		—
	100,000	100,000	—		54.57	2/17/2027	—		—	—		—
	73,750	221,250	—		67.26	2/16/2028	—		—	—		—
	—	121,000	382,200	(11)	32.57	2/21/2029	—		—	—		—
James M. Frates	—	—	—		—	—	4,500	(4)	91,800	—		—
	—	—	—		—	—	6,000	(5)	122,400	—		—
	—	—	—		—	—	10,125	(6)	206,550	—		—
	—	—	—		—	—	23,300	(7)	475,320	—		—
	—	—	—		—	—	—		—	5,500	(10)	112,200
	21,983	—	—		11.74	5/17/2020	—		—	—		—
	94,477	—	—		18.11	5/20/2021	—		—	—		—
	68,958	—	—		16.55	5/21/2022	—		—	—		—
	70,000	—	—		33.72	5/28/2023	—		—	—		—
	50,000	—	—		47.16	3/3/2024	—		—	—		—
	44,000	—	—		71.23	2/26/2025	—		—	—		—
	57,000	19,000	—		32.27	2/28/2026	—		—	—		—
	25,000	25,000	—		54.57	2/17/2027	—		—	—		—
	13,625	40,875	—		67.26	2/16/2028	—		—	—		—
	—	90,600	—		32.57	2/21/2029	—		—	—		—

ALKERMES PLC  2020 Proxy Statement 87

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)(3)		(h)(9)	(i)		(j)(9)
Craig C. Hopkinson	—	—	—	—	—	2,500	(8)	51,000	—		—
	—	—	—	—	—	10,125	(6)	206,550	—		—
	—	—	—	—	—	27,500	(7)	561,000	—		—
	—	—	—	—	—	—		—	4,000	(10)	81,600
	40,000	40,000	—	59.57	6/17/2027	—		—	—		—
	13,625	40,875	—	67.26	2/16/2028	—		—	—		—
	—	106,700	—	32.57	2/21/2029	—		—	—		—
David J. Gaffin	—	—	—	—	—	2,250	(4)	45,900	—		—
	—	—	—	—	—	5,000	(5)	102,000	—		—
	—	—	—	—	—	10,125	(6)	206,550	—		—
	—	—	—	—	—	27,500	(7)	561,000	—		—
	—	—	—	—	—	—		—	5,500	(10)	112,200
	3,000	—	—	11.74	5/17/2020			—	—		—
	2,250	—	—	18.11	5/20/2021	—		—	—		—
	41,000	—	—	16.55	5/21/2022	—		—	—		—
	30,000	—	—	33.72	5/28/2023	—		—	—		—
	25,000	—	—	47.16	3/3/2024	—		—	—		—
	17,750	—	—	71.23	2/26/2025	—		—	—		—
	27,000	9,000	—	32.27	2/28/2026	—		—	—		—
	20,000	20,000	—	54.57	2/17/2027	—		—	—		—
	13,625	40,875	—	67.26	2/16/2028	—		—	—		—
	—	106,700	—	32.57	2/21/2029	—		—	—		—
Michael J. Landine	—	—	—	—	—	4,500	(4)	91,800	—		—
	—	—	—	—	—	6,000	(5)	122,400	—		—
	—	—	—	—	—	10,125	(6)	206,550	—		—
	—	—	—	—	—	23,300	(7)	475,320	—		—
	—	—	—	—	—	—		—	5,500	(10)	112,200
	93,000	—	—	11.74	5/17/2020	—		—	—		—
	100,000	—	—	18.11	5/20/2021	—		—	—		—
	100,000	—	—	16.55	5/21/2022	—		—	—		—
	70,000	—	—	33.72	5/28/2023	—		—	—		—
	50,000	—	—	47.16	3/3/2024	—		—	—		—
	44,000	—	—	71.23	2/26/2025	—		—	—		—
	57,000	19,000	—	32.27	2/28/2026	—		—	—		—
	25,000	25,000	—	54.57	2/17/2027	—		—	—		—
	13,625	40,875	—	67.26	2/16/2028	—		—	—		—
	—	90,600	—	32.57	2/21/2029	—		—	—		—

ALKERMES PLC  2020 Proxy Statement 88

Notes to Outstanding Equity Awards Table

(1)

Grant date of all stock options is ten years prior to the option expiration date (column (f)). With the exception of the amounts in column (d), all stock options vest ratably in 25% increments on the first four anniversaries of the grant date.

(2)	Stock options expire ten years from the grant date.
(3)

The time-vesting restricted stock unit awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date. No dividend equivalents are paid on restricted stock unit awards. In the event that an individual’s employment or other service relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the stock plan under which the award was granted), restricted stock unit awards are forfeited on the date of termination.

(4)	Time-vesting restricted stock unit awards granted on February 29, 2016 under the 2011 Plan.
(5)	Time-vesting restricted stock unit awards granted on February 17, 2017 under the 2011 Plan.
(6)	Time-vesting restricted stock unit awards granted on February 16, 2018 under the 2011 Plan.
(7)	Time-vesting restricted stock unit awards granted on February 21, 2019 under the 2018 Plan.
(8)	Time-vesting restricted stock unit award granted on June 7, 2017 under the 2011 Plan.
(9)	Market value is based on the closing price of our ordinary shares on December 31, 2019 as reported by Nasdaq, which was $20.40.
(10)

Performance-vesting restricted stock unit awards granted on February 17, 2017 under the 2011 Plan with the following performance criteria: (i) FDA approval of the NDA for ALKS 5461, (ii) the achievement of the pre-specified primary efficacy endpoints in each of two phase 3 studies of ALKS 3831, and (iii) revenues equal to or greater than a pre-specified amount for the year ending December 31, 2019. The specified performance target for these performance-vesting restricted stock unit awards was achievement during the performance period, which was three years from the date of grant, of any two of these three performance criteria, and the maximum payout for these performance-vesting restricted stock unit awards was achievement during the performance period of all three of these performance criteria. In December 2018, the Compensation Committee acknowledged that the performance criteria relating to the ALKS 3831 phase 3 studies had been achieved, representing achievement of 50% of the specified performance target. Shares amounts listed in the table are as of December 31, 2019 and represent the two remaining milestones that had not yet been achieved as of such date. The performance period for these awards expired in February 2020 and, as of such date, neither had been achieved. No dividend equivalents are paid on restricted stock unit awards. In the event that an individual’s employment or other service relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the stock plan under which the award was granted), performance-vesting restricted stock unit awards are forfeited on the date of termination.

(11)

Represents performance- and time-vesting stock options that in order to vest require the achievement of a greater than 50% increase in the Company’s share price from their grant date value for 30 consecutive trading days, and once that performance condition is met, remain subject to time-based vesting in equal annual installments over four years commencing on the first anniversary of the grant date.

ALKERMES PLC  2020 Proxy Statement 89

2019 Option Exercises and Stock Vested

The following table presents information regarding option exercises and vesting of restricted stock unit awards for each named executive officer during 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Richard F. Pops	720,000	10,299,180	54,375	1,816,413
James M. Frates	20,000	211,200	13,500	451,463
James A. Robinson	—	—	6,250	224,313
Craig C. Hopkinson	—	—	4,625	138,360
David J. Gaffin	7,000	127,369	9,225	305,975
Michael J. Landine	105,000	1,831,292	13,500	451,463

2019 Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

2019 Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans or defined contribution plans maintained by us.

Potential Payments upon Termination or Change in Control

If, during the term of a named executive officer’s employment agreement with us, we terminate such named executive officer’s employment without “cause” or such named executive officer terminates his employment for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he must perform his employment) and such named executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four-month period, we will pay an amount equal to two times the sum of (i) his current base salary, plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding years, and will provide for continued participation in our health benefit plans during such twenty-four-month period; and to Messrs. Frates, Gaffin, Landine and Dr. Hopkinson, over a twelve-month period, we will pay an amount equal to the sum of (i) his current base salary plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding years, and will provide for continued participation in our health benefit plans during such twelve-month period.

Under the employment agreements with our named executive officers, in the event of a change in control, each named executive officer would be entitled to continue his employment with us for a period of two years following the change in control. If, during this two-year period, the employment of such named executive officer is terminated without “cause” or if such named executive officer terminates his employment for “good reason,” such executive officer shall be paid a pro-rata amount of his annual cash incentive compensation (based upon the average of such executive officer’s annual cash incentive compensation for the prior two years) for the year in which the termination occurs. Additionally, he will receive a lump sum payment equal to: for Mr. Pops two times; and for Messrs. Frates, Gaffin, Landine and Dr. Hopkinson, one and one-half times, the sum of his then-base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual cash incentive compensation received for the two immediately preceding years. Messrs. Pops, Frates, Gaffin, Landine and Dr. Hopkinson will also be entitled to continued participation in our health benefit plans: for Mr. Pops, for a period of two years following the date of

ALKERMES PLC  2020 Proxy Statement 90

termination; and for Messrs. Frates, Gaffin, Landine and Dr. Hopkinson, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if such executive officer is terminated without “cause” or if such executive officer terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the named executive officer. Messrs. Pops, Frates and Landine are also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Code. In 2009, we discontinued providing such gross-up payments to newly hired employees. On this basis, Mr. Gaffin and Dr. Hopkinson are not entitled to a gross-up payment in the event of a change in control.

Under the terms of our 2011 Plan and our 2018 Plan, the Administrator has the authority to determine the conditions under which any award under the 2011 Plan or the 2018 Plan, as applicable, will become exercisable in the event of a change in control at the time of grant of such award. Upon a change in control of our Company, all currently outstanding stock options become exercisable, time-vesting stock awards currently outstanding vest immediately, and performance-vesting restricted stock unit awards may become vested and nonforfeitable in the Administrator’s discretion.

ALKERMES PLC  2020 Proxy Statement 91

Potential Post-Termination Payments

The following table summarizes the potential payments to our named executive officers under various termination events. The table assumes that the triggering event occurred on December 31, 2019, the last business day of 2019, and the calculations use the closing price of our ordinary shares on December 31, 2019 as reported by Nasdaq, which was $20.40 per share.

Name and Payment Elements	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Not Following a Change in Control	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control
Richard F. Pops
Cash Compensation:
Severance	$4,341,148	$5,474,322
Equity Awards:
Stock Options and awards (1)	—	5,028,090
Benefits:
Health and Dental Insurance	44,789	44,789
Total	$4,385,937	$10,547,201

James M. Frates
Cash Compensation:
Severance	$859,592	$1,592,980
Equity Awards:
Stock Options and awards (1)	—	808,350
Benefits:
Health and Dental Insurance	22,296	33,444
Total	$881,888	$2,434,774

Craig C. Hopkinson
Cash Compensation:
Severance	$982,250	$1,834,625
Equity Awards:
Stock Options and awards (1)	—	900,150
Benefits:
Health and Dental Insurance	—	—
Total	$982,250	$2,734,775

David J. Gaffin
Cash Compensation:
Severance	$883,500	$1,658,750
Equity Awards:
Stock Options and awards (1)	—	1,027,650
Benefits:
Health and Dental Insurance	22,394	33,591
Total	$905,894	$2,719,991

Michael J. Landine
Cash Compensation:
Severance	$771,366	$1,429,414
Equity Awards:
Stock Options and awards (1)	—	1,008,270
Benefits:
Health and Dental Insurance	15,242	22,864
Total	$786,608	$2,460,548

Notes to Post-Termination Payments Table

(1)

This amount represents the value of unvested time-vesting restricted stock unit awards and the unvested portion of the target grant amount of performance-vesting restricted stock unit awards, in each case valued at $20.40 per share. At December 31, 2019, there were no outstanding unvested stock options that had an exercise price less than $20.40 per share.

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Pay Ratio

For 2019, the annual total compensation for our CEO, including the value of employer paid health care benefits, as discussed below, was $14,659,541 and for our median employee was $177,189 (also including the value of employer paid health care benefits), resulting in a pay ratio of approximately 83 to 1.

The annual total compensation for our CEO in the pay ratio disclosure differs from the annual total compensation amounts reflected in the Summary Compensation Table (on page 83 of this proxy statement) because we included the value of employer paid health care benefits (estimated for our CEO and eligible dependents at $21,058), in order to produce a more representative disclosure of our employees’ compensation. We also added the value of employer paid health care benefits to the median compensated employee’s compensation for purposes of this pay ratio disclosure. The annual total compensation for our median compensated employee does not represent an average of the compensation paid to our employees, but rather it is the compensation paid to the particular employee identified as our median employee.

We identified the median employee for 2019 by (i) aggregating for each applicable employee (A) base salary as of October 1, 2019 (or wages multiplied by annual work schedule, for hourly employees), (B) the target bonus for 2019 and (C) the estimated fair value of any equity awards granted during 2019, and (ii) ranking this annual compensation measure for our employees from lowest to highest.

This calculation was performed for 2,458 individuals, excluding our CEO, who were employed by us on October 1, 2019, whether employed on a full-time or part-time basis. In order to present a more accurate representation of comparative annual compensation, we annualized compensation for any permanent employees that were only employed for part of 2019, and converted amounts paid in a currency other than U.S. dollars to U.S. dollars based on the average year-to-date exchange rate on October 1, 2019. No employees located in jurisdictions outside of the U.S. were excluded from the calculation under the regulation’s de minimis exemption.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Rule”). In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with the Rule, this information should not be used as a basis for comparison between different companies.

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Certain Relationships and Related Person Transactions

Policies and Procedures Concerning Related Person Transactions

The Audit and Risk Committee, pursuant to its written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website at http://investor.alkermes.com, is responsible for reviewing all transactions with related persons, including transactions that would be required to be disclosed in this proxy statement in accordance with SEC rules.

At the end of each calendar quarter, we ask all of our directors and executive officers to disclose a list of their “related parties”; this practice is not pursuant to a written policy or procedure. Related parties are defined as any public, private, for profit, or non-profit company or organization of which they or their immediate family is an officer, director or 10% or greater shareholder. All reported “related parties” are sent to our Finance department, which checks them against transactions of the Company in that prior quarter. At each Audit and Risk Committee meeting held to review our quarterly financial results, any transactions between a reported related party and the Company are reported to the Audit and Risk Committee for its review and, if deemed appropriate by the Audit and Risk Committee in its sole discretion, approval.

In addition, under our Code of Business Conduct and Ethics, each of our directors, officers and employees is required to promptly disclose any matter that he or she believes might raise doubt regarding his or her ability to act objectively and in the Company’s best interest and, in certain circumstances, receive approval for such matters, as described in our Code of Business Conduct and Ethics. Under our Articles of Association and in accordance with the Companies Act, each of our directors is required to declare to the Board any interest that he or she has, whether direct or indirect, in any contract, transaction or arrangement or any proposed contract, transaction or arrangement with the Company.

Since January 1, 2019, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2019 about:

•	the number of ordinary shares subject to issuance upon exercise of outstanding options and vesting of restricted stock units under plans adopted by us;
•	the weighted-average exercise price of outstanding options under plans adopted by us; and
•	the number of ordinary shares available for future issuance under our then-active plans: the 2018 Plan and the 2011 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	15,235,845	$40.34	10,566,772
Equity compensation plans not approved by security holders	—	—	—
(1)

This excludes 3,744,800 ordinary shares issued as time-vesting restricted stock unit awards and 543,554 ordinary shares issued as performance-vesting restricted stock unit awards, all of which are subject to forfeiture until such awards vest in full.

(2)

Represents the weighted-average exercise price of our outstanding stock options under our equity compensation plans. This does not include outstanding restricted stock unit awards under our equity compensation plans as such awards do not have an exercise price.

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Other Information

Other Business

The Board does not intend to present at the Annual Meeting any business other than that set forth in this proxy statement. If any other matter is presented at the Annual Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know a reasonable time before this solicitation would be presented, and if permitted as a matter of Irish law, the persons named in the accompanying proxy card will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

Independent Auditor and Accounting Firm

PwC, our independent auditor and accounting firm, audited the consolidated financial statements of the Company for 2019. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder Proposals for the Company’s 2021 Annual General Meeting of Shareholders

In accordance with the rules established by the SEC, our shareholders may submit proposals on matters appropriate for shareholder action at meetings in accordance with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 Annual General Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than December 4, 2020. However, if our 2021 Annual General Meeting of Shareholders is changed by more than 30 days from the first anniversary of the Annual Meeting, then the deadline will be a reasonable time prior to the time that we begin to print and mail proxy materials for our 2021 Annual General Meeting of Shareholders. Such proposals should be sent to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576. In addition to the requirements as to form and substance established by the SEC and our Articles of Association, shareholder proposals must be a proper subject for shareholder action under Irish law to be included in our proxy materials.

Pursuant to our Articles of Association, nominations by our shareholders of persons to be elected to our board of directors at our 2021 Annual General Meeting of Shareholders must be in writing and received by our Secretary not later than the close of business on December 4, 2020 nor earlier than October 5, 2020; provided, however, that in the event that the date of our 2021 Annual General Meeting of Shareholders is changed by more than 30 days from the first anniversary date of the Annual Meeting, notice must be delivered no earlier than 180 days prior to nor later than 120 days prior to our 2021 Annual General Meeting of Shareholders or, if later, the 10th day following the day on which public announcement of the date of our 2021 Annual General Meeting of Shareholders is first made.

Expenses and Solicitation

The costs of proxy solicitation, including expenses relating to the preparation and mailing of this proxy statement, will be borne by Alkermes. We have retained Alliance Advisors, LLC to assist us in the solicitation of proxies at an estimated cost of approximately $11,000. Alkermes may also request brokers, banks and other securities intermediaries to solicit proxies from their customers who have ordinary shares of Alkermes registered in the name of such broker, bank or other securities intermediary and if so, will reimburse such brokers, banks and other securities intermediaries for their reasonable out-of-pocket costs related to such solicitation. Proxies may also be solicited by our directors, officers or employees, whether in person, by mail, by telephone or by email or other electronic means. Our directors, officers and employees will not receive any additional compensation for such solicitation efforts.

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Presentation of Irish Statutory Financial Statements

The Company’s Irish statutory financial statements for the year ended December 31, 2019, including the reports of the directors and the independent auditor and accounting firm thereon, will be presented at the Annual Meeting in accordance with the requirements of the Companies Act. The Company’s Irish statutory financial statements will be approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s Irish statutory financial statements, including the related reports thereon, will be available no later than April 27, 2020 on the Annual Reports page of the Investors section of our website at http://investor.alkermes.com. Shareholders may also request a printed copy of such statements and reports free of charge, by writing to the Company’s Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

Registered and Principal Executive Offices

The registered and principal executive offices of Alkermes plc are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576. The telephone number there is +353 1 772‑8000.

United States Securities and Exchange Commission Reports

Copies of our Annual Report, as filed with the SEC on February 13, 2020, are available to shareholders free of charge through the Investors section of our website at http://investor.alkermes.com or by writing to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

If you have requested a paper copy of our proxy materials, our Annual Report is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, only one copy of these documents will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing such address. The Company will deliver promptly a separate copy of such documents to any shareholder who writes or calls the Company at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary, +353 1 772‑8000. If you or your household is receiving multiple copies of such documents and you wish to request delivery of a single copy, you may send a written request to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

ALKERMES PLC  2020 Proxy Statement 97

APPENDIX A

ALKERMES plc

2018 Stock Option and Incentive Plan, as amended

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Alkermes plc 2018 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and consultants of Alkermes plc, an Irish public limited company (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company and its Subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer alignment of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's and its Subsidiaries' behalf and strengthening their desire to remain with the Company and its Subsidiaries.

The following terms shall be defined as set forth below:

“2008 Plan” means the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, as amended.

“2011 Plan” means the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

“2011 Plan Available Shares” means any Shares remaining available for grant under the 2011 Plan as of the 2020 Annual Meeting (which Shares, as of the 2020 Annual Meeting, shall cease to be available for grant under the 2011 Plan and shall become available for issuance pursuant to Awards under this Plan).

“2020 Annual Meeting” means the 2020 Annual General Meeting of Shareholders of the Company.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Companies Act” means the Irish Companies Act 2014, all enactments which are to be read as one, or construed or read together as one with the Irish Companies Act 2014 and every statutory modification or reenactment thereof for the time being in force.

“Effective Date” means the date set forth in Section 18.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are admitted to quotation on the Nasdaq Global Select Market (“Nasdaq”) or another national securities exchange, the determination shall be made by reference to the closing price reported by Nasdaq or such other exchange for such date. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option" or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted pursuant to Section 10.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or a Subsidiary) that will be used to establish Performance Goals are the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, gross or net profit levels, operating margins, earnings (loss) per Share, sales or market shares, and any other measures of performance selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire Shares upon the attainment of specified Performance Goals.

“Prior Plans Returning Shares” means any Shares underlying any outstanding awards granted under the 2011 Plan or the 2008 Plan, in each case that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) from and after the 2020 Annual Meeting (which Shares, as and when they become Prior Plans Returning Shares, shall become available for issuance pursuant to Awards under this Plan, notwithstanding anything to the contrary in the terms of the 2011 Plan or the 2008 Plan).

ALKERMES PLC  2020 Proxy Statement  Appendix A-2

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit Award” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding Shares are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Shares to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per Share pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Share” or “Shares” means the ordinary shares, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means a right to receive the appreciation on Shares granted pursuant to Section 5.

“Subsidiary” means any corporation or other entity in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any subsidiary corporation of the Company, within the meaning of Section 424 of the Code.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan.    The Plan shall be administered by the Administrator.

(b)Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of Shares to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

(v)subject to the provisions of Sections 5(a)(iii), 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised; and

ALKERMES PLC  2020 Proxy Statement  Appendix A-3

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company, Subsidiaries and Plan grantees.

(c)Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator's authority and duties with respect to the granting of Awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of the Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, in the case of Stock Options and Stock Appreciation Rights, and the vesting criteria for the Award. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificates.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification.    Subject to Section 235 of the Companies Act, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Shares Issuable.    The maximum number of Shares reserved and available for issuance under the Plan shall be equal to the sum of: (i) 19,600,000 Shares; (ii) the 2011 Plan Available Shares; and (iii) the Prior Plans Returning Shares, as such Shares become available from time to time. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) shall be added back to the number of Shares available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or Stock Appreciation Right or settlement of an Award to cover the exercise price or tax withholding shall not be added back to the number of Shares available for issuance under the Plan. In addition, upon net exercise of Options, the gross number of Shares exercised

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shall be deducted from the total number of Shares available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options and Stock Appreciation Rights shall not be added to the number of Shares available for issuance under the Plan. In the event that a Stock Appreciation Right is settled in Shares, the gross number of Shares subject to the Stock Appreciation Right shall be deducted from the total number of Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 29,600,000 Shares may be issued in the form of Incentive Stock Options. The Shares issued under the Plan may be issued from treasury or otherwise.

(b)Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or Stock Appreciation Right) shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award of 1.8 Shares for each such Share actually subject to the Award and shall be treated similarly if added back to the number of Shares available for issuance when forfeited, canceled, repurchased or otherwise terminated as provided in Section 3(a). Any Prior Plans Returning Share subject to a full value award (i.e., an award other than a stock option or stock appreciation right with respect to which the exercise price is at least 100% of the fair market value of the shares subject to such stock option or stock appreciation right on the date of grant) shall be added to the number of Shares available for issuance under Section 3(a) as 1.8 Shares. The grant of an Option or Stock Appreciation Right shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award for one Share for each such Share actually subject to the Award and shall be treated similarly if added back to the number of Shares available for issuance when forfeited, canceled, repurchased or otherwise terminated as provided in Section 3(a). Any Prior Plans Returning Share subject to a stock option or stock appreciation right with respect to which the exercise price is at least 100% of the fair market value of the shares subject to such stock option or stock appreciation right on the date of grant shall be added to the number of Shares available for issuance under Section 3(a) as one Share.

(c)Changes in Shares.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company's capital shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Restricted Stock Award, and (iv) the price for each Share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Shares subject to the Stock Option or Stock Appreciation Right) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

(d)Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the

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successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Company shall make or provide for a cash payment to the grantees holding Options or Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options or Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options or Stock Appreciation Rights.

(e)Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or consultants of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the Share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Any Stock Option or Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)Grant of Stock Options and Stock Appreciation Rights.    The Administrator in its discretion may grant Stock Options and Stock Appreciation Rights to eligible employees, Non-Employee Directors, and consultants of the Company or any Subsidiary. Stock Options and Stock Appreciation Rights granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. If the Administrator so determines, Stock Options and Stock Appreciation Rights may be granted in lieu of cash compensation at the grantee's election, subject to such terms and conditions as the Administrator may establish. Each Stock Appreciation Right will be denominated in Share equivalents.

(i)Exercise Price.    The exercise price per Share covered by a Stock Option or Stock Appreciation Right granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per Share of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)Term and Termination.    The term of each Stock Option and Stock Appreciation Right shall be fixed by the Administrator, but no Stock Option or Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Option or Stock Appreciation Right is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason (including if a

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Subsidiary ceases to be a Subsidiary of the Company), the portion of each Stock Option and Stock Appreciation Right held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options and Stock Appreciation Rights until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(iii)Exercisability; Rights of a Shareholder.    Stock Options and Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date, provided they shall not be exercisable for a period of not less than one year from the date of grant. A grantee shall have the rights of a shareholder only as to Shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee's death, disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Stock Option or Stock Appreciation Right at any time.

(iv)Method of Exercise for Stock Options.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company's delegate, specifying the number of Shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of Shares issuable upon such exercise, based, in each case, on the Fair Market Value of the Shares on the date of exercise. If the Administrator determines not to use the above payment method or in the case of the exercise of Incentive Stock Options, then payment of the purchase price may be made by one or more of the following methods:

(A)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)Subject to the consent of the Administrator and on the basis of such form of surrender agreement as the Administrator may specify, through the delivery (or attestation to the ownership) of Shares owned by the optionee. Such surrendered Shares shall be valued at Fair Market Value on the exercise date; or

(C)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

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(v)Method of Exercise for Stock Appreciation Rights and Payment upon Exercise.    Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company's delegate, specifying the number of Shares to be exercised. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Share equivalents in which the grantee is vested under the Stock Appreciation Right, and with respect to which the grantee is exercising the Stock Appreciation Right on such date, over (B) the aggregate exercise price of the number of Share equivalents with respect to which the grantee is exercising the Stock Appreciation Right on such date. The appreciation distribution may be paid in Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Administrator and contained in the Stock Appreciation Right Award Certificate.

(vi)Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)Rights as a Shareholder.    Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Shares subject to the Restricted Stock Award and receipt of dividends (if any), subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Shares subject to the Restricted Stock Award shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Shares are vested as provided in Section 6(d) below, and (ii) certificated Shares subject to the Restricted Stock Award shall remain in the possession of the Company until such Shares are vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Notwithstanding anything herein to the contrary, any dividends paid by the Company during the vesting period of any Restricted Stock Award shall accrue and shall not be paid until the Shares subject to the Restricted Stock Award have vested and if any such Shares are forfeited, the grantee shall have no rights to any such accrued dividends.

(c)Restrictions.    Shares subject to a Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company), any Shares subject to a Restricted Stock Award that have not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Company or its Subsidiaries, be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Shares subject to a Restricted Stock Award that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

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(d)Vesting of Restricted Stock Awards.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock Award and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, the restriction period with respect to Restricted Stock Awards shall not be less than one year, and in the event any such Restricted Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Restricted Stock Award shall not be less than three years; provided, however, that after twelve months, any Restricted Stock Award with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be subject to the Restricted Stock Award and shall be deemed “vested”. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee's rights in any Shares subject to a Restricted Stock Award that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company) and such Shares shall be subject to the provisions of Section 6(c) above. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee's death, disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Restricted Stock Award at any time.

SECTION 7.	RESTRICTED STOCK UNIT AWARDS

(a)Nature of Restricted Stock Unit Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, the restriction period with respect to such Restricted Stock Unit Awards shall not be less than one year, and in the event any such Restricted Stock Unit Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Restricted Stock Unit Award shall not be less than three years; provided, however, that after twelve months, any Restricted Stock Unit Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the restriction period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of Shares. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee's death, disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Restricted Stock Unit Award at any time.

(b)Election to Receive Restricted Stock Unit Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of the Shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)Rights as a Shareholder.    A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine; provided that no payment of any such dividend equivalents shall be made unless and until such Restricted Stock Unit Award has vested, and if such Restricted Stock Unit Award is forfeited, the grantee shall have no right to such dividend equivalents.

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(d)Termination.    Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee's right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 8.	CASH-BASED AWARDS

Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Administrator determines. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 8, a grantee's right in all Cash-Based Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 9.	PERFORMANCE SHARE AWARDS

(a)Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the Performance Cycles (which, as defined above, shall not be less than 12 months), and such other limitations and conditions as the Administrator shall determine.

(b)Rights as a Shareholder.    A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the grantee under the Plan and not with respect to Shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive Shares under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 10.	PERFORMANCE-BASED AWARDS

(a)Performance-Based Awards.    Any grantee who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator (which, for clarification, shall not be less than 12 months). The Administrator shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle (which, as defined above, shall not be less than 12 months). Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company or the performance of a Subsidiary, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle to make adjustments deemed appropriate by the Administrator, including but not limited to, in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Subsidiaries, or the financial statements of the Company or its Subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Each Performance-Based Award shall comply with the provisions set forth below.

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(b)Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a grantee, the Administrator shall select the Performance Criteria for such grant and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different grantees.

(c)Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each grantee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a grantee if, in its sole judgment, such reduction or elimination is appropriate.

SECTION 11.	TRANSFERABILITY OF AWARDS

(a)Transferability.    Except as provided in Section 11(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action.    Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options and Stock Appreciation Rights to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c)Family Member.    For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 12.	TAX WITHHOLDING

(a)Payment by Grantee.    Each grantee shall pay to the Company or its Subsidiaries, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. federal, state or local taxes, and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Subsidiaries with respect to any Award. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

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(b)Payment in Shares.    In connection with its obligations to withhold any U.S. federal, state or local taxes, and non-U.S. or other taxes from amounts paid to grantees, the Company or its Subsidiaries may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Company shall have the right to reduce the number of Shares otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all such taxes as shall be required to be withheld by the Company or its Subsidiaries pursuant to any statute or other governmental regulation or ruling and paid to any U.S. federal, state or local, or non-U.S. taxing authority.

SECTION 13.	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or its Subsidiaries, as the case may be, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

(c)	the transfer in status from one eligibility category under Section 4 hereof to another category.
SECTION 15.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, or effect repricing through cancellation and re-grants or cancellation in exchange for cash or another Award. To the extent required under the rules of any securities exchange or market system on which the Shares are listed or any other applicable rules, or to the extent approval by shareholders is determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the shareholders of the Company entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d).

SECTION 16.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

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SECTION 17.	GENERAL PROVISIONS

(a)No Distribution.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

(b)Delivery of Share Certificates.    Share certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company or any Subsidiary, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with any U.S. federal, state or local or non-U.S. jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Shareholder Rights.    Until Shares are deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or Stock Appreciation Right or any other action by the grantee with respect to an Award; provided further that, to the extent the terms of any Award provide for the accrual of dividends, in no event shall any such dividends be paid until such Award has vested.

(d)Other Compensation Arrangements; No Employment Rights.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation plans or arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions.    Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

(f)Forfeiture of Awards.    The Awards granted hereunder to the executive officers of the Company are subject to the clawback policy of the Company in effect from time to time.

(g)Section 82 and Section 1043 of the Companies Act.    The Company and any Subsidiary incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 82 and Section 1043 of the Companies Act. Nothing in this Section 17(g) shall prohibit anything which may be done as contemplated by the Plan by a Subsidiary which is incorporated outside of Ireland.

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SECTION 18.	EFFECTIVE DATE OF PLAN

The Plan was approved by the Board on March 29, 2018. The Plan became effective upon approval by the holders of a majority of the votes cast at the 2018 Annual General Meeting of Shareholders of the Company. No grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date that the Plan was approved by the Board.

SECTION 19.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

SECTION 20.	DISPUTE RESOLUTION

All disputes and differences arising out of the Plan or otherwise in connection therewith may be referred by the Company to arbitration pursuant to the procedures set forth in the applicable grant agreement of any grantee so affected.

ALKERMES PLC  2020 Proxy Statement  Appendix A-14

ANNUAL GENERAL MEETING OF SHAREHOLDERS PROXY CARD – ALKERMES PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THEANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020 The undersigned shareholder of Alkermes plc (the “Company” or “Alkermes”) acknowledges receipt of the Notice of Annual General Meeting of Shareholders and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoints Iain M. Brown, James M. Frates, Richie Paul and Thomas Riordan, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual General Meeting of Shareholders of the Company to be held at the offices of Alkermes, located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, on May 20, 2020, at 12:00 PM, Irish Standard Time, and at any adjournment or postponement thereof, and to vote all such shares that the undersigned is entitled to vote at such Annual General Meeting of Shareholders or at any adjournment or postponement thereof, as stated on the reverse side. If the undersigned wishes to appoint as proxy any person other than Iain M. Brown, James M. Frates, Richie Paul and Thomas Riordan, the undersigned should contact the Company Secretary. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no instructions are specified, this proxy, if signed and dated and returned, will be voted “FOR” the election of each of the nominees for director named in proposal 1 and “FOR” proposals 2, 3 and 4. If any other business is properly presented at the Annual General Meeting of Shareholders or any adjournment of the Annual General Meeting of Shareholders, this proxy will be voted with respect to such business by the named proxies in their discretion. At the present time, the Board of Directors (the “Board”) knows of no other business to be presented at the Annual General Meeting of Shareholders. Should the undersigned be present and elect to vote at the Annual General Meeting of Shareholders or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Annual General Meeting of Shareholders of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect. (Continued, and to be marked, dated and signed, on the other side) Please sign and date this proxy card on the reverse and return it in the enclosed postage-paid envelope. ☐ ☐ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held May 20, 2020. Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://www.viewproxy.com/alkermes/2020. Special COVID-19 Notice: The Company intends to hold the Annual General Meeting of Shareholders in person at the Company’s offices as described in this proxy card. However, the Company is monitoring guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization and has implemented, and will continue to implement, the measures advised by the HSE to minimize the spread of COVID-19, including in respect of the Annual General Meeting of Shareholders. In the event that it is necessary for the Company to make alternative arrangements with respect to the date, location or format of the Annual General Meeting of Shareholders, the Company will announce details of the alternative arrangements as promptly as practicable on the Investor Events page of the Investors section of its website at http://investor.alkermes.com and will file details of such alternative arrangements with the U.S. Securities and Exchange Commission as additional proxy materials. Please monitor the Investors section of the Company’s website regularly, as circumstances may change at short notice.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ☐ ☐ PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. _________________________________________________________________ Signature _________________________________________________________________ Signature (if held jointly) Date: _____________________________________________________ , 2020 Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions provided. Completion of a form of proxy will not preclude a shareholder from attending and voting at the meeting in person. 1. To elect as Class III directors to serve for a three-year term: FOR AGAINST ABSTAIN 01 Shane M. Cooke o o o 02 Richard B. Gaynor, M.D. o o o 03 Paul J. Mitchell o o o 04 Richard F. Pops o o o 2. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers. 3. To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration. 4. To approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended. Internet and telephone voting is available until 4:59 AM, Irish Standard Time, on May 19, 2020 (11:59 PM, United States Eastern Daylight Time, on May 18, 2020). A proxy submitted by mail must be received by the Company by 4:59 AM, Irish Standard Time, on May 19, 2020 (11:59 PM, United States Eastern Daylight Time, on May 18, 2020). The Board recommends a vote FOR all director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4. I plan on attending the meeting o CONTROL NUMBER FOR AGAINST ABSTAIN o o o o o o o o o Use a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. x INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ALKS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Submit Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.